As filed with the Securities and Exchange Commission on July 24, 1998
                           Registration No. __________
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ______________________________

                                    PHC, INC.
                 (Name of small business issuer in its charter)

     Massachusetts                  8069                     04-2601571
 (State or jurisdiction      (Primary Standard             (IRS Employer
           of                    Industrial              Identification No.)
    incorporation or         Classification Code
     organization)                Number)

                                 200 Lake Street
                                    Suite 102
                                Peabody, MA 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 200 Lake Street
                                    Suite 102
                                Peabody, MA 01960
                                 (978) 536-2777
     (Address of principal place of business or intended principal place of business)


                                 BRUCE A. SHEAR
                      President and Chief Executive Officer
                                    PHC, Inc.
                               200 Lake Street
                                  Suite 102
                              Peabody, MA 01960
                                 (978) 536-2777
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                ARNOLD WESTERMAN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PPLC
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6000

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


       CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

  Title of Each Class  Amounts     Proposed      Proposed       Amount of
    of Securities       to be       Maximum      Maximum      Registration
    to be            Registered(1) Offering      Aggregate        Fee(1)
    Registered                     Price Per     Offering
                                   Share (2)     Price (2)

Class A Common        2,211,491      $1.75      3,870,109         $840
Stock

(1) The number of shares of Common Stock covered by this Registration Statement includes, pursuant to rule 429, 627,207 shares of Common Stock previously registered in registration statement nos. 333-71418, 333-44045 and 333-2246 for which the filing fees were previously paid.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

                            ______________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                        ====================================
                                        Information    contained  herein   is
                                        subject to completion or amendment. A
                                        registration   statement  relating to
                                        these  securities has been filed with
                                        the     Securities    and    Exchange
                                        commission.   These   securities  may
                                        not be sold nor may  offers to buy be
                                        accepted   prior   to  the  time  the
                                        registration     statement    becomes
                                        effective.   This  prospectus   shall
                                        not  constitute  an  offer to sell or
                                        the  solicitation  of an offer to buy
                                        nor shall  there be any sale of these
                                        securities  in  any  State  in  which
                                        such  offer,   solicitation  or  sale
                                        would    be    unlawful    prior   to
                                        registration or  qualification  under
                                        the  securities   laws  of  any  such
                                       ====================================
                                                  PROSPECTUS

                                       2,211,491 Shares of  Class A  Common
                                       Stock of
                                                  PHC, INC.


                            PIONEER BEHAVIORAL HEALTH

     This Prospectus relates to the public offering that may be made from time to time of up to 2,211,491 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), by those persons who acquired such shares in connection with acquisitions or upon the exercise of warrants or conversion of Preferred Stock issued in connection with financings. See "Selling Security Holders."

     The shares offered pursuant to this Prospectus may be sold from time to time by the Selling Security Holders. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered pursuant to this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of such shares. See "Plan of Distribution."

     The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus other than on exercise of warrants to purchase shares of Common Stock. Any proceeds received by the Company will be added to working capital. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of such shares under the Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $62,500.

     The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

     The Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all (currently 3) of the remaining members of the Board of Directors. Subject to certain limitations, each share of the Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder. See "Description of Securities." The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock.") As of the date of this Prospectus, and without giving effect to the exercise of any options or warrants, the holders of Class A Common Stock own approximately 87.1% of the outstanding Common Stock and hold approximately 55.5% of the total voting power, and the holders of Class B Common Stock own approximately 12.9% of the outstanding Common Stock and hold approximately 44.5% of the total voting power. Bruce A. Shear, the President and Chief Executive Officer and a Director of the Company owns approximately 11.9% of the outstanding Common Stock and holds approximately 37.8% of the total voting power.

     The Class A Common Stock is traded on the NASDAQ SmallCap Market under the symbol PIHC. On July 10, 1998, the closing bid price of the Class A Common Stock was $ 1.75.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is ___________________________

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act" with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York, 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     A copy of the Company's Annual report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

     The Company intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of the Company with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                           FORWARD LOOKING STATEMENTS

     This registration statement contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements.

     Factors that may affect such forward-looking statements include, without limitations; the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, and changes in reimbursement rates, patient mix, and demand for the Company's services, negative cash flow, need for additional financing as a result of significant and increasing amounts of accounts receivable due in part to acquisitions and expansion and delays in reimbursement by third-party payors,
variable  patient  census, seasonality and  fluctuation  in quarterly   results
regulations, control of the Company by Bruce A. Shear, dependence upon attraction and retention of key personnel, potential staffing shortages, competition and reliance on kay clients.

     When used, words such as believes," "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise.

PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.

The Company

     PHC, Inc. (the "Company") is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric services. The Company currently operates two substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); and Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis") and eleven psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas;" North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area.

     The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming, and health services industries.

     Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

     In May, 1998 the Company closed Good Hope Center, a substance abuse treatment facility located in West Greenwich, Rhode Island ("Good Hope") and entered into an agreement terminating the lease for the facility. Under the agreement the Company is obligated to pay approximately $125,000. The Company estimates that it will incur aggregate costs of closing this facility, in addition to the lease agreement cost, of approximately $120,000. In June, 1998 the Company's sub acute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts was closed in a State Receivership action which was precipitated when the Company caused the owner of the Franvale facility, Quality Care Centers of Massachusetts, Inc., to institute a proceeding under Chapter 11 of the Federal Bankruptcy Code. All patients have been transferred from Franvale and the assets of the facility are being liquidated. The Company does not anticipate a negative impact as a result of the closing of this facility.

     The Company intends to limit its business operations to behavioral health and substance abuse facilities providing services to particular markets through customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment opportunities. The integrated nature of the Company's psychiatric programs, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors.

     The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare" and "Pioneer Behavioral Health." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

     Unless the context otherwise requires, references in this Prospectus to "Pioneer" and the "Company" mean PHC, Inc. and its subsidiaries. The Company's executive offices are located at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 and its telephone number is (978) 536-2777.

The Offering


     Securities Offered:... 2,211,491 shares of Class A Common Stock. See "Description of Securities."). The number of shares of Common Stock covered by this Registration Statement includes, pursuant to rule 429, 627,207 shares of Common Stock previously registered in registration statement nos. 333-71418, 333-44045 and 333-2246.

     Securities Outstanding as of June 30, 1998 (1):

     Class A Common Stock 4,935,267 Class B Common Stock 727,328 Class C Common Stock 0 Preferred Stock 950

     NASDAQ Symbol                  Common Stock:                    PIHC


     Use of Proceeds. The Company will only receive proceeds from the exercise of warrants and will use such proceeds, if any, as working capital.

     Risk Factors. An investment in these securities involves a high degree of risk. Prospective purchasers should carefully review the factors set forth under "Risk Factors."

     (1) Unless otherwise indicated, the information in this Prospectus does not give effect to (i) 3,334,710 shares of Class A Common Stock issuable upon the exercise of outstanding warrants, (ii) 312,550 shares of Class A Common Stock issuable upon the exercise of the Unit Purchase Option and attached warrants,
(iii) 600,000 shares issuable upon the exercise of options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), and
(iv) an indeterminable number of shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets are achieved. See "Note K" and "Note L" of the accompanying Financial Statements and "Selling Security Holders" for additional information.

                              Summary Consolidated
                                 Financial Data

                               Nine Months Ended
                                  March 31,              Year Ended June
                                                               30,
                                1998       1997           1997        1996
                              ----------------------------------------------
Statements of Operations
Data:
Revenue..................     $16,148,430 $15,694,971  $21,927,655  $16,758,836
Operating expenses.......      16,748,046  14,765,648   21,887,070   16,187,596
Income (loss) from               (599,616)    929,323       40,585      571,240
operations...............
Other expense............         466,113     475,056      724,182      158,884

Income (loss) from             (1,171,238)    424,267     (880,908)     631,517
continuing operations

Income (loss) from             (1,829,508)   (341,486)  (1,958,756)  (1,216,832)
discontinued operations

     Net income (loss)         (3,000,746)     82,781   (2,839,664)    (585,315)

Basic Earnings (Loss)per
common share:

    Continuing Operations            (.23)        .13        (.27)          .23
    Discontinued Operations          (.36)       (.11)       (.60)         (.45)

Total                                (.59)        .02        (.87)         (.22)

Basic Weighted average
number of

     shares outstanding          5,090,919  3,170,222    3,270,175    2,709,504

Diluted Earnings (loss)
per common share:
    Continuing Operations            (.23)        .09        (.27)          .18
    Discontinued Operations          (.36)       (.07)       (.60)         (.34)
Total                                (.59)        .02        (.87)         (.16)

Diluted Weighted average
number of shares outstanding     5,090,919   4,855,753  3,270,175     3,615,514


                                        As of  March
                                          31,1998
Balance Sheet Data:
Total assets......................     $20,716,982
Working capital...................      $3,605,006
Long-term obligations.............      $5,867,966
Stockholders' equity..............      $7,507,687

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

     Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable. The Company generated a loss of $3,000,746 during the first three fiscal quarter of 1998, a loss of $2,839,664 during fiscal year 1997 and a loss of $585,315 during fiscal year 1996. There can be no assurance that the Company will not incur additional losses in the future. As a result of significant losses in prior years, as of March 31, 1998 the Company had an accumulated deficit of $7,727,411. The Company experienced a significant increase in accounts receivable from $6,734,997, as of June 30, 1996 to $10,023,264 as of March 31, 1998 excluding accounts receivable due to Quality Care Centers of Mass, Inc. of $908,960 which is included in liabilities of discontinued operations. Primarily as a result of the losses noted above, in part due to a decline in census, and the increase in accounts receivable, the Company has had negative cash flow from operations in recent periods. Although the Company has entered into various accounts receivable funding facilities, there can be no assurance that the Company will be able to obtain any additional required financing on terms acceptable to the Company. The inability to obtain needed financing could have a material adverse effect on the Company's financial condition, operations and business prospects and there can be no assurance that the Company will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

     Lack of Access to Capital to Achieve Acquisition Strategy. The Company intends to expand its operations through the acquisition or establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. The Company's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable." If the Company is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit the Company's growth.

     Reimbursement by Third-Party Payors; Significant and Increasing Accounts Receivable; Concentration of a Receivable; Change in Service Mix. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of the Company's revenues could significantly alter the profitability of the Company's operations. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations. In addition, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse and psychiatric to long-term care could have a material adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that the Company can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit the Company to profitably provide substance abuse treatment and long-term and subacute health care, the Company's business would be materially adversely affected. Ten percent of revenues from continuing operations for the quarter ended March 31, 1998 was related to Government Payors. This amount excludes revenue from Franvale Nursing and Rehabilitation Center, the long term care facility, which is reported as discontinued operations. In addition, there can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

     The Company had substantial receivables from Medicaid and Medicare of approximately $946,000, excluding discontinued operations, at March 31, 1998, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

     A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. On May 31, 1998 the Company closed its Rhode Island facility which has lost approximately $85,000 per month over the last nine months due to the cost involved in operating in the heavy managed care environment of Rhode Island. The Company has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse the Company for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

     Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on the Company's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, the Company experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects the Company's working capital condition. The Company's accounts receivable (net of allowance for bad debts) were $10,023,264 at March 31, 1998, compared with $9,671,763 at June 30, 1997 and $6,734,997 at June 30, 1996
excluding discontinued operations. Those changes are due primarily to an increase in patient census in connection with acquisitions. If the Company expands, the Company will be required to seek payment from a larger number of payors and the amount of the Company's accounts receivable will likely increase. In the June 30, 1997 year end detailed review of the Company's allowance for doubtful accounts, the reserve was deemed to be inadequate to cover future potential bad debt and was adjusted accordingly. This adjustment resulted in an increase in allowance for doubtful accounts to $1,942,602 at June 30, 1997 from $1,059,774 at June 30, 1996 excluding discontinued operations. The Company further increased this allowance to $2,062,093 at March 31, 1998 in line with its more aggressive reserve policy. If the amount of receivables which eventually become uncollectible exceeds such allowance, the Company could be materially adversely affected. In addition, any decrease in the Company's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on the Company. See the Consolidated Financial Statements and notes related thereto included herein.

     As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of the Company's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in the Company's discretion and has been less than 5%.

     Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. Continued growth in the use of carve-out systems could materially adversely affect the Company to the extent the Company is not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

     Acquisition and Expansion Risks. The Company intends to expand its business through acquisition. The acquisitions will be in areas that will further support the integrated delivery system in markets that the Company currently services. There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities or, if it does, that the Company will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of the Company to acquire and develop additional facilities will depend on a number of factors beyond the control of the Company, including the availability of financing, the ability of the Company to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. Moreover, the attendant risks of expansion could have a material adverse effect on the
Company's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of the Company unless and until such facilities are fully integrated with the Company's other operations and become profitable.

     Variable Patient Census. The patient census at the Company's substance abuse and psychiatric facilities decreased from 63.4% to 58.8% occupancy from fiscal year 1996 to fiscal year 1997 and to 49.5% for the nine months ended March 31, 1998. There can be no assurance that the Company will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

     Blind Pool/Acquisition Program. The Company's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of the Company, in conjunction with other members of the Company's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), the Company may issue notes, common stock, preferred stock or other securities. Key employees of acquired companies may become employees of the Company and may hold management positions in the Company. The Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. The Company intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of the Company and currently plans to acquire one or more substance abuse facilities and/or psychiatric facilities. There can be no assurance that the Company will be able to attract management to operate any additional facilities or, if the Company cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing any additional facilities.

     Seasonality and Fluctuation in Quarterly Results. The Company experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonality decline in revenue from the Company's substance abuse facilities during this period.

     Regulation. The Company and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by the Company, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of the Company's knowledge, all of the Company's existing facilities are currently in compliance with all material governmental requirements, there can be no assurance that the Company will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. The Company's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If the Company is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

     In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending over the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

     Control of the Company by Bruce A. Shear. The holders of the Company's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to the Company's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors. Assuming no exercise of any options or warrants and no conversion of any debentures or preferred stock, at May 31, 1998 the holders of the Class B Common Stock beneficially own 12.9% of the Company's Common Stock, but have 44.5% of the total voting power. Bruce A. Shear and his affiliates own and control 11.9% of the Common Stock, but hold 37.8% of the total voting power

     Dependence Upon Attraction and Retention of Key Personnel; Potential Staffing Shortages. The Company is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, the Company's President and Chief Executive Officer, Robert H. Boswell, the
Company's Executive Vice President and the other members of the Company's management. Although the Company has obtained key man insurance in the amount of $1,000,000 on the life of Mr. Shear, the loss of any key person would have a material adverse effect on the Company's business. In addition, the Company's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. The Company faces competition for such personnel from governmental agencies, health care providers and other companies. The Company has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which the Company conducts or proposes to conduct its business, such shortages could increase the Company's operating costs and limit its expansion opportunities. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if the Company acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing such additional facilities.

     Competition. The health care business is highly competitive and subject to excess capacity. The Company's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse, psychiatric services and subacute services and nursing home chains, many of which have substantially greater resources than the Company.

     Reliance on Key Clients. The Company has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of the Company's consolidated revenues, the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

     Possible Nasdaq Delisting. The Company has been informally advised by the staff of Nasdaq that an issuance of stock by the Company at a significant discount to market would likely result in a review by Nasdaq of the Company's continued listing. From time to time the company does issue stock at a discount to market. Although the Company believes that the pricing of the securities issued by the Company at a discount to market from time to time is not significant enough to result in a Nasdaq review of the Company's listing, there can be no assurance that Nasdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. The Company would oppose such action through all reasonable administrative and judicial means.

     Although the Company's Class A Common Stock is listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (iii) there be at least 100,000 shares in the Company's public float with a market value of at least $200,000, (iv) there be at least two active market makers in the Class A Common Stock and (v) the Company's Stock be held by at least 300 holders.

     Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that (i) for two of the last three years, the Company must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in the Company's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, the Company meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

     If the Company becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     Risk of  Low-Priced  Stocks;  Possible  Effect  of "Penny  Stock"  Rules on
Liquidity for the Company's Securities. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

     The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of July 10, 1998 the closing price of the Company's stock as reported on Nasdaq was $1.75. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. While the Company currently meets these criteria, there can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

     If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

     Dividends. The Company has not paid any cash dividends on common stock since its inception and does not anticipate paying cash dividends on common stock in the foreseeable future. The Company has a series of Preferred Stock outstanding which would preclude the Company from paying dividends on Common Stock until all Preferred Stock dividends have been paid.

     Possible Adverse Effects of Authorization of Preferred Stock. The Company's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of the Company. In May 1997 the Company issued 1,000 shares of Convertible Preferred Stock for $1,000,000. As of June 30, 1997 half of the Convertible Preferred Stock had been converted into 229,964 shares of Class A Common Stock. On August 20, 1997, 246,305 shares of Class A Common Stock were issued upon conversion of the remaining shares of Convertible Preferred Stock. In accordance with the Preferred Stock agreement, these shares were issued at a discount of $200,000 from fair market value which was reflected as additional dividend in the June 30, 1997 Financial Statements. On March 18, 1998 the Company issued 950 shares of Convertible Preferred Stock for $950,000, convertible for Class A Common Stock at 80% of the average closing bid price five days prior to the conversion date but not less than $1.88 or more than $3.50 per share, and Warrants to purchase 49,990 shares of the Company Class A Common Stock for $2 5/16 per share.

     Thin Float.  The average  weekly  trading  volume of the Company's  Class A
Common Stock for the period from July 1, 1997 to March 31, 1998 was 339,441 shares. There can be no assurance that the weekly trading volume will not remain at the same level or decline. As a result of the thin float in the Company's stock, a small number of transactions can result in significant swings in the market price of the Company's stock, and it may be difficult for stockholders to dispose of the Company's stock in a timely way at a desirable market price.

                                 DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock. While there are currently no restrictions on the Company's ability to pay dividends the Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                            MARKET FOR COMMON STOCK

     The following table sets forth, for the periods indicated, the high and low sale prices of the Company's Class A Common Stock, as reported on the Nasdaq SmallCap Market.

1995                                       High              Low
    First Quarter.......................   $ 6 3/4           $ 6
    Second Quarter......................   $ 6 1/2           $ 6
    Third Quarter.......................   $ 6 1/4           $ 5 1/8
    Fourth Quarter......................   $ 7 3/8           $ 5 1/8

1996
    First Quarter.......................   $ 7 3/4           $ 6 1/2
    Second Quarter......................   $ 7 3/8           $ 5 1/2
    Third Quarter.......................   $ 9 5/8           $ 5 1/4
    Fourth Quarter......................   $ 9 3/4           $ 7

1997
    First Quarter.......................   $ 9 5/8           $ 6 1/2
    Second Quarter......................   $ 7 1/8           $ 4 5/8
    Third Quarter.......................   $ 5 5/8           $ 1 3/4
    Fourth Quarter                         $ 4 3/8           $ 2 1/8

1998
    First Quarter.......................   $ 3 9/16          $ 2 1/4
    Second Quarter......................   $ 3               $ 1 7/8
    Third Quarter.......................   $ 2 13/16         $ 1 7/8
    Fourth Quarter......................   $ 2 7/16          $ 1 5/8

     On June 30, 1998, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $2.00. As of June 30, 1998, there were 449 holders of record of the Company's Class A Common Stock and 315 holders of record of the Company's Class B Common Stock.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus other than on exercise of warrants to purchase shares of Common Stock. Any proceeds received by the Company will be added to working capital.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998. This table should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus.

                                                            As of
                                                          March
                                                          31, 1998

Long-term debt, Including Current Maturities...........   $4,049,569
Stockholders' equity:
   Preferred Stock, $.01 par value; 1,000,000 shares
authorized; 950 shares issued and outstanding ..........          10
   Class A Common Stock; $.01 par value; 20,000,000
shares authorized; 4,932,303 shares issued(1)...........      49,323
   Class B Common Stock, $.01 par value; 2,000,000
shares authorized; 730,292 shares issued................       7,303

        Additional paid-in capital.....................   15,216,280
        Treasury Stock  8,656 common shares at cost....      (37,818)
         Accumulated deficit...........................   (7,727,411)
         Total stockholders' equity....................   7,507,687

Total capitalization...................................   $11,557,256


(1) Does not include: (i) 3,334,710 shares of Class A Common Stock issuable upon the exercise of outstanding warrants, (ii) 312,550 shares of Class A Common Stock issuable upon the exercise of the Unit Purchase Option and attached warrants, (iii) 600,000 shares issuable upon the exercise of options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), and (iv) an indeterminable number of shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets  are  achieved.  See  "Note  K"  and  "Note  L"  of  the  accompanying
Financial   Statements   and  "Selling   Security   Holders"  for   additional
information.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below for each of the two years ended June 30, 1997 and 1996 have been derived from the Company's consolidated financial statements, which have been audited by Richard A. Eisner & Company, LLP, independent auditors, as of June 30, 1997 and June 30, 1996. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.

                                Nine Months Ended
                                   March 31,             Year Ended June
                                                              30,
                                1998        1997          1997      1996
                              -------------------------------------------
Statements of Operations
Data:
Revenue..................   $16,148,430   $15,694,971  $21,927,655  $16,758,836
Operating expenses......     16,748,046    14,765,648   21,887,070   16,187,596
Income (loss) from             (599,616)      929,323       40,585      571,240
operations...............
Other expense............       466,113       475,056      724,182      158,884

Income (loss) from           (1,171,238)      424,267     (880,908)     631,517
continuing operations

Income (loss) from           (1,829,508)     (341,486)  (1,958,756)  (1,216,832)
discontinued operations

     Net income (loss)       (3,000,746)       82,781   (2,839,664)    (585,315)

Basic Earnings (Loss)per
share:

    Continuing Operations          (.23)          .13         (.27)         .23
    Discontinued Operations        (.36)         (.11)        (.60)        (.45)

Total                              (.59)          .02         (.87)        (.22)

Basic Weighted average
number of

     shares outstanding       5,090,919     3,170,222    3,270,175    2,709,504

Diluted Earnings (loss)
per share:
    Continuing Operations          (.23)          .09         (.27)         .18
    Discontinued Operations        (.36)         (.07)        (.60)        (.34)
Total                              (.59)          .02         (.87)        (.16)

Diluted Weighted average
number of

     shares outstanding       5,090,919     4,855,753    3,270,175    3,615,514


                                     As of  March
                                       31,1998
Balance Sheet Data:
Total assets......................     $20,716,982
Working capital...................      $3,605,006
Long-term obligations.............      $5,867,966
Stockholders' equity..............      $7,507,687

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of the Company for the nine months ended March 31, 1998 and March 31, 1997 and the two years ended June 30, 1997. It should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes appearing elsewhere in this Prospectus.

Overview

The Company presently provides health care services through two substance abuse treatment centers, a psychiatric hospital and several outpatient psychiatric centers (collectively called "treatment facilities"). The profitability of the Company is largely dependent on the level of patient occupancy at these treatment facilities. The Company's administrative expenses do not vary greatly as a percentage of total revenue but the percentage tends to decrease slightly as revenue increases because of the fixed components of these expenses.

The healthcare industry is subject to extensive federal, state and local regulation governing, among other things, licensure and certification, conduct of operations, audit and retroactive adjustment of prior government billings and reimbursement In addition, there are ongoing debates and initiatives regarding the restructuring of the health care system in its entirety. The extent of any regulatory changes and their impact on the Company's business is unknown.

Results of Operations

Nine months  ended March 31,  1998  Compared to the nine months  ended March 31,
1997

Net patient care revenue increased 2.8% to $16,148,430 for the nine months ended March 31, 1998 from $15,694,971 for the nine months ended March 31, 1997. This increase in revenue is due to the acquisition of Pioneer Counseling of Virginia in January 1997. The Company recorded a loss from continuing operations of $1,171,238 for the nine months ended March 31, 1998 as compared to income from continuing operations of $424,267 for the nine months ended March 31, 1997. This loss is due in part to a decline in census in the chemical dependency facilities and an overall increase in provision for bad debts. Good Hope, the Company's chemical dependency facility in Rhode Island, continued to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. As a result of these continued losses the Company closed the facility on May 31, 1998. On May 27, 1998, PHC of Rhode Island, Inc. ("PHRI"), the operating Company of Good Hope Center, entered into an agreement with NMI Realty, ("NMI") the owners of the Good Hope Center real estate. This agreement releases PHRI from the remaining 16 years on the Good Hope Center property lease in exchange for approximately $35,000 of the PHRI net fixed assets and a total payment of approximately $125,000 over the next seven months.

PHRI will continue to incur some operating expenses over the next several months as a result of the costs related to the ongoing collection of Accounts Receivable. The closure of PHRI will eliminate approximately $65,000 in losses each month and further enhance the profitability of PHC.

In addition to the loss from continuing operations, the Company's long term care facility which is reported as discontinued operations recorded a loss of $1,829,508 for the nine months ended March 31, 1998 as compared to a net loss of $341,486 for the nine months ended March 31, 1997. The facility is currently in State Receivership while remaining patients are being transferred to other facilities. (See "State Receivership" Risk Factor).

Year ended June 30, 1997 Compared to Year ended June 30, 1996

The Company experienced a loss from continuing operations for fiscal year ended June 30, 1997. This is due to the losses incurred by Good Hope Center and a significant increase in reserve for bad debts. The environment the Company operates in today makes collection of receivables, particularly older receivables, more difficult than in previous years. Accordingly, the Company has recorded an increase in its accounts receivable reserve and has adopted a more stringent reserve policy going forward as well as instituting a more aggressive collection policy. A substantial portion of the increase in the reserve was recorded in the fourth fiscal quarter. The Company reviewed these adjustments to determine if some of the adjustments should have been made in prior fiscal quarters. The Company concluded that it is not possible to determine what adjustments, if any, should have been made in prior fiscal quarters of 1997 because the information on which the year-end analysis was based is not available on a quarterly basis. The Company has changed its internal systems to make such information available on a quarterly basis in the future and will analyze such data to determine the adequacy of its reserves for future quarterly financial statements which commenced with the quarter ended September 30, 1997.

     Total patient care revenue from all facilities increased 30.8% to $21,927,655 for the year ended June 30, 1997 from $16,758,836 for the year ended June 30, 1996. These revenue amounts include $1,757,763 and $1,081,864 respectively of Good Hope Center which was closed by the Company in May 1998. This revenue excludes revenues from the long term care facility which is reported as discontinued operations. This increase in revenue is due primarily to acquisitions.

     Total patient care expenses for all facilities increased 29.7% to $10,346,111 for the year ended June 30, 1997 from $7,974,811 for the year ended June 30, 1996. This increase in expenses is due primarily to acquisitions. Patient care expenses at the Company's long-term care facility increased to $4,090,673 for fiscal 1997 from $4,029,572 in fiscal 1996 (approximately 1.5%).

Liquidity and Capital Resources

     For the two fiscal years ended June 30, 1998, the Company met its cash flow needs through Accounts Receivable financing and by issuing a significant number of debt and equity securities as follows:

  DATE    TRANSACTION NUMBER    PROCEEDS  MATURITY     TERMS       STATUS
            TYPE        OF                  DATE
                      SHARES
  11/96  Warrant     25,000              10/7/2001    $2.00        outstanding
         issued as                                     exercise
         a payment                                     price as
         of commission                                 adjusted
         on Convertible                                7/97
         Debentures                                    issued
                                                       for
                                                       services
  11/96  Convertible           $3,125,000  12/31/98    7% Interest  Converted
         Debentures                                    per Yr.      8/97

  2/97   Warrant       3,000               2/18/2002   $2.80 per    outstanding
         issued in                                     1.25
         exchange                                      shares
         for Investor                                  adjusted
         Relations                                     for
         services                                      dilution
                                                       issued
                                                       for
                                                       services
  3/97   Warrant     160,000               3/31/2002   exercise     outstanding
         issued in                                     price
         exchange                                      $2.62
         for Investor                                  issued
         Relations                                     for
         services                                      services
  3/97   Warrant     150,000               3/31/2002   $2.00        outstanding
         issued in                                     exercise
         lieu of                                       price
         cash for a                                    issued
         penalty on                                    in lieu
         the late                                      of
         registration                                  payment
         of Convertible                                of
         Preferred Stock                               penalty
  5/97   Convertible   1,000   $1,000,000   05/31/99   6% Interest   Converted
         Preferred                                     per Yr.        6/97 thru
         Stock                                         convertible    8/97
                                                       at 80%
                                                       of 5 day
                                                       average
                                                       bid
                                                       price.
  6/97   Warrant     50,000               06/04/2002   exercise    outstanding
         issued in                                     price
         conjunction                                   $2.75
         the Private
         Placement of
         Convertible
         Preferred
         Stock 5/97
  9/97   Common     172,414   $   445,000   N/A        Issued      Common
         Stock                                         with        Stock Sold
                                                       warrants
                                                       at a
                                                       3.3%
                                                       discount
  9/97   Warrant    86,207                09/30/2002   exercise    outstanding
         issued in                                     price
         conjunction                                   $2.90
         the Private
         Placement of
         Convertible
         Preferred
         Stock
  9/97   Warrant   150,000                05/31/2002   exercise    outstanding
         issued in                                     price
         exchange                                      $2.50
         for cash and
         financial
         advisory
         services
  12/97  Mortgage              $  500,000 10/31/2001   Prime       outstanding
         advance                                       Plus 5%
  3/98   Warrant     3,000                03/10/2003   exercise    outstanding
         issued as                                     price
         a penalty                                     $2.90
         for late
         registration
         statement
         filing on
         the Private
         Placement
         of Common
         Stock
  3/98   HCFP Note             $  350,000   11/10/98   Prime       outstanding
                                            as         Plus 3.5%
                                            extended
  3/98   Warrants   52,500                03/10/2003   exercise    outstanding
         issued as                                     price
         additional                                    $2.38
         interest on
         3/98 debt
  7/98   Warrants   52,500                07/10/2003   exercise    outstanding
         issued as                                     price
         additional                                    $1.81
         interest on
         extension of
         3/98 debt
  3/98   Convertible   950     $  950,000 03/18/2000   6%          outstanding
         Preferred                                     Interest
         Stock                                         per Yr.
                                                       convertible
                                                       at 80%
                                                       of 5 day
                                                       average
                                                       bid
                                                       price.
  3/98   Warrants   49,990                03/18/2003   exercise    outstanding
         issued in                                     price
         connection                                    $2.31
         with the
         Private
         Placement of
         Convertible
         Preferred
         Stock 3/98

     A significant factor in the liquidity and cash flow of the Company is the timely collection of its accounts receivable. Accounts receivable from patient care increased 3.6% to $10,023,264 during the nine months ended March 31, 1998 from $9,671,763 at June 30, 1997 and 43.6% from $6,734,997 at June 30, 1996. The increase in accounts receivable is net of the sale of certain receivables to LINC Finance Corporation VIII (LINC). This increase in receivables is primarily due to increase in revenues from new acquisitions. The Company continues to closely monitor its accounts receivable balances and implement procedures and policies, including more aggressive collection techniques, to manage this receivables growth and keep it consistent with growth in revenues. In February 1998 the Company entered into an accounts receivable funding revolving credit agreement with Healthcare Financial Partners-Funding II, L.P. ("HCFP"), on behalf of five of its subsidiaries, which provides for funding of up to $4,000,000 based on outstanding receivables. The outstanding balance on this receivables financing on May 31, 1998 was approximately $1,450,000.

     The Company believes that it will meet future financing needs through the accounts receivable funding to sustain existing operations for the foreseeable future. The Company also intends to renew the expansion of its operations through the acquisition or establishment of additional treatment facilities after the close of Franvale is completed and the residual costs of Good Hope Center are final. The Company's expansion plans will be dependent upon obtaining adequate financing as opportunities arise.

                                    BUSINESS

Introduction

     PHC, Inc. (the "Company") is a national health care company specializing in behavioral healthcare which consists of treating substance abuse, including alcohol and drug dependency and related disorders, and providing psychiatric services. The Company currently operates two substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge")and Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"). The Company operates ten psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. BSC-NY, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries.

     Harbor Oaks Hospital, the Company's psychiatric hospital, provides psychiatric care to adults, adolescents and children and draws patients from the local population. This facility is also used as a mental health resource to complement its substance abuse facilities. Harmony Healthcare ("Harmony Healthcare") and Total Concept, EAP ("Total Concept") provide outpatient psychiatric treatment for adults, adolescents and children with a concentration of individuals in the gaming industry. BSC-NY, Inc. ("BSC") provides management and administrative services to Perlow Physicians, PC which provides psychiatric services under contract to over 35 psychotherapy and psychological practices in the greater New York City metropolitan area. Additionally, BSC provides billing and administrative services for the Company's Joint Venture with Lexington Healthcare Group, Inc., Behavioral Rehab Services of Connecticut, Inc. North Point - Pioneer, Inc. ("NPP") operates five outpatient psychiatric centers which provide psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. Pioneer Counseling of Virginia, Inc. ("PCV") is a physicians' practice specializing in the treatment of behavioral disorders in adults, adolescents and children in the Roanoke Valley, Virginia area.

     The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment. The integrated nature of the Company's psychiatric program, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors.

     In May, 1998 the Company closed Good Hope Center, a substance abuse treatment facility located in West Greenwich, Rhode Island ("Good Hope") and entered into an agreement terminating the lease for the facility. Under the agreement the Company is obligated to pay approximately $125,000. The Company estimates that it will incur aggregate costs of closing this facility, in addition to the lease agreement cost, of approximately $120,000. In June, 1998 the Company's sub acute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts was closed in a State Receivership action which was precipitated when the Company caused the owner of the Franvale facility, Quality Care Centers of Massachusetts, Inc., to institute a proceeding under Chapter 11 of the Federal Bankruptcy Code. All patients have been transferred from Franvale and the assets of the facility are being liquidated. The Company does not anticipate a negative impact as a result of the closing of this facility.

     The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare." and "Pioneer Behavioral Health". With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

     The Company intends to concentrate on owning and operating inpatient and outpatient substance abuse and psychiatric treatment facilities and to expand through the acquisition of new facilities.

PSYCHIATRIC SERVICES INDUSTRY

Substance Abuse Facilities

   Industry Background

   The demand for substance abuse treatment services increased rapidly in the last decade. The Company believes that the increased demand is related to clinical advances in the treatment of substance abuse, greater societal willingness to acknowledge the underlying problems as treatable illnesses, improved health insurance coverage for addictive disorders and chemical dependencies and governmental regulation which requires certain employers to provide information to employees about drug counseling and employee assistance programs.

   To contain costs associated with behavioral health issues, in the 1980's many private payors instituted managed care programs for reimbursement, which include pre-admission certification, case management or utilization review and limits on financial coverage or length of stay. These cost containment measures have encouraged outpatient care for behavioral problems, resulting in a shortening of the length of stay and revenue per day in inpatient substance abuse facilities. The Company believes that it has addressed these cost containment measures by specializing in treating relapse-prone patients with poor prognoses who have failed in other treatment settings. These patients require longer lengths of stay and come from a wide geographic area. The Company continues to develop alternatives to inpatient care including partial day and evening programs in addition to onsite and offsite outpatient programs.

   The Company believes that because of the apparent unmet need for certain intense clinical and medical services, its strategy has been successful despite national trends towards outpatient treatment, shorter inpatient stays and rigorous scrutiny by managed care organizations.

   The Company has been able to secure insurance reimbursement for longer-term inpatient treatment as a result of its success with poor
prognosis  patients.   The Company's  two  substance  abuse  facilities  work
together to refer patients to the center that best meets the patient's clinical and medical needs. Each facility caters to a slightly different patient population. Highland Ridge in Utah specializes in providing services to high-risk, relapse-prone chronic alcoholics and drug addicts. Mount Regis in Virginia specializes in the treatment of minority groups and dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders). The Company's clinicians often work directly with managers of employee assistance programs to select the best treatment facility possible for their clients.

   Each of the Company's facilities operates a case management program for each patient. This includes a clinical and financial evaluation of a patient's circumstances to determine the most cost-effective modality of care from among outpatient treatment, detoxification, inpatient, day care, specialized relapse treatment and others. In addition to any care provided at one of the Company's facilities, the case management program for each patient includes aftercare. Aftercare may be provided through the outpatient services provided by a facility. Alternatively, the Company may arrange for outpatient aftercare, as well as family and mental health services, through its numerous affiliations with clinicians located across the country once the patient is discharged.

   In general, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is less than 5%.

   The Company believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's workforce. For example, subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as The Drug Free Workplace Act) (the "Drug Free Workplace Act"), requires employers who are Federal contractors or Federal grant recipients to establish drug free awareness programs to inform employees about available drug counseling, rehabilitation and employee assistance programs and the consequences of drug abuse violations. In response to the Drug Free Workplace Act, many companies, including many major national corporations and transportation companies, have adopted policies that provide for treatment options prior to termination of employment.

   Although the Company does not provide federally approved mandated drug testing, the Company treats employees who have been referred to the Company as a result of compliance with the Drug Free Workplace Act, particularly from companies that are part of the gaming industry as well as safety sensitive industries such as railroads, airlines, trucking firms, oil and gas exploration companies, heavy equipment companies, manufacturing companies and health services.

   Highland Ridge

   Highland Ridge is a 34-bed alcohol and drug treatment hospital which the Company has been operating since 1984. It is the oldest free-standing substance abuse hospital in Utah. Highland Ridge is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and is licensed by the Utah Department of Health. Highland Ridge is recognized nationally for its excellence in treating substance abuse disorders.

Most patients are from Utah and surrounding states. Individuals typically access Highland Ridge's services through professional referrals, family members, employers, employee assistance programs or contracts between the Company and health maintenance organizations located in Utah.

Highland Ridge was the first private for-profit hospital to address specifically the special needs of chemically dependent women in Salt Lake County. In addition, Highland Ridge has contracted with Salt Lake County to provide medical detoxification services targeted to women. The hospital also operates a specialized continuing care support group to address the unique needs of women and minorities.

   A pre-admission evaluation, which involves an evaluation of psychological, cognitive and situational factors is completed for each prospective patient. In addition, each prospective patient is given a physical examination upon admission. Diagnostic tools, including those developed by the American Psychological Association, the American Society of Addiction Medicine and the Substance Abuse Subtle Screening Inventory are used to develop an individualized treatment plan for each client. The treatment regimen involves an interdisciplinary team which integrates the twelve-step principles of self-help organizations, medical detoxification, individual and group counseling, family therapy, psychological assessment, psychiatric support, stress management, dietary planning, vocational counseling and pastoral support. Highland Ridge also offers extensive aftercare assistance at programs strategically located in areas of client concentration throughout the United States. Highland Ridge maintains a comprehensive array of professional affiliations to meet the needs of discharged patients and other individuals not admitted to the hospital for treatment.

   Highland Ridge periodically conducts or participates in research projects. Highland Ridge was the site of a recent research project conducted by the University of Utah Medical School. The research explored the relationship between individual motivation and treatment outcomes. The research was regulated and reviewed by the Human Subjects Review Board of the University of Utah and was subject to federal standards that delineated the nature and scope of research involving human subjects. Highland Ridge benefited from this research by expanding its professional relationships within the medical school community and by applying the findings of the research to improve the quality of services the Company delivers.


SPECIALIZED TREATMENT SERVICE

In the spring of 1994, the Company began to operate a crisis hotline service under contract with a major transportation client. The hotline, Pioneer Development Support Services, or PDS2 ("PDS2"), is a national, 24-hour telephone service which supplements the services provided by the client's Employee Assistance Programs. The services provided include information, crisis intervention, critical incidents coordination, employee counselor support, client monitoring, case management and health promotion. The hotline is staffed by counselors who refer callers to the appropriate professional resources for assistance with personal problems. Five major transportation companies subscribed to these services as of June 30, 1997. This operation is physically located in Highland Ridge Hospital, but services are provided by staff dedicated to PDS2. PDS2 is currently operated by the parent entity, PHC, Inc.

   Mount Regis Center

Mount Regis is a 25-bed, free-standing alcohol and drug treatment center located in Salem, Virginia, near Roanoke. The center, which was acquired in 1987, is the oldest of its kind in the Roanoke Valley. Mount Regis is accredited by the JCAHO, and licensed by the Department of Mental Health, Mental Retardation and Substance Abuse Services of the Commonwealth of Virginia. In addition, Mount Regis operates Changes, a free standing outpatient clinic. The Changes clinic provides structured intensive outpatient treatment for patients who have been discharged from Mount Regis and for patients who do not need the formal structure of a residential treatment program. The program is licensed by the Commonwealth of Virginia and approved for reimbursement by major insurance carriers.

The programs at Mount Regis are designed to be sensitive to needs of women and minorities. The majority of Mount Regis clients are from Virginia and surrounding states. In addition, because of its relatively close proximity and accessibility to New York, Mount Regis has been able to attract an increasing number of referrals from New York-based labor unions. Mount Regis has established programs which allow the Company to better treat dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders), cocaine addiction and relapse-prone patients. The multi-disciplinary case management, aftercare and family programs are designed to prevent relapse.


General Psychiatric Facilities

   Introduction

   The Company believes that its proven ability to provide high quality, cost-effective care in the treatment of substance abuse will enable it to grow in the related behavioral health field of psychiatric treatment. The Company's main advantage is its ability to provide an integrated delivery system of inpatient and outpatient care. As a result of integration, the Company is better able to manage and track patients.

   The Company's inpatient psychiatry services are offered at Harbor Oaks. The Company currently operates five outpatient psychiatric facilities.

   The Company's philosophy at these facilities is to provide the most appropriate and efficacious care with the least restrictive modality of care. Case management is handled by an attending physician and a case manager with continuing oversight of the patient as the patient receives care in different locations or programs. The integrated delivery system allows for better patient tracking and follow-up, and fewer repeat procedures and therapeutic or diagnostic errors. Each new patient receives a thorough diagnostic write-up and a full history is taken. In addition, new patients also receive a full physical examination after which an individualized treatment program is designed which may include inpatient and/or outpatient treatment at one or more of the company's facilities.

   Patients are referred from managed health care organizations, state agencies, individual physicians and by patients themselves. The patient population at these facilities ranges from children as young as 5 years of age to senior citizens. The psychiatric facilities treat a larger percentage of female patients than the substance abuse facilities.

   Harbor Oaks

   Harbor Oaks Hospital is a 64 bed psychiatric hospital located in New Baltimore, Michigan, approximately 20 miles northeast of Detroit, which was acquired by the Company in September, 1994. Harbor Oaks Hospital is licensed by the Michigan Department of Commerce and is accredited by JCAHO. Harbor Oaks provides inpatient psychiatric care, partial hospitalization and outpatient treatment to children, adolescents and adults. Harbor Oaks Hospital has serviced clients from Macomb, Oakland and St. Clair Counties and has now expanded its coverage area to include Wayne, Sanilac and Livingston Counties.

   Until March, 1998, Harbor Oaks Hospital worked in conjunction with New Life Treatment Centers, Inc. ("New Life") to offer counseling programs with a traditional Christian philosophy on an inpatient and partial hospitalization basis. The contract with New Life had an initial term of two years commencing on July 25, 1995 and was terminated on May 22, 1998 by mutual agreement.

   The Company utilizes the Harbor Oaks facility as a mental health resource to complement its nationally focused substance abuse treatment programs. Harbor Oaks Hospital has a specialty program that treats substance abuse patients who have a coexisting psychiatric disorder. This program provides an integrated holistic approach to the treatment of individuals who have both substance abuse and psychiatric problems. The program is offered to both adults and adolescents.

   On February 10, 1997, Harbor Oaks Hospital opened an 8-bed adjudicated residential unit serving adolescents with a substance abuse problem and a co-existing mental disorder who have been adjudicated to have committed criminal acts and who have been referred or required to undergo psychiatric treatment by a court or family service agency. The patients in the program range from 13 to 18 years of age. The program provides patients with educational and recreational activities and adult life functioning skills as well as treatment. Typically, a patient is admitted to the unit for 30 days to six months, with a case review at six months to determine if additional treatment is required. On May 1, 1998 the State authorized the addition of four beds to the adjudicated residential unit and on June 26, 1998 the State authorized an additional eight beds for a total of 20 beds currently available in this unit.

   Harmony Healthcare

   Harmony Healthcare, located in Las Vegas, Nevada, provides outpatient psychiatric care to children, adolescents and adults in the local area. Harmony also operates employee assistance programs for railroads, health care companies and several large casino companies including Boyd Gaming Corporation, the MGM Grand, the Mirage and Treasure Island resorts with a rapid response program to provide immediate assistance 24 hours a day.

   Total Concept EAP

   Total Concept, an outpatient clinic located in Shawnee Mission, Kansas, provides psychiatric and substance abuse treatment to children, adolescents and adults and manages employee assistance programs for local businesses, gaming, railroads and managed health care companies.

   North Point-Pioneer, Inc.

   NPP consists of five psychiatric clinics in Michigan. The clinics provide outpatient psychiatric and substance abuse treatment to children, adolescents and adults operating under the name Pioneer Counseling Center. The five clinics are located in close proximity to the Harbor Oaks facility which provides more efficient integration of inpatient and outpatient services, a larger coverage area and the ability to share personnel which results in cost savings.

   Pioneer Counseling of Virginia, Inc.

   PCV provides outpatient psychiatric services to adults, adolescents and children through a physicians' practice in Roanoke, Virginia. PCV is 80% owned by the Company. The medical directors, who are employees of the Company, own the remaining 20%.


   BSC-NY, Inc.

   BSC provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. Additionally, BSC provides billing and administrative services for the Company's Joint Venture with Lexington Healthcare Group, Inc., Behavioral Rehab Services of Connecticut, Inc.

   Operating Statistics

     The following table reflects selected financial and statistical information for all psychiatric services.


                          Nine Months Ended         Year Ended June 30,
                              March 31,
                           1998        1997         1997         1996
Inpatient*
Net patient service
revenues                $9,013,937  $10,882,545   $13,557,703      $13,000,822
Net revenues per
patient day(1)          $      408  $      457    $       414      $       385
Average occupancy            52.3%       58.5%          58.8%            63.4%
rate(2)
Total number of
licensed beds
at end of
period                         172         172            172              172
Source of Revenues:

   Private(3)                86.1%       90.5%          91.6%            90.0%

 Government(4)               13.9%        9.5%           8.4%            10.0%

Partial
Hospitalization
and Outpatient

Net Revenues:*

   Individual
                        $5,337,916  $3,573,211     $5,629,760       $3,021,486
   Contract             $  597,563  $  523,093     $1,459,580       $  503,365

Sources of revenues:
   Private                   98.2%       97.7%          98.4%            93.9%
   Government                 1.8%        2.3%           1.6%             6.1%

   Other
   Psychiatric services

              PDSS(5)   $  554,031   $ 441,525    $   629,761       $  233,164

             Practice
           Management(6)$  644,983   $ 274,597    $   650,852

* Includes Good Hope Center revenue of:
    Inpatient           $  835,916  $1,016,297    $ 1,300,745       $2,119,052
    Outpatient          $  340,586  $  321,276    $   457,018       $  451,265

(1) Net revenues per patient day equals net patient service revenues divided by total patient days. (2) Average occupancy rates were obtained by dividing the total number of patient days in each period by the number of beds available in such period.
(3) Private pay percentage is the percentage of total patient revenue derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient revenue derived from the Medicare and Medicaid programs.
(5) PDSS, Pioneer Development and Support Services, provides clinical support, referrals management and professional services for a number of the Company's national contracts.
(6)  Practice Management revenue is produced through BSC-NY.

    Closed and Discontinued Operations

   Franvale

   On February 19, 1997,  the  Company's  Franvale  Nursing and  Rehabilitation
Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. After an appeal the fine was reduced to $90,545 in total. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the
Company received authority to admit new patients on a case by case basis. Previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale.

   On April 19, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected and the restrictions on Franvale's ability to admit patients were lifted.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in order to bring the facility into substantial compliance at the earliest possible date. The Company engaged Oasis Management Company ("Oasis") on November 1, 1996 to June 30, 1997 to provide management services to Franvale. The Company conducted an intensive staff review which resulted in a total reorganization. The present staff was provided with in-service training. The Company is continuing an extensive program of review to ensure that Franvale remains in compliance.

     On January 29, 1998, Franvale Nursing and Rehabilitation Center ("Franvale") was again cited for patient care and safety deficiencies by the Massachusetts Department of Public Health as a result of a routine survey. A civil penalty of $6,050 per day was imposed. If the company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the citation the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale will be terminated from the Medicare and Medicaid programs unless Franvale is in substantial compliance with regulatory requirements by February 21, 1998. As a result of this statement of deficiencies Franvale was precluded from readmitting patients or admitting new patients. As of February 13, 1998 the ban from readmission was removed, however, Franvale is still unable to admit new patients until after the resurvey has been completed and the facility is found to be in substantial compliance with Federal requirements.

     On April 14, 1998 the State completed the resurvey of the Company's Franvale Nursing and Rehabilitation Center ("Franvale") to determine if the facility had corrected all patient care and safety deficiencies cited by the Massachusetts Department of Public Health in its January 29, 1998 routine survey. As a result of the resurvey the facility was found to be in substantial compliance with regulatory requirements. In their letter of April 23, 1998 the State Department of Public Health advised the facility that "all deficiencies were found to have been corrected" and the facility "is now in substantial compliance ...with the federal regulations applicable to long term care facilities". The Department of Public Health also advised the facility in this letter that it was withdrawing its recommendation to the Health Care Finance Administration (HCFA) that the facility certification be terminated, and recommending the denial of payment for new admissions and any civil monetary penalties imposed on the facility cease as of the date the facility alleged that it was in substantial compliance, which was March 29, 1998.

     Despite the successful survey as documented in the Department's letter, the notice continues by advising the facility that the "limitation on admissions previously imposed ... shall remain in effect, irrespective of whether HCFA accepts the state's recommendation to rescind its pending Medicaid termination action, on the grounds that the Department has initiated and there is currently pending a license revocation action against the facility.

On February 12, 1998, the Company entered into an Asset Purchase Agreement with Lexington Healthcare Group, Inc. to sell substantially all the assets and liabilities of Franvale Nursing and Rehabilitation Center. The assets and liabilities of Franvale are shown net on the accompanying balance sheet and the loss from Franvale operations is shown separately under Loss from discontinued operations. Although the agreement was still being pursued, the inability of Franvale to admit new patients and the State's pending license revocation made completion of the sale an impossibility.

     As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties and the expenses that have been incurred by the Company in correcting the cited deficiencies, continued facility cash flow deficit of approximately $80,000 monthly, the stall of the sale of Franvale and the probability that the State would not lift the admission freeze on the facility the Company had no recourse but to file for protection under Chapter 11 of the United States Bankruptcy Code for the wholly owned subsidiary Quality Care Centers of Massachusetts, Inc. which operates Franvale Nursing and Rehabilitation Center.

      On May 26, 1998, PHC, Inc.'s wholly owned subsidiary, Quality Care Centers of Massachusetts, Inc., doing business as Franvale Nursing and Rehabilitation Center, filed for reorganization under Chapter 11 of the United States bankruptcy Code in the Eastern Division of the District of Massachusetts at Boston, Massachusetts. The case was assigned to C J Kenner. On May 27, 1998 on motion of Franvale, the court authorized the appointment of a Trustee and appointed Joseph Braunstein as the Chapter 11 Trustee. On May 29, 1998, the Bankruptcy Court terminated the Chapter 11 proceeding determining that there was no likelihood of reorganization since the prospective acquirer of the facility was now imposing certain terms unacceptable to all interested parties and that the transfer of patients and liquidation of assets could be as readily effectuated in a state court receivership under the aegis of the Massachusetts Health Care Statutes and accordingly dismissed the Chapter 11 case. On June 1, 1998, on the Petition of the Attorney General of the Commonwealth of Massachusetts on behalf of the Department of Public Health with the acquiescence of Franvale, Robert Griffin was appointed by J. Kottmyer as Receiver to transfer the patients and close the facility expeditiously.

   Although the full extent of the financial impact on PHC, Inc. cannot be determined at this time, the management of PHC, Inc. does not believe that the liquidation of the assets and liabilities of Quality Care Centers of Massachusetts, Inc. will have a substantial negative impact on PHC's
financial   position   results  of   operations.   Quality   Care  Centers  of
Massachusetts, Inc. posted a loss from Discontinued Operations of approximately $1.8 million in the nine months ended March 31, 1998 and $1.9 million in the previous fiscal year. The elimination of this loss will enhance the profitability of PHC.

Good Hope Center

   Good Hope Center is a 49-bed substance abuse treatment facility located in West Greenwich, Rhode Island which, until May, 1998 was operated by the Company's subsidiary PHC of Rhode Island, Inc.

    The Good Hope Center operated at a loss for the past two years because of a decline in length of stay and lower reimbursements from third party payors. Efforts to increase length of stay and improve market share were unsuccessful requiring the close of the facility.

      In May, 1998 the Company closed Good Hope Center and entered into an agreement terminating the lease for the facility. This agreement releases PHRI from the remaining 16 years on the Good Hope Center property lease in exchange for approximately $35,000 of the PHRI net fixed assets and a total payment of approximately $125,000 over the next seven months. The Company estimates that it will incur aggregate costs of closing this facility, in addition to the lease agreement cost, of approximately $120,000.

Operating Statistics

The following table reflects closed and discontinued operations:

                             For the Nine Months    For the Year Ended
                                    Ended                June 30,
                                  March 31,

                              1998           1997       1997        1996
    Discontinued
    Operations-
    Franvale:
        Income (Loss)
    from operations         $(1,829,508) $(341,486) $(1,958,756)  $(1,216,832)

    Closed Operations

    Good Hope Center:
        Income (Loss)
    from operations         $  (771,395) $(479,858)  $ (642,119)   $ (661,645)

   The Company does not anticipate additional costs will be incurred as a result of the closure of Franvale; however, the Company does expect that approximately $245,000 in additional costs will be incurred through the closure of Good Hope Center. This amount includes approximately $125,000 to terminate the lease, $50,000 in payment to former employees for earned time and severance pay and $70,000 in collection and miscellaneous expenses.

Business strategy

   The Company's objective is to become a leading national provider of treatment services, specializing in substance abuse and psychiatric care.

   The Company focuses its marketing efforts on "safety-sensitive" industries. This focus results in customized outcome oriented programs that the Company believes produce overall cost savings to the patients and/or client organizations. The Company intends to leverage experience gained from providing services to customers in certain industries which it believes will enhance its selling efforts within these certain industries.

Marketing and Customers

   The Company markets its substance abuse, inpatient and outpatient psychiatric health services both locally and nationally, primarily to safety sensitive industries, including transportation, oil and gas exploration, heavy machinery and equipment, manufacturing and healthcare services. Additionally, the Company markets its services in the gaming industry both in Nevada and nationally.

   The Company employs 9 individuals dedicated to marketing among the Company's facilities. Each facility performs marketing activities in its local region. The National Marketing Director of the Company, coordinates the majority of the Company's national marketing efforts. In addition, employees at certain facilities perform national marketing activities independent of the National Marketing Director. The Company, with the support of its owned integrated outpatient systems and management services, plans to pursue more at-risk contracts and outpatient, managed health care fee-for-service contracts. In addition to providing excellent services and treatment outcomes, the Company will continue to negotiate pricing policies to attract patients for long-term intensive treatment which meet length of stay and clinical requirements established by insurers, managed health care organizations and the Company's internal professional standards.

   The Company's inpatient services are complimented by an integrated system of comprehensive outpatient mental health clinics and physician practices owned or managed by the Company. These clinics and medical practices are strategically located in Nevada, Virginia, Kansas City, Michigan, Utah and New York. They make it possible for the Company to offer wholly integrated, comprehensive, mental health services for corporations and managed care organizations on an at-risk or exclusive fee-for-service basis. Additionally, the Company operates Pioneer Development and Support Services
(PDS2) located in the Highland Ridge facility in Salt Lake City, Utah. PDS2 provides clinical support, referrals, management and professional services for a number of the Company's national contracts. It gives the Company the capacity to provide a complete range of fully integrated mental health services.

   The Company has been successful in securing a number of national accounts with a variety of corporations including: Boyd Gaming, Canadian Rail, Conrail, CSX, the IUE, MCC, MGM, The Mirage, Station Casinos, Union Pacific Railroad, Union Pacific Railroad Hospital Association, VBH, and others.

Competition

   The Company's substance abuse programs compete nationally with other health care providers, including general and chronic care hospitals, both non-profit and for-profit, other substance abuse facilities and short-term detoxification centers. Some competitors have substantially greater financial resources than the Company. The Company believes, however, that it can compete successfully with such institutions because of its success in treating poor-prognosis patients. The Company will compete through its focus on such patients, its willingness to negotiate appropriate rates and its capacity to build and service corporate relationships.

   The Company's psychiatric facilities and programs compete primarily within the respective geographic area serviced by them. The Company competes with private doctors, hospital-based clinics, hospital-based outpatient services and other comparable facilities. The main reasons that the Company competes well are its integrated delivery and dual diagnosis programming. Integrated delivery provides for more efficient follow-up procedures and reductions in length of stay. Dual diagnosis programming provides a niche service for clients with a primary mental health and a secondary substance abuse diagnosis. The dual diagnosis service was developed in response to demand from insurers, employees and treatment facilities.

   Revenue Sources and Contracts

   The Company has entered into relationships with numerous employers, labor unions and third-party payors to provide services to their employees and members for the treatment of substance abuse and psychiatric disorders. In addition, the Company admits patients who seek treatment directly without the intervention of third parties and whose insurance does not cover these conditions in circumstances where the patient either has adequate financial resources to pay for treatment directly or is eligible to receive free care at one of the Company's facilities. Most of the Company's psychiatric patients either have insurance or pay at least a portion of treatment costs. Free treatment provided each year amounts to less than 5% of the Company's total patient days.

   Each contract is negotiated separately, taking into account the insurance coverage provided to employees and members, and, depending on such coverage, may provide for differing amounts of compensation to the Company for different subsets of employees and members. The charges may be capitated, or fixed with a maximum charge per patient day, and, in the case of larger clients, frequently result in a negotiated discount from the Company's published charges. The Company believes that such discounts are appropriate as they are effective in producing a larger volume of patient admissions. When non-contract patients are treated by the Company, they are billed on the basis of the Company's standard per diem rates and for any additional ancillary services provided to them by the Company.

Quality Assurance and Utilization Review

   The Company has established  comprehensive  quality  assurance  programs at all of its facilities. These programs are designed to ensure that each facility maintains standards that meet or exceed requirements imposed upon the Company with the objective of providing high-quality specialized treatment services to its patients. To this end, the Company's inpatient facilities are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the Company's outpatient facilities comply with the standards of National Commission Quality Assurance ("NCQA")
although the facilities are not NCQA certified. The Company's professional staff, including physicians, social workers, psychologists, nurses, dietitians, therapists and counselors, must meet the minimal requirements of licensure related to their specific discipline, in addition to each facility's own internal quality assurance criteria. The Company participates in the federally mandated National Practitioners Data Bank which monitors professional accreditation nationally.

   In response to the increasing reliance of insurers and managed care organizations upon utilization review methodologies, the Company has adopted a comprehensive documentation policy to satisfy relevant reimbursement criteria. Additionally, the Company has developed an internal case management system which provides assurance that services rendered to individual patients are medically appropriate and reimbursable. Implementation of these internal policies has been integral to the success of the Company's strategy of providing services to relapse-prone, higher acuity patients.

Government Regulation

   The Company's business and the development and operation of the Company's facilities are subject to extensive federal, state and local government regulation. In recent years, an increasing number of legislative proposals have been introduced at both the national and state levels that would effect major reforms of the health care system if adopted. Among the proposals under consideration are reforms to increase the availability of group health insurance, to increase reliance upon managed care, to bolster competition and to require that all businesses offer health insurance coverage to their employees. The Company cannot predict whether any such legislative proposals will be adopted and, if adopted, what effect, if any, such proposals would have on the Company's business.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs and will likely continue to do so. Additionally, congressional spending reductions for the Medicaid program involving the issuance of block grants to states is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Health Planning Requirements

   Some of the states in which the Company operates, and many of the states where the Company may consider expansion opportunities, have health planning statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state health planning agency must determine that a need exists for such new or additional beds, new services, equipment or capital expenditures. These state determination of need or certificate of need ("DoN") programs are designed to enable states to participate in certain federal and state health related programs and to avoid duplication of health services. DoN's typically are issued for a specified maximum expenditure, must be implemented within a specified time frame and often include elaborate compliance procedures for amendment or modification, if needed. Several states, including the Commonwealth of Massachusetts, have instituted moratoria on some types of DoN's or otherwise stated an intent not to grant approvals for certain health services. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

   Licensure and Certification

   All of the  Company's  facilities  must be  licensed  by  state  regulatory
authorities.   The   Company's   Harbor  Oaks   facility  is   certified   for
participation as a provider in the Medicare and Medicaid programs.

   The Company's initial and continued licensure of its facilities, and certification to participate in the Medicare and Medicaid programs, depends upon many factors, including accommodations, equipment, services, patient care, safety, personnel, physical environment, the existence of adequate policies, procedures and controls and the regulatory process regarding the facility's initial licensure. Federal, state and local agencies survey facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participating in government programs. Such surveys include review of patient utilization and inspection of standards of patient care. The Company will attempt to ensure that its facilities are operated in compliance with all such standards and conditions. To the extent these standards are not met, however, the license of a facility could be restricted, suspended or revoked, or a facility could be decertified from the Medicare or Medicaid programs.

   Medicare Reimbursement

   Currently  the  only  facility  of  the  Company  that  receives   Medicare
reimbursement is Harbor Oaks. For the fiscal year ended June 30, 1997 11.12% of revenues for Harbor Oaks were derived from Medicare programs.

   The Medicare program generally reimburses psychiatric facilities pursuant to its prospective payment system ("PPS"), in which each facility receives an interim payment of its allowable costs during the year which is later adjusted to reflect actual allowable direct and indirect costs of services based upon the submission of a cost report at the end of each year. However, current Medicare payment policies allow certain psychiatric service providers an exemption from PPS. In order for a facility to be eligible for exemption from PPS, the facility must comply with numerous organizational and operational requirements. PPS-exempt providers are cost reimbursed, receiving the lower of reasonable costs or reasonable charges. The Medicare program fiscal intermediary pays a per diem rate based upon prior year costs, which may be retroactively adjusted upon the submission of annual cost reports.

   The Harbor Oaks facility is currently PPS-exempt. The amount of its cost-based reimbursement may be limited by the Tax Equity and Fiscal
Responsibility Act of 1982 ("TEFRA") and regulations promulgated thereunder. Generally, TEFRA limits the amount of reimbursement a facility may receive to a target amount per discharge, adjusted annually for inflation. This target amount is based upon a facility's reasonable Medicare operating cost divided by Medicare discharges, plus a per diem allowance for capital costs, during its base year of operations. It is not possible to predict the ability of Harbor Oaks to remain PPS-exempt or to anticipate the impact of TEFRA upon the reimbursement received by Harbor Oaks in future periods.

   In order to receive Medicare reimbursement, each participating facility must meet the applicable conditions of participation set forth by the federal government relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients.

   Medicaid Reimbursement

   Currently the only facility of the Company that receives reimbursement under any state Medicaid program is Harbor Oaks. A portion of Medicaid costs are paid by states under the Medicaid program and the federal matching payments are not made unless the state's portion is made. Accordingly, the timely receipt of Medicaid payments by a facility may be affected by the financial condition of the relevant state.

   Harbor Oaks is a participant in the Medicaid program administered by the State of Michigan. Reimbursement is received on a per diem basis, inclusive of ancillary costs. The rate is determined by the state and is adjusted annually based on cost reports filed by the Company.

   Fraud and Abuse Laws

   Various federal and state laws regulate the business relationships and payment arrangements between providers and suppliers of health care services, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes as well as similar state statutes (collectively, the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of patients, the ordering, arranging, or providing of covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and other government-sponsored programs. The federal government has issued regulations which set forth certain "safe harbors," representing business relationships and payment arrangements that can safely be undertaken without violation of the federal Fraud and Abuse Laws. Failure to fall within a safe harbor does not constitute a per se violation of the federal fraud and abuse laws. The Company believes that its business relationships and payment arrangements either fall within the safe harbors or otherwise comply with the Fraud and Abuse Laws.

Employees

As of June 1, 1998, the Company had 310 employees, excluding Franvale and Good Hope Center, of which 9 were dedicated to Marketing , 102 17 part time) to finance and administration and 199 (75 part time) to patient care. All of the Company's 310 employees are leased from Allied Resource Management of Florida, Inc.("ARMFCO"), a wholly owned subsidiary of HRC ARMCO, Inc. (formerly known as Alliance Employee Leasing Corporation), a national employee leasing firm. The Company has elected to lease its employees to provide more favorable employee health benefits at lower cost than would be available to the Company as a single employer and to eliminate certain administrative tasks which otherwise would be imposed on the management of the Company. The agreement provides that ARMFCO will administer payroll, provide for compliance with workers' compensation laws, including procurement of workers' compensation insurance and administering claims, and procure and provide designated employee benefits. The Company retains the right to reject the services of any leased employee and ARMFCO has the right to increase its fees at any time upon thirty days' written notice or immediately upon any increase in payroll taxes, workers' compensation insurance premiums or the cost of employee benefits provided to the leased employees.

   The Company believes that it has been successful in attracting skilled and experienced personnel; competition for such employees is intense, however, and there can be no assurance that the Company will be able to attract and retain necessary qualified employees in the future. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its relationships with its employees are good.

Insurance

   Each of the Company's facilities maintains separate professional liability insurance policies. Mount Regis, Harbor Oaks, Harmony Healthcare, Total Concept, NPP, BSC and PCV have coverage of $1,000,000 per claim and
$3,000,000 in the aggregate. Highland Ridge has limits of $1,000,000 per claim and $6,000,000 in the aggregate. Good Hope has coverage of $2,000,000 per claim and $6,000,000 in the aggregate. In addition, these entities maintain general liability insurance coverage in similar amounts. The Company's long-term care facility maintained general and professional liability coverage of $2,000,000, with a limit of $1,000,000 per claim and an aggregate of $5,000,000 excess coverage. PCV's two doctors are currently covered by their own malpractice policies.

   The Company maintains $1,000,000 of directors and officers liability insurance coverage and $1,000,000 of general liability insurance coverage. The Company believes, based on its experience, that its insurance coverage is adequate for its business and that it will continue to be able to obtain adequate coverage.

                                    PROPERTY

Executive Offices

   The Company's executive offices are located in Peabody, Massachusetts. The Company's lease in Peabody covers approximately 3,600 square feet for a 60-month term which expires August 10, 1999 and includes an option to renew. The current annual payment under the lease is $35,721 and increases to $37,507 in the final year. The Company also leases a small amount of nearby space in the same building. The Company believes that this facility will be adequate to satisfy its needs for the foreseeable future.

Highland Ridge Hospital

   The Highland Ridge premises consists of approximately 16,072 square feet of space occupying two full stories of a three-story building. The Company is in the final year of a fifteen-year lease, which provides for monthly rental payments of approximately $21,000 for the remainder of the lease term. The lease expires on September 30, 1998, and contains an option to renew. During the term of the lease or any extension thereof, the Company has a right of first refusal on any offer to purchase the leased premises. The Company believes that these premises are adequate for its current and anticipated needs.

Mount Regis Center

    The Company owns the Mount Regis facility which consists of a three-story wooden building located on an approximately two-acre site in a residential neighborhood. The building consists of over 14,000 square feet and is subject to a mortgage in the approximate amount of $500,000. Mount
Regis/Changes occupies approximately 1,750 square feet of office space leased from Pioneer Counseling of Virginia, Inc. in Salem, Virginia. The Company believes that these premises are adequate for its current and anticipated needs.

Psychiatric Facilities

   The  Company  owns  or  leases   premises  for  each  of  its   psychiatric
facilities. The Company believes that all of these premises are adequate for its current and anticipated needs.

   The Company owns the building in which Harbor Oaks operates, which is a single story brick and wood frame structure comprising approximately 32,000 square feet situated on an approximately three acre site. The Company has a $1,600,000 mortgage on this property.

The Company owns the Pioneer Counseling of Virginia building which consists of 7,500 square feet of office space located in Salem, Virginia. Pioneer currently leases 1,750 square feet to Mount Regis-Changes and 1,500 square feet to Blankenship Opticians, an unrelated party. The Pioneer Counseling of Virginia property is subject to an outstanding mortgage in favor of Dillon & Dillon Associates with an outstanding balance of $538,605 at fiscal year ended June 30, 1997.

     Harmony, Total Concept, NPP and BSC each lease their premises. The Company believes that each of these premises is leased at fair market value and could be replaced without significant time or expense if necessary.

                                  MANAGEMENT

Directors and Officers

   The directors and officers of the Company are as follows:

Name                            Age    Position
Bruce A. Shear...............    43    Director, President and Chief
                                       Executive Officer
Robert H. Boswell............    49    Executive Vice President
Paula C. Wurts...............    49    Controller, Assistant Clerk
                                       and Assistant Treasurer
Gerald M. Perlow, M.D.           60    Director and Clerk
(1)(2)....................
Donald E. Robar (1)(2).......    61    Director and Treasurer
Howard W. Phillips...........    68    Director
William F. Grieco............    44    Director
____________

(1)           Member of Audit Committee.
(2)           Member of Compensation Committee.

   All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

   BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and Treasurer of the Company from September 1993 until February, 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976.

   ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until the spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy. Mr. Boswell is a Board Member of the National Foundation for Responsible Gaming and the Chair for the National Center for Responsible Gaming.

   PAULA C. WURTS has served as the Controller of the Company since 1989 and as Assistant Treasurer since 1993 and as Assistant Clerk since January, 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

   GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February, 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 30, 1996 to March 1, 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received compensation of $8,333 for the period. Dr. Perlow received a B.A. from Harvard College in 1959 and an M.D. from Tufts University School of Medicine in 1963.

   DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer since February, 1996. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received an Ed.D. from the University of Massachusetts in 1978, an M.A. from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

   HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr.
Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

   WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc. Mr. Grieco received a BS from Boston College in 1975, an MS in Health Policy and Management from Harvard University in 1978 and a JD from Boston College Law School in 1981.

Employment Agreements

   The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

Two executive officers of the Company received compensation in the 1997 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal year 1998,1997, and 1996:


                           Summary Compensation Table
                                                         Long Term
                                Annual Compensation      Compensation
                                                           Awards

        (a)            (b)    (c)      (d)     (e)         (g)          (i)
     Name and                                 Other     Securities      All
     Principal         Year  Salary  Bonus   Annual     Underlying     Other
     Position                             Compensation Options/SARs Compensation
                        ($)    ($)             ($)          (#)         ($)

Bruce A. Shear.....   1998  $309,167     --   $ 8,363(1)   50,000      $51,256
  President and       1997  $294,167     --   $12,633(2)      --           --
Chief Executive       1996  $294,063     --   $10,818(3)      --           --
Officer


Robert H. Boswell..   1998  $102,750     --   $ 6,931(4)   15,000      $14,149
  Executive Vice      1997   $92,750     --   $ 6,000(5)    5,000       $6,821
President             1996   $80,667   $1,000 $23,750(6)    5,000      $11,250



(1) This amount represents (i) $1,341 contributed by the Company to the Compan's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $4,768 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $2,254 personal use of a Company car held by Mr. Shear

(2) This amount represents (i) $2,687 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii)
$6,769 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,177 personal use of a Company car held by Mr. Shear.

(3) This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,022 for the personal use of a Company car held by Mr. Shear.

(4) This amount represents (i) $6,000 automobile allowance, (ii) $408 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Boswell, (iii) $408 in other benefits paid by the Company on behalf of Mr. Boswell and (iv) $115 in Class A Common Stock issued to employees.

(5)   This amount represents (i) an automobile allowance.

(6) This amount represents (i) $3,750 automobile allowance, and (ii) $20,000 net gain from the exercise of options and subsequent sale of stock.


Compensation of Directors

   Directors  who  are  full  time   employees  of  the  Company   receive  no
compensation for services as members of the Board of Directors. Directors who are not employees of the Company receive a $2,500 stipend per year and $1,000 for each meeting of the Board of Directors which they attend. In fiscal year 1997 two members of the board of directors of the Company serve on a board of directors of another entity. Mr. Phillips is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc.

   In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). Pursuant to the Non-Employee Director Plan, in February 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. Pursuant to the Company's 1993 Stock Plan, in February of 1997, Mr. Phillips was granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. All of these options are immediately exercisable for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

   Additionally, pursuant to the Company's 1993 Stock Plan, in February 1997, each of Drs. Perlow and Robar and Messrs. Phillips and Grieco was granted an option to purchase 5,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. These options become exercisable six months after the date of the grant for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

Stock Plan

   The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by the stockholders of the Company on November 30, 1993. The Stock Plan provides for the issuance of a maximum of 300,000 shares of the Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees and the grant of nonqualified stock options or restricted stock to employees, directors, consultants and others whose efforts are important to the success of the Company.

   The Stock Plan is administered by the Board of Directors. Subject to the provisions of the Stock Plan, the Board of Directors has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a period of one year following such termination.

   As of June 30, 1997, the Company had issued options to purchase a total of 207,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $3.50 to $7.00 per share. On February 18, 1997, the Board of Directors repriced all outstanding options, other than options granted to members of the Board of Directors, at $3.50 per share. During the fiscal year ended June 30, 1998, the Company issued additional options to purchase 227,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $2.00 to $5.63. Generally, options are exercisable upon grant for 25% of the shares covered with an additional 25% becoming exercisable on each of the first three anniversaries of the date of grant.

During the fiscal year ended June 30, 1997, 13,375 shares of Class A Common Stock were issued through the exercise of options by employees and 100 shares were issued to a former employee. During the fiscal year ended June 30, 1998 no options were exercised.

   On November 17, 1997 the Board of Directors voted to amend the 1993 Stock Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 300,000 shares to 400,000 shares. This amendment was presented to and approved by the Stockholders at the annual meeting on December 26, 1997.

Issuance of Restricted Stock

   On December 17, 1993, the Company issued 11,250 and 19,750 shares of the Company's Class A Common Stock to certain directors and officers of the Company, respectively, at a purchase price of $4.00 per share. The shares of restricted stock were issued pursuant to the Company's Stock Plan. Each purchaser paid to the Company 25% of the purchase price for his or her shares in cash, and the balance with a non-recourse note. The notes bear interest at 6% per year, are payable quarterly in arrears, and became due March 31, 1997. To secure the payment obligation under the non-recourse notes, shares paid for with these notes have been pledged to the Company. See "Certain Transactions." The notes reached maturity on March 31, 1997. Two employees were in default. Mark Cowell forfeited 6,925 shares and Joan Chamberlain forfeited 1,731 shares which are currently held as treasury stock..

Employee Stock Purchase Plan

   On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the "Plan") which became effective February 1, 1996. No more than 100,000 shares may be sold under this Plan. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period or the last day of the plan period. An offering period under the plan began on February 1, 1996 and ended on January 31, 1997. Seventeen employees purchased an aggregate of 9,452 shares of Class A Common Stock. The second offering period commenced on February 1, 1997 and ended on January 31, 1998. Twenty four employees purchased an aggregate of 14,743 shares of Class A Common Stock. A new offering commenced on February 1, 1998 and will end on January 31, 1999. There are twenty-one employees participating in the third offering under this plan.

   On November 17, 1997 the Board of Directors voted to amend The Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 shares to 150,000 shares. This amendment was presented to and approved by the Stockholders at the annual meeting on December 26, 1997.

Non-Employee Director Stock Plan

   The Company's Non-Employee Director Stock Plan (the "Director Plan") was adopted by the directors on October 18, 1995 and approved by the Stockholders of the Company on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Common Stock are available for issuance under the Director Plan.

   The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase that number of shares of Class A Common Stock as equals 500 multiplied by the years of service of such director as of the date of the grant. At the first meeting of the Board of Directors subsequent to each annual meeting of stockholders, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors other than for death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

   On January 23, 1996, options to purchase a total of 5,500 shares of Class A Common Stock were issued under the Director Plan at an exercise price of $6.63 per share. On February 18, 1997, options to purchase a total of 6,000 shares of Class A Common Stock were issued under the Director Plan at an exercise price of $3.50 per share. On January 22, 1998, options to purchase a total of 6,000 shares of Class A Common Stock were issued under the Director Plan at an exercise price of $2.06. As of May 31, 1998, none of these options had been exercised.

   On November 17, 1997 the Board of Directors voted to amend the Director Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 30,000 shares to 50,000 shares. This amendment was presented to and approved by the Stockholders at the annual meeting on December 26, 1997.

   The following table provides information about options granted to the named executive officers during fiscal 1998 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.


                                 Individual Grants

       (a)             (b)           (c)          (d)            (e)
                    Number of       % of
                    Securities      Total
                    Underlying     Options/SA    Exercise
                    Options/SARs   Granted         or             Expiration
      Name            Granted        to            Base             Date
                       (#)         Employees       Price
                                     in          ($/Share)
                                   Fiscal
                                    Year
Bruce A. Shear.....   50,000        22.0%          $2.63            8/1/2002
Robert H. Boswell..   10,000         4.4%          $2.63            8/1/2002
                       5,000         2.2%          $2.00          11/24/2002


   The following table provides information about options exercised by the named executive officers during fiscal 1997 and the number and value of options held at the end of fiscal 1997.

         (a)               (b)       (c)          (d)              (e)
                                               Number of         Value of
                                               Securities      Unexercised
                         Shares                Underlying      In-the-Money
                         Acquired    Value     Unexercised     Options/SARs
         Name               on      Realized   Options/SARs         at
                         Exercise     ($)           at           FY-End ($)
                           (#)                 FY-End (#)      Exercisable/
                                               Exercisable/    Unexercisable
                                               Unexercisable

Bruce A. Shear........     --        --        12,500/37,500       $0/$0
Robert H. Boswell.....     --        --        47,600/34,000       $0/$0


Certain Relationships and Related Transactions

For approximately the last ten years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of June 30, 1998, the Company owed an aggregate of $159,496 to related parties.

During the period ended June 30, 1998, the Company paid Mr. Shear and affiliates approximately $126,950 in principal and accrued interest under various notes. As of June 30, 1998, the Company owed Bruce A. Shear $39,496 on a promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments and Tot Care, Inc., an affiliate of Bruce A. Shear, $100,000 on promissory notes dated May 28, 1998 and June 9, 1998 which bear interest at the rate of 12% per year and are payable on demand.

Compliance with Section  16(a) of the Exchange Act

   In fiscal year 1998, both Mr. Boswell and Ms. Wurts each failed to file a Form 4 within the prescribed time limits relating to shares of Class A Common Stock issued to all employees on March 30, 1998.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock and Class B Common Stock (the only classes of capital stock of the Company currently outstanding) as of May 31, 1998 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                         Name and Address       Amount and      Percent
   Title of Class       of Beneficial Owner       Nature          of
                                              of Beneficial      Class
                                                   Owner         (11)

Class A Common Stock    Gerald M. Perlow                           *
                        c/o PHC, Inc.            19,750(1)
                        200 Lake Street
                        Peabody, MA   01960
                        Donald E. Robar          13,875(2)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA
                        01960
                        Bruce A. Shear           14,500(3)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        Robert H. Boswell        38,087(4)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        Howard W. Phillips       41,504(5)         *
                        P. O. Box 2047
                        East Hampton, NY
                        11937
                        William F. Grieco        63,280(6)(7)      1.3%
                        115 Marlborough
                        Street
                        Boston, MA   02116
                        J. Owen Todd             59,280(7)         1.2%
                        c/o Todd and Weld
                        1 Boston Place
                        Boston, MA  02108
                        All Directors and       210,920(8)         4.2%
                        Officers as a
                        Group (8 persons)
Class B Common Stock    Bruce A. Shear          671,259(10)        91.9%
(9)..................   c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        All Directors and       671,259            91.9%
                        Officers as a
                        Group (8 persons)

  *  Less than 1%.
(1) Includes 9,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $2.06 to $6.63 per share.
(2) Includes 12,375 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $2.06 to $6.63 per share.
(3) Includes 12,500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $2.63 per share. Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce A. Shear is a remainder beneficiary.
(4) Includes an aggregate of 34,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price range of $2.00 to $3.50 per share.
(5) Includes 37,504 shares issuable upon the exercise of a currently exercisable Unit Purchase Option for 18,752 Units, at a price per unit of $5.60, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 4,000 shares issuable pursuant to currently exercisable stock options having an exercise price range of $2.06 to $3.50 per share.
(6) Includes 4,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price range of $2.06 to $3.50 per share
(7) Messrs. Todd and Grieco are the two trustees of the Trusts which collectively hold 59,280 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock.
(8) Includes an aggregate of 93,125 shares issuable pursuant to currently exercisable stock options. Of those options, 4,125 have an exercise price of $6.63 per share, 68,250 have an exercise price of $3.50 per share, 17,500 have an exercise price of $2.63 and 2,000 have an exercise price of $2.06 and 1,250 have an exercise price of $2.00. Also includes 37,504 shares issuable upon the exercise of the Unit Purchase Option as described in (5).
(9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
(10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.
(11) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors).

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of May 31, 1998:

                  Bruce A. Shear .............................37.82%
                  J. Owen Todd..................................0.7%
                  William F. Grieco.............................0.7%
                  All Directors and Officers as a Group
                      (8 persons).............................38.72%



                            SELLING SECURITY HOLDERS

     The following table sets forth the ownership of the shares offered pursuant to this Prospectus by the Selling Security Holders as of the dates such information was provided to the Company. The information contained in the following table is based on the Company's records and on information provided by the Selling Security Holders. Since the dates such information was provided to the Company, such information may have changed. None of the Selling Security Holders has had any position, or office with the Company or affiliates during the past three years.


                         Number of
Name of Selling          Shares of       Number of        Number of
Security Holder           Class A        Shares of        Shares of
                        Common Stock      Class A      Class A Common
                           Owned       Common Stock      Stock Owned
                         Before the       Offered        after the
                         Offering                         Offering

Infinity
Investors, Ltd.           90,000          90,000              0
Seacrest Capital,
Ltd.                      60,000          60,000              0
Alpine Capital
Partners                  25,000          25,000              0
Barrow Street
Research, Inc.             3,000           3,000              0
C. C. R. I.
Corporation              160,000         160,000              0
Brean Murray &
Company                  175,000         150,000           25,000
ProFutures Special
Equities  Fund, L.P.     850,454         850,454              0
Augustine Fund, L.P.     284,498         284,498              0
Gary D. Halbert          210,740         210,740              0
John F. Mauldin          144,875         144,875              0
Healthcare
Financial
Partners, Inc.           105,000         105,000              0
Irwin Mansdorf           262,159          97,543          164,616
Yakov Burstein            92,688          30,381           62,307

     The Selling Security Holders listed acquired shares or rights to purchase shares through the following transactions:

     The issuance of Convertible Debentures with a face value of $3,125,000 issued at a 20% discount in November 1996 which accrued interest at 7% per year and were convertible into Class A Common Stock. All Debentures have since been converted and the Common Stock sold, however, Warrants to purchase 25,000 shares of Class A Common Stock, at an exercise price of $2.00 expiring 10/7/2001, were issued to Alpine Capital Partners in conjunction with this transaction as a commission for services rendered to the Company. Warrants to purchase 150,000 shares, 90,000 to Infinity Investors Ltd and 60,000 to Seacrest Capital Ltd, at an exercise price of $2.00 expiring 3/31/2002, were also issued in lieu of cash payment of penalties for late registration of Common Stock. These shares were previously registered on Registration Statement number 333-71418 in June 1997.

     Warrants to purchase 3,000 shares of Class A Common Stock at an exercise price of $2.80 expiring 2/18/2002, were issued to Barrow Street Research, Inc. in exchange for investor relations services. These shares were previously registered on Registration Statement number 333-71418 in June 1997.

     Warrants to purchase 160,000 shares of Class A Common Stock at an exercise price of $2.62 expiring 3/3/2002, were issued to C.C.R.I. Corporation in exchange for investor relations services. These shares were previously registered on Registration Statement number 333-71418 in June 1997.

     Warrants to purchase 150,000 shares of Class A Common Stock at an exercise price of $2.50 expiring 5/31/2002, were issued to Brean Murray and Company in exchange for cash and services rendered. These shares were previously registered on Registration Statement number 333-44045 in January 1998.

     Series A Convertible Preferred Stock was issued in May 1997 with a face value of $1,000,000. The Preferred Stock paid interest at 6% per year and was convertible into Class A Common Stock at 80% of the five day closing bid price as listed on Nasdaq. All Series A Convertible Preferred Stock was converted as of August 1997. In conjunction with the issue of the Preferred Stock, the Company issued warrants to purchase 50,000 shares of Class A Common Stock at an exercise price of $2.75 expiring 6/4/2002, to ProFutures Special Equity Fund, LP. These shares were previously registered on Registration Statement number 333-44045 in January 1998.

     In September 1997 the Company issued units comprised of 172,414 shares of Class A Common Stock and warrants to purchase 86,207 additional shares of Class A Common Stock to ProFutures Special Equities Fund, LP in a Private Placement at a 3.3% discount for $445,000. All shares of Class A Common Stock have since been sold however all warrants to purchase shares at an exercise price $2.90 expiring 9/30/2002, are still outstanding. These shares of Common Stock were previously registered on Registration Statement number 333-44045 in January 1998. In conjunction with this transaction the Company also issued warrants to purchase 3,000 shares of Class A Common Stock at an exercise price of $2.90 expiring 3/10/2003 in payment of the penalty for late registering of the underlying Common Stock in the above transaction. These shares of Common Stock were previously registered on Registration Statement number 333-44045 in January 1998.

     In March 1998 the Company issued 950 shares of Series B Convertible Preferred Stock with a face value of $950,000 in a Private Placement. The Convertible Preferred Stock pays interest at 6% per year until conversion. Each Share of Series B Preferred Stock is convertible, at the option of its holder, into Class A Common Stock at 80% of the average closing bid price five days prior to the conversion date but not less than $1.88 or more than $3.50 per share. If the conversion price should calculate to be less than $1.88 the difference is made up in the form of a Note from the Company. Preferred Stock dividends have preference over any Common Stock Dividends declared and may be paid in cash or Preferred Stock at the Company's option. Preferred Stock under this Private Placement was issued to: (i) ProFutures Special Equities Fund, L.P., 500 shares, for which 684,932 shares of Class A Common Stock are being Registered with this Registration Statement; (ii) Augustine Fund, L.P., 200 shares, for which 273,973 shares of Class A Common Stock are being Registered with this Registration Statement; (iii) Gary D. Halbert, 150 shares, for which 205,480 shares of Class A Common Stock are being Registered with this Registration Statement; (iv) John F. Maudlin, 100 shares, for which 136,985 shares of Class A Common Stock are being Registered with this Registration Statement. In conjunction with this Private Placement the Company also issued Warrants to purchase Class A Common Stock as follows: (i) ProFutures Special Equities Fund, L.P., 26,315 shares; (ii) Augustine Fund, L.P., 10,525 shares;
(iii) Gary D. Halbert, 7,890 shares; and (iv) John F. Maudlin, 5,260 shares all are exercisable at $2.31 per share and expire 3/18/2003 and are being Registered with this Registration Statement.

     On March 10, 1998 the Company signed a Note for $350,000 with Healthcare Financial Partners, Inc. The Note bears interest at 3.5% over the Prime Rate and matured on July 10, 1998. In conjunction with this financing the Company issued Warrants to purchase 52,500 shares of Class A Common Stock at an exercise price of $2.31 expiring 3/10/2003. On July 10, 1998 the Company signed an extension on this Note to extend the maturity date to November 10, 1998. In conjunction with this extension the Company issued Warrants to purchase 52,500 shares of Class A Common Stock at an exercise price of $1.81 expiring 7/10/2003. These shares totaling 105,000 are being Registered with this Registration Statement.

     On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A common stock to the former owners of Behavioral Stress Centers, Inc. Also, in connection with the merger, another enity was formed, Perlow Physicians, P.C. "(Perlow"), to acquire the assest of the medical practices theretofore serviced by BSC. The acquisition and merger agreements require additional purchase price to be paid by BSC to the former owners of Behavioral Stress Centers, Inc. for the three years following the merger date. The additional purchase price is based on the income of BSC before taxes and is to be paid in PHC stock, at market value up to $200,000 and the balance, if any, in cash. In connection with the earnout the former owners agreed to accept full payment in Class A Common Stock. The Company issued 75,810 shares of registered Class A Common Stock and 97,543 shares of unregistered Class A Common Stock to Irwin Mansdorf on March 23, 1998 in lieu of cash as part of the earnout payment required by the agreements and 23,613 shares of registered Class A Common Stock and 30,381 shares of unregistered Class A Common Stock to Yakov Burstein on March 23, 1998 in lieu of cash as part of the earnout payment required by the agreement. The unregistered shares are being Registered with this Registration Statement.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 20,000,000 shares of Class A Common Stock, $.01 par value, 2,000,000 shares of Class B Common Stock, $.01 par value, 200,000 shares of Class C Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of June 30, 1998, the Company had 449 record holders of its Class A Common Stock and 315 record holders of its Class B Common Stock the only classes of equity securities outstanding as of such date.

Common Stock

   The Company has authorized three classes of Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Subject to any preferential rights in favor of the holders of the Preferred Stock, the holders of the Common Stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock, only in Class B Common Stock to holders of Class B Common Stock and only in Class C Common Stock to holders of Class C Common Stock.

   On liquidation of the Company, after there shall have been set aside for the holders of Preferred Stock, if any, the full preferential amount to which they may be entitled, the net assets of the Company remaining available for distribution to stockholders shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

   Subject to all the rights which may be granted to holders of the Company's Preferred Stock, if any, and as otherwise required by Massachusetts law, a description of the preferences, voting powers, qualifications and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock is set forth below. Except as otherwise stated below and as otherwise required by Massachusetts law, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock has identical powers, preferences and rights.

   Class A Common Stock

   The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company's Board of Directors.

   The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A Common Stock offered hereby will be fully paid and non-assessable.

   Class B Common Stock

   The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law. The holders of the Class B Common Stock are also entitled to elect all of the remaining members of the Board of Directors in excess of the two directors elected by the holders of Class A Common Stock.

   The Class B Common Stock is non-redeemable and has no pre-emptive rights.

   Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or
(ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and canceled and shall not be reissued.

   All of the outstanding shares of Class B Common Stock are fully paid and non-assessable.

   Class C Common Stock

   The Class C Common Stock is non-voting except as otherwise required by law. The Class C Common Stock is non-redeemable and has no pre-emptive rights. Since the Company failed to meet earnings targets as specified in its March 3, 1994 Prospectus, all outstanding Class C Common Stock was canceled as of September 28, 1997.

Preferred Stock

     The Board of Directors is authorized, subject to the limitations prescribed by law and the Company's Articles of Organization, to issue the Preferred Stock in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series. The Board of Directors may make this determination and issue shares of Preferred Stock without any prior consent or approval from the holders of the Company's Common Stock for up to the 1,000,000 shares of Preferred Stock which are currently authorized. Nine hundred and fifty (950) shares of the Company's Series B Preferred Stock are currently outstanding.

Each Share of Series B Preferred Stock is convertible, at the option of its holder, into Class A Common Stock at 80% of the average closing bid price five days prior to the conversion date but not less than $1.88 or more than $3.50 per share. If the conversion price should calculate to be less than $1.88 the difference is made up in the form of a Note from the Company. Preferred Stock dividends have preference over any Common Stock Dividends declared and may be paid in cash or Preferred Stock at the Company's option.

Massachusetts Law and Certain Charter Provisions

Anti-Takeover Measures

   In addition to the directors' ability to issue shares of Preferred Stock in series, the Company's Restated Articles of Organization and By-Laws contain several other provisions that are commonly considered to have an anti-takeover effect. The Company's Restated Articles of Organization include a provision prohibiting shareholder action by written consent except as otherwise provided by law. Under Massachusetts law, action taken by shareholders without a meeting requires their unanimous written consent. Additionally, under the Company's By-Laws, the directors may enlarge the size of the Board and fill any vacancies on the Board.

   Under Massachusetts law, any corporation which has a class of voting securities registered under the Exchange Act is required to classify its board of directors, with respect to the time for which they severally hold office, into three classes, unless the board of directors of such corporation or the stockholders by a vote of two-thirds of the shares outstanding, adopts a vote providing that the corporation shall be exempt from the foregoing provision. A provision classifying the Board of Directors is commonly considered to have an anti-takeover effect. The Company's Board of Directors has voted to exempt the Company from this provision.

   The Company, as a Massachusetts corporation, is subject to the Massachusetts Business Combination statute and to the Massachusetts Control Share Acquisition statute. Under the Massachusetts Business Combination statute, a person (other than certain excluded persons) who acquires 5% or more of the stock of a Massachusetts corporation without the approval of the Board of Directors (an "Interested Shareholder"), may not engage in certain transactions with the corporation for a period of three years. There are certain exceptions to this prohibition; for example, if the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person became an Interested Shareholder, or if the Interested Shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and stock held by certain employee stock plans) in one transaction, or if the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder.

   Under the Massachusetts Control Share Acquisition statute, a person (the "Acquiror") who makes a bona fide offer to acquire, or acquires, shares of a corporation's common stock that when combined with shares already owned, would increase the Acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the Acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the Acquiror to consummate the purchase before the shareholder vote is taken.

   The foregoing provisions of Massachusetts law and the Company's Restated Articles of Organization and By-Laws could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

   American Stock Transfer & Trust Company, New York, New York, serves as the Company's Transfer Agent.

NASDAQ System Quotation

   Application has been made to approve the shares being offered hereby for quotation on NASDAQ under the trading symbol PIHC.

                              PLAN OF DISTRIBUTION

   The shares of Class A Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the shares offered by this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the shares.

     In order to comply with certain state securities laws, if applicable, the shares of Class A Common Stock offered by this Prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, such shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for the Company by Arent Fox Kintner Plotkin & Kahn, PPLC.

                                     EXPERTS

   The financial statements of PHC, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996 appearing in this Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

PHC, INC. AND SUBSIDIARIES

         Contents

         Consolidated Financial Statements

             Independent auditors' report                         F-2

             Consolidated balance sheets                          F-3

             Consolidated statements of operations                F-4

             Consolidated statements of changes in                F-5
             stockholders' equity

             Consolidated statements of cash flows                F-6

             Consolidated notes to financial statements           F-7

INDEPENDENT AUDITOR' REPORT


Board of Directors and Stockholders
PHC, Inc.
Peabody, Massachusetts


We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of PHC, Inc. and subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
September 19, 1997


                                                                            F2

PHC, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets
                                               March 31,          June 30,
                                              (unaudited)
                                                1998         1997         1996

ASSETS (Notes C and D)
Current assets:
  Cash and cash equivalents                    $ 92,591  $  844,471  $  284,044
  Accounts receivable, net of allowance for
   bad debts of $2,062,093 at Mar 31,1998,
   $1,942,602 at June 30, 1997 and
   $1,059,774 at June 30, 1996 (Notes A,
   C and M)                                   9,378,264   9,066,763   5,994,997
  Prepaid expenses                              255,494     346,091     190,773
  Other receivables and advances                467,706     249,218      63,282
  Deferred income tax asset (Note F)            515,300     515,300     515,300
  Other receivables, related party (Note L)     236,980      80,000          --
  Net current assets of discontinued operations
   (Note J)                                          --          --     797,187
                                             __________  __________   __________

    Total current assets                     10,946,335  11,101,843   7,845,583

Accounts receivable, noncurrent                 645,000     605,000     740,000
Loans receivable                                118,284     134,284     113,805
Property and equipment, net (Notes A and B)   3,426,581   3,525,195   3,022,419
Deferred income tax asset (Note F)              154,700     154,700     154,700
Deferred financing costs, net of amortization    85,695      60,575      69,875
Goodwill, net of accumulated amortization
 (Note A)                                     2,218,901   1,644,252     841,413
Other assets (Note A)                           125,034     214,150     150,794
Net assets of operations held for sale (Note J)      --          --      56,682
Other receivables, noncurrent, related party
 (Note L)                                     2,996,452   2,983,177         --
                                              __________  __________ ___________
    Total Assets                            $20,716,982  20,423,176 $12,995,271
                                             __________  __________   __________
LIABILITIES
Current liabilities:
  Accounts payable                            2,269,118 $ 2,529,126   1,644,827
  Notes payable - related parties (Note E)       51,596      51,600      56,600
  Current maturities of long-term debt
   (Note C)                                   1,018,039     560,914     233,531
  Revolving credit note and secured term note 1,731,938   1,789,971          --
  Current portion of obligations under capital 111,729      97,038      83,481
   leases (Note D)
  Accrued payroll, payroll taxes and benefits  525,960     303,731     287,543
  Accrued expenses and other liabilities       548,567     672,154     668,200
  Net current liabilities of
   discontinued operations (Note J)          1,084,382     334,349          --
                                             _________   _________   __________
    Total current liabilities                7,341,329   6,338,883   2,974,182
                                             _________   _________   __________

Long-term debt and accounts payable (Note C) 3,031,530   3,021,540   1,125,484
Obligations under capital leases (Note D)    1,442,063   1,434,816   1,453,994
Notes payable - related parties (Note E)            --      23,696      47,396
Convertible debentures ($3,125,000 less
  discount $390,625) (Note C)                       --   2,734,375          --
Net long term liabilities of discontinued    1,394,373   1,145,285     977,026
  operations (Note J)                        _________   _________   __________

    Total noncurrent liabilities             5,867,966   8,359,712   3,603,900
                                             _________   _________   __________
    Total liabilities                       13,209,295  14,698,595   6,578,082


Commitments and contingent liabilities (Notes
A, G, H, K, L and M)

STOCKHOLDERS' EQUITY (Notes H and K)
Preferred stock, $.01 par value; 1,000,000
  shares authorized, 950 and 500 shares issued      10           5          --
  and  outstanding March 31, 1998 and June 30,
  1997 (liquidation preference $950,000)
Class A common stock, $.01 par value;
  20,000,000 shares authorized, 4,932,303,
  2,877,836 and 2,293,568 shares issued March   49,323      28,778      22,936
  31,1998, June 30,1997 and 1996, respectively
Class B common stock, $.01 par value;
  2,000,000 shares authorized, 730,292, 730,360
  and 812,237 issued and outstanding  March 31,  7,303       7,304       8,122
  1998, June 30, 1997 and 1996, respectively,
  convertible into one share of Class A common
  stock
Class C common stock, $.01 par value; 200,000
  shares authorized, 199,816 shares issued  and     --       1,998       1,998
  outstanding in 1997 and 1996
Additional paid-in capital                  15,216,280  10,398,630   8,078,383
Notes receivable related to purchase of             --          --     (63,928)
  31,000 shares of Class A common stock
Treasury stock, 8,656 common shares at cost    (37,818)   (37,818)         --
Accumulated deficit                         (7,727,411)(4,674,316) (1,630,322)
                                            ___________ __________  ___________
    Total stockholders' equity               7,507,687   5,724,581   6,417,189
                                            ___________ __________  ____________
    Total Liabilities & Shareholders
       Equity                              $20,716,982 $20,423,176 $12,995,271

See notes to financial statements                                          F-3

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Operations

                                    Nine Months Ended
                                        March 31,              Year Ended
                                       (Unaudited)              June 30,

                                    1998       1997       1997        1996
Revenues:
  Patient care, net (Note A)   $14,949,416 $14,978,849 $20,700,616  $16,525,672
  Management fees (Note L)         644,983     274,597     597,278           --
  Other                            554,031     441,525     629,761      233,164

    Total revenue               16,148,430  15,694,971  21,927,655   16,758,836
                               ___________  __________  __________  ____________
Operating expenses:
  Patient care expenses          8,171,428   7,468,614  10,346,111    7,974,811
  Cost of management contracts     337,628     232,098     324,440      146,407
  Provision for doubtful
    accounts                     1,479,692     837,524   2,593,573    1,289,105
  Administrative expenses        6,759,298   6,227,412   8,622,946    6,777,273
                               ___________  __________  __________  ____________

    Total operating expenses    16,748,046  14,765,648  21,887,070   16,187,596
                               ___________  __________  __________  ____________
Income (Loss)from operations      (599,616)    929,323      40,585      571,240
                               ___________  __________  __________  ____________
Other income (expense):
  Interest income                  288,323     105,506     199,976       14,409
  Other income, net                180,709     332,641     490,019      211,015
  Interest expense                (935,145)   (949,681) (1,441,030)    (396,255)
  Gain from operations held for
   sale (Note J)                        --      36,478      26,853       11,947
                                ___________  __________  __________  ___________

    Total other expense           (466,113)   (475,056)   (724,182)    (158,884)
                                ___________  __________  __________  ___________

Income (Loss) before income
  taxes (benefit)               (1,065,729)    454,267    (683,597)     412,356
Income taxes (benefit)(Note F)     105,509      30,000     197,311     (219,161)
                                ___________  __________  ___________  __________
Income(Loss) from continuing
  operations                   $(1,171,238)  $ 424,267   $(880,908)    $631,517

Income (loss) from
  discontinued operations       (1,829,508)   (341,486) (1,958,756)  (1,216,832)
                               ____________  _________  ___________  ___________

     Net income (loss)          (3,000,746)     82,781  (2,839,664)    (585,315)
                               ____________  _________  ___________  ___________

Basic Earnings (Loss)per
  common share:
    Continuing Operations             (.23)        .13        (.27)         .23
    Discontinued Operations           (.36)       (.11)       (.60)        (.45)
Total                                 (.58)        .02        (.87)        (.22)
Basic Weighted average number
  of shares outstanding          5,090,919   3,170,222   3,270,175    2,709,504

Diluted Earnings (loss) per
  common share:
    Continuing Operations             (.23)        .09        (.27)         .18
    Discontinued Operations           (.36)       (.07)       (.60)        (.34)
Total                                 (.58)        .02        (.87)        (.16)
Diluted Weighted average
  number of shares
  outstanding                    5,090,919   4,855,753   3,270,175    3,615,514

See notes to financial statements                                          F-4

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Changes In Stockholders' Equity

                        Class       A      Class      B     Class     C
                        Common    Stock    Common   Stock   Common   Stock    Preferred  Stock
                        Shares    Amount   Shares   Amount  Shares   Amount    Shares    Amount

Balance - June 30,    1,504,662 $15,047   898,795  $8,988  199,966   $2,000
  1995
Payment of notes
  receivable
Conversion of            86,554     866   (86,558)   (866)    (150)      (2)
  shares
Exercise of options      22,500     225
Issuance of stock
  for obligations in      6,600      66
  lieu of cash
Exercise of bridge       33,509     335
  loan warrants
Sale of stock in
  connection            493,750   4,937
  with private
  placement
Costs related to
  private placement
Exercise of IPO          21,493     215
  warrants
Issuance of shares       87,000     870
  with acquisitions
Exercise of              37,500     375
  private placement
  warrants
Amount paid for
  options, not yet
  issued
Compensatory stock
  options
Net loss, year         ________________________________________________________________________
  ended June 30, 1996

Balance - June 30,    2,293,568  22,936   812,237   8,122  199,816    1,998
  1996
Costs related to
  private  placements
Issuance of shares      229,500   2,295
  with acquisitions
Exercise of options      13,475     135
Payment of notes
  receivable
Conversion of            81,877     818  (81,877)    (818)
  shares
Issuance of
  employee stock          9,452      94
  purchase plan
  shares
Issuance of shares
  in connection with     20,000     200
  consulting
  agreement
Issuance of
  warrants with
  convertible
  debentures
Cancellation of
  notes receivable
Payment of notes
  receivable
Issuance of                                                                      1,000    $10
  preferred stock
Adjustment related
  to beneficial
  conversion
Conversion of           229,964   2,300                                           (500)    (5)
  preferred stock
  Dividend on
  preferred stock
Net loss, year         ________________________________________________________________________
  ended June 30, 1997

Balance - June 30,    2,877,836 $28,778  730,360  $ 7,304  199,816   $1,998       500     $5
  1997
Costs related to
  private placements
Conversion of Debt    1,331,696  13,317
Conversion of           246,305   2,463                                          (500)    (5)
  preferred stock
Issuance of shares       41,024     410
  with acquisition
Issuance Private        172,414   1,724
Placement shares
  Conversion of              68       1      (68)      (1)
  Shares
Cancel Class C                                            (199,816)  (1,998)
Common Stock
Issue warrants for
  services
Issuance of Shares
  with                   20,870     209
  consulting
  agreement
Issuance of Shares
  with                  227,347    2274
  Earn out
  agreement
Issuance of
  employee stock         14,743     147
  purchase plan
  shares
Issuance of                                                                       950     10
  preferred stock
Warrant Valuation

Balance - March       4,932,303 $49,323  730,292   $ 7,303       0       $0       950    $10
  31, 1998
  (Unaudited)


See notes to financial statements

PHC, INC.  AND SUBSIDIARIES (con't)

Consolidated Statements of Changes In Stockholders' Equity

                        Additional
                         Paid-in
                         Capital,      Notes     Treasury  Shares   Accumulated
                         Common      Receivable   Shares   Amount      Deficit      Total
                         Stock       for Stock

Balance - June 30,   $5,554,874      $(75,362)                      $(1,045,007) $4,460,540
  1995
Payment of notes                       11,434                                        11,434
  receivable
Conversion of                 2                                                          -0-
  shares
Exercise of options     113,575                                                     113,800
Issuance of stock
  for obligations in     36,184                                                      36,250
  lieu of cash
Exercise of bridge      153,617                                                     153,952
  loan warrants
Sale of stock in
  connection with     1,970,063                                                   1,975,000
  private placement
Costs related to       (442,395)                                                   (442,395)
  private placement
Exercise of IPO         137,785                                                     138,000
  warrants
Issuance of shares      392,678                                                      393,548
  with acquisitions
Exercise of             149,625                                                      150,000
  private placement
  warrants
Amount paid for
  options, not yet        9,375                                                        9,375
  issued
Compensatory stock        3,000                                                        3,000
  options
Net loss, year
  ended June 30, 1996                                                  (585,315)    (585,315)

Balance - June 30,    8,078,383       (63,928)                       (1,630,322)   6,417,189
  1996
Costs related to       (141,295)                                                    (141,295)
  private placements
Issuance of shares      838,524                                                      840,819
  with acquisitions
Exercise of options      59,709                                                       59,844
Payment of notes                          662                                            662
  receivable
Conversion of                                                                            -0-
  shares
Issuance of
  employee               30,530                                                       30,624
  stock
  purchase plan
  shares
Issuance of shares
  in connection with     79,800                                                       80,000
  consulting
 agreement
Issuance of
  warrants with         125,000                                                      125,000
  convertible
  debentures
Cancellation of                        37,818      8,656 $(37,818)                       -0-
  notes receivable
Payment of notes                       25,448                                        25,448
  receivable
Issuance of             999,990                                                   1,000,000
  preferred stock
Adjustment related
  to beneficial
  conversion
  feature of            330,284                                        (200,000)    130,284
  convertible
  preferred stock
  and convertible
  debentures
Conversion of            (2,295)                                                        -0-
  preferred stock
Dividend on                                                              (4,330)    (4,330)
  preferred stock
Net loss, year                                                       (2,839,664)(2,839,664)
  ended June 30, 1997  ______________________________________________________________________

Balance - June 30,
  1997              $10,398,630       $    -0-     8,656 $(37,818)  $(4,674,316)  $5,724,581
Costs related to       (228,288)                                                    (228,288)
  private placements
Conversion of Debt    2,767,101                                                    2,780,418
Conversion of            (2,458)                                                           0
  preferred stock
Issuance of shares       79,605                                                       80,015
  with acquisition
Issuance Private        498,276                                                      500,000
Placement shares
Conversion of                                                                             -0-
  Shares
Cancel Class C            1,998                                                           -0-
Common Stock
Issue warrants for       46,281                                                       46,281
  services
Issuance of Shares
  with                   36,249                                                       36,458
  consulting
  agreement
Issuance of Shares
  with                  531,991                                                      534,265
  Earn out
  agreement
Issuance of
  employee stock         35,750                                                       35,897
  purchase plan
  shares
Issuance of             949,990                                                      950,000
  preferred stock
Warrant Valuation       101,155                                         (52,349)      48,806
  (Part Dividend)
Net Loss Nine
  months ended                                                       (3,000,746)  (3,000,746)
  March 31,
  1998

Balance - March
  31, 1998          $15,216,280       $    -0-     8,656 $(37,818)  $(7,727,411) $ 7,507,687
  (Unaudited)
                   _________________________________________________________________________

See notes to financial statements                                           F-5

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Cash Flows


                                                 Nine Months Ended           Year Ended
                                                     March 31,                June 30,
                                                    (Unaudited)

                                                1998         1997         1997        1996
Cash flows from operating activities:
  Net loss                                 $(3,000,746)    $82,781  $(2,839,664) $ (585,315)
  Adjustments to reconcile net loss to net
    cash used in operating  activities:
  Non-Cash charge of net cash provided
    (used) by discontinued operations          999,121     335,183  $ 1,299,795    (426,956)
  Deferred tax benefit                              --          --           --    (418,137)
  Depreciation and amortization                334,066     342,340      469,118     377,575
  Beneficial conversion feature of                  --          --      130,284          --
    convertible debt
  Compensatory stock options and stock and          --          --      205,000      39,250
    warrants issued for obligations
  Changes in:
    Accounts receivable                       (710,969) (4,978,221)  (2,929,003) (2,038,160)
    Prepaid expenses and other current assets   90,597    (340,449)    (349,017)    (33,364)
    Other assets                                (6,932)      1,743      196,339     671,521
    Net assets of operations held for sale          --      56,682       56,682     106,886
    Accounts payable                          (452,565)    476,002      884,299   1,249,654
    Accrued expenses and other liabilities     291,201    (105,709)    (143,943)    128,054
                                            ___________  __________   _________  __________

      Net cash used in operating activities (2,456,227) (4,129,648)  (3,020,110)   (928,992)

Cash flows from investing activities:
  Acquisition of property and equipment and   (112,911)   (198,956)    (682,425)   (574,443)
   intangibles
  Loan receivable                              (13,275) (1,461,645)  (3,063,177)    (17,462)
  Costs related to business acquisition       (626,267)   (945,116)          --          --
  Net cash used in investing activities       (752,453) (2,605,717)  (3,745,602)   (591,905)
                                            ___________  __________  ___________  ___________

Cash flows from financing activities:
  Revolving debt, net                         (421,230)  1,753,009    1,789,981          --
  Proceeds from borrowings                     850,000   1,100,000    2,767,373     275,191
  Payments on debt                             (21,450)    (17,570)    (696,886)   (402,828)
  Deferred financing costs                          --          --       21,498    (711,960)
  Issuance of capital stock                  2,049,480   1,027,767      944,173   2,109,166
  Convertible debt                                  --   2,656,250    2,500,000          --
                                             __________  _________    _________  ___________

    Net cash provided by financing
     activities                              2,456,800   6,519,456    7,326,139   1,269,569
                                             __________  _________    _________  __________

Net increase (decrease) in cash and cash
 equivalents                                  (751,880)   (215,909)     560,427    (251,328)
Beginning balance of cash and cash
 equivalents                                   844,471     284,044      284,044     535,372
                                            ___________  __________   _________  ___________

Ending balance of cash and cash equivalents    $92,591     $68,135     $844,471    $284,044
                                            ___________  __________   _________  ___________
Supplemental cash flow information:
  Cash paid during the period for:
    Interest                                $1,373,265  $1,002,575  $ 1,279,862    $312,669
    Income taxes                              $ 98,309    $ 30,000      $86,414    $179,550
Supplemental disclosures of noncash
  investing and financing activities:
    Stock issued for acquisitions of
      equipment and services                $  650,738   $ 920,819     $840,819    $393,548
    Note payable due for litigation
       settlement                                   --          --           --    $225,000
    Capital leases                                  --          --     $284,048     $94,699
    Conversion of preferred stock           $  584,587          --     $500,000          --
    Beneficial conversion feature of
       preferred   stock                            --          --     $200,000          --
    Conversion of Debt to Common Stock      $2,734,375          --          --           --

See notes to financial statements                                           F-6


PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996 (Unaudited with respect to the nine months ended March 31, 1998 and March 31, 1997)

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of presentation and consolidation:

PHC, Inc. ("PHC") operates substance abuse treatment centers in several locations in the United States, a psychiatric hospital in Michigan and psychiatric outpatient facilities in Nevada, Kansas and Michigan. PHC, Inc. also manages a psychiatric practice in New York, operates an outpatient facility through a physicians practice, and operates behavioral health centers through its newest acquisitions. PHC of Utah, Inc. ("PHU") and PHC of Virginia, Inc. ("PHV") provide treatment of addictive disorders and chemical dependency. PHC of Michigan, Inc. ("PHM") provides inpatient and outpatient psychiatric care. PHC of Nevada, Inc. ("PHN") and PHC of Kansas, Inc. ("PHK") provide psychiatric treatment on an outpatient basis. North Point-Pioneer, Inc. ("NPP") operates six outpatient behavioral health centers under the name of Pioneer Counseling Centers. Behavioral Stress Centers, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices (see Note L). Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary provides outpatient services through a physicians practice (see Note L). Quality Care Centers of Massachusetts, Inc. ("Quality Care") operates a long-term care facility known as the Franvale Nursing and Rehabilitation Center. STL, Inc. ("STL") operated day care centers (see Note J). The consolidated financial statements include PHC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Until May 31, 1998, the Company operated Good Hope Center, a substance abuse treatment facility in West Greenwich Rhode Island ("Good Hope"). Until June 1, 1998 the Company also operated a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree Massachusetts. On June 1, 1998 Franvale was placed into state receivership. All financial information for Franvale is reported on the attached financial statements as discontinued operations. The Company does not expect that the liquidation of the Franvale Operations will have a material negative impact on the financial position or results of operation of the Company.

For the year ended June 30, 1996, the Company incurred start-up costs related to an addition at Quality Care prior to obtaining a license to admit patients. These costs, amounting to $128,313, are included in discontinued operations.

During the year ended June 30, 1997, the Company recorded an increase in its accounts receivable reserve and a substantial portion of the increase was recorded in the fourth fiscal quarter.

Revenues and accounts receivable:

Patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

Medicaid reimbursements are currently based on established rates depending on the level of care provided and are adjusted prospectively at the beginning of each calendar year. Medicare reimbursements are currently based on provisional rates that are adjusted retroactively based on annual calendar cost reports filed by the Company with Medicare. The Company's calendar year cost reports to Medicare are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and provides for estimated Medicare adjustments. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits.
                                                                           F-7

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Revenues and accounts receivable: (continued)
The Company has $1,787,000 of receivables from Medicaid and Medicare at June 30, 1997, which constitute a concentration of credit risk should Medicaid and Medicare defer or be unable to make reimbursement payments as due. This amount includes receivables due to Franvale Nursing and Rehabilitation which is reported as Net current assets of discontinued operations or Net current liabilities of discontinued operations on the accompanying Balance Sheet.

Charity care amounted to approximately $725,000 and $865,000 at June 30, 1997 and 1996, respectively and is classified as patient care revenue and an equal amount of cost is charged to patient care expenses in the statements of operations.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated and straight-line methods. The estimated useful lives are as follows:


                    Assets                    Estimated
                                             Useful Life

              Buildings                    20 through 39 years
              Furniture and equipment       3 through 10 years
              Motor vehicles                5 years
              Leasehold improvements        Term of lease

Other assets:

Other assets represent deposits, deferred expenses and covenants not to compete. Covenants not to compete are amortized over the life of the underlying agreement using the straight line method.

Goodwill, net of accumulated amortization:

The excess of the purchase price over the fair market value of net assets acquired are being amortized on a straightline basis over their estimated useful lives, generally twenty years.

Basic and diluted loss per share:

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock for each fiscal year excluding Class C Common Shares held in escrow. Common stock equivalents are not considered in loss years because they are anti-dilutive.

In 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, Earnings per share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive affects of options, warrants and convertible securities. Dilutive earnings per share is very similar to the previously reported fully diluted earnings per share.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
                                                                           F-8

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE A-THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash equivalents:
Cash equivalents are short-term highly liquid investments with original maturities of less than three months.
Fair value of financial instruments:
The carrying amounts of cash, trade receivables, other current assets, accounts payable, notes payable and accrued expenses approximate fair value.

Impairment of long-lived assets:

During the year ended June 30, 1997 the Company wrote-off the carrying value of the goodwill for one of its subsidiaries in the amount of approximately $50,000.

Stock-based compensation:

The Company accounts for its employee stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a fair-value-based method of accounting for stock-based compensation plans. The Company adopted the disclosure only alternative in fiscal year 1997 which requires disclosure of the pro forma effects on loss and loss per share as if SFAS No. 123 had been adopted, as well as certain other information.

Unaudited Interim Financial Statements:

In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included for the nine months ended March 31, 1998 and 1997. Operating results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment is comprised as follows:
                                                             June 30,
                                                        1997           1996
              Land                                   $  302,359     $  251,759
              Buildings                               7,854,419      7,338,838
              Furniture and equipment                 1,760,359      1,404,716
              Motor vehicles                             50,889         50,889
              Leasehold improvements                    385,543        301,067
                                                     ___________    __________
                                                     10,353,569      9,347,269
              Less accumulated depreciation and
                amortization                          1,945,358      1,463,206
              Less Net Assets of Franvale Nursing
                & Rehabilitation Center
              (The above table shows assets related
                to Franvale which is presented as
                discontinued operations on the
                accompanying balance sheet.)          4,883,016      4,861,644
                                                     ___________     _________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, l997 and 1996

NOTE C - LONG-TERM DEBT

Long-term debt is summarized as follows:

                                                                   June 30,
                                                               1997      1996
                                                               _____     _____

Note payable with interest at 9% requiring monthly payments
 of $1,150 through May 2001                                 $44,816     $58,154
Note payable due in monthly installments of $2,000
 including imputed interest at 8% through April 1, 1999      40,574      60,163
9% mortgage note due in monthly installments of $4,850
 through July 1, 2012, when the remaining principal balance
 is payable                                                 492,996    505,485
Note payable due in monthly installments of $21,506
 including interest at 10.5% through November 1, 1999,
 collateralized by all assets of PHN and certain
 receivables                                                547,092     735,213
Construction obligations:
  Construction note payable collateralized by real estat
    and insured by HUD due in monthly installments of
    $53,635, including interest at 9.25%, through
    December 2035                                         6,757,422   6,301,986
  Other construction obligations to be added to note
     payable                                                     --     344,802
Note payable to a former vendor, payable in monthly
  installments of $19,728 including interest at 9.5%             --     152,353
Note payable due in monthly installments of $26,131
  including interest at 11.5% through June 2000 when the
  remaining principal balance is payable, collateralized
  by all assets of NPP (see Note L)                         818,371          --
Note payable due in monthly installments of $5,558
  including interest at 9.25% through May 2012 when the
  remaining principal balance is payable, collateralized by
  the real estate                                           538,605          --
Term mortgage note payable with interest only payments
  through March 1998 principal due in monthly installments of
  $9,167 beginning April 1998 through February 2001, a
  balloon payment of approximately $780,000 plus interest is due March 2001, interest at prime plus 5% (13.5% at June
  30, 1997) collateralized by all assets of  PHM with an
  additional $500,000 borrowed under the mortgage
  subsequen to June 30, 1998                               1,100,000         --
                                                          __________  _________
                                                          10,339,876  8,158,156
Less Amounts applicable to Franvale (shown as
  discontinued operations on the accompanying
  balance sheet)                                           6,757,422  6,799,141

Less current maturities                                      560,914   233,531
                                                           _________   ________
Noncurrent maturities                                     $3,021,540 $1,125,484

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE C - LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows as of June 30, 1997:

                 Year Ending
                 June 30,                                    Amount
                 1998                                   $   560,914
                 1999                                       671,381
                 2000                                       560,171
                 2001                                     1,363,216
                 2002                                        20,634
                 Thereafter                                 406,138
                                                        _____________
                                                         $3,582,454

In fiscal  year  1997,  the  Company  issued  7%  convertible  debentures  due
December 31, 1998 in the aggregate principal amount of $3,125,000. The number of shares of Class A common stock into which the debentures may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 94% of the average closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the date of conversion. The beneficial conversion feature, valued at $130,284, was recorded as additional interest. In addition, on March 31, 1997 the Company issued warrants to the debenture holders as compensation for amending the debenture agreement to allow for a later filing of the Registration Statement which was originally required to be filed in December 1996. The warrants provide for the purchase of 150,000 shares of Class A common stock at $2.00 per share and expire in 2003. The warrants were valued at $125,000. Subsequent to June 30, 1997, all of the convertible debentures were converted into 1,331,696 shares of Class A common stock.

The Company has entered into a revolving credit note and a secured note with maximum advances of $1,500,000 and $1,000,000, respectively. Advances are made based on a percentage of accounts receivable and principal is payable upon receipt of proceeds of the accounts receivable. Interest is payable monthly at prime plus 2.25% (10.75% at June 30, 1997). These agreements were renewed to include three additional facilities for a total amount of $4,000,000 and are automatically renewable for one-year periods thereafter unless terminated by either party. Upon expiration, all remaining principal and interest is due. The notes are collateralized by substantially all of the assets of the Company's subsidiaries excluding Franvale.

NOTE D - CAPITAL LEASE OBLIGATION

At June 30, 1997, the Company was obligated under various capital leases for equipment and real estate providing for monthly payments of approximately
$31,000 for fiscal 1998 and terms expiring from December 1997 through February 2014.

The carrying value of assets under capital leases is as follows:

                                                            June 30,
                                                      1997            1996
                                                   __________      __________
       Building                                    $1,477,800      $1,477,800
       Equipment and improvements                     485,004         214,754
       Less accumulated depreciation and
       amortization                                  (501,732)       (400,768)
                                                   ___________     ____________
                                                   $1,461,072      $1,291,786
                                                   ___________     ___________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE D - CAPITAL LEASE OBLIGATION (CONTINUED)

Future minimum lease payments under the terms of the capital lease agreements are as follows at June 30, 1997:


       Year Ending                                        Real
       June 30,                         Equipment       Property        Total
       __________                       _________       ________       ________
       1998                             $ 140,307     $  231,000      $ 371,307
       1999                               117,083        239,000        356,083
       2000                                95,121        259,248        354,369
       2001                                70,828        272,208        343,036
       2002                                13,557        295,188        308,745
       Thereafter                              --      4,641,348      4,641,348
                                        _________    ___________     __________


       Total future minimum lease
        payments                          436,896      5,937,992      6,374,888
       Less amount representing
        interest                           83,804      4,556,574      4,640,378

       Present value of future
         minimum lease payments           353,092      1,381,418      1,734,510
       Less amounts attributable
        to Franvale                       202,656             --        202,656
       Less current portion                59,722         37,316         97,038
                                         _________     _________      _________
       Long-term obligations
        under capital lease             $  90,714     $1,344,102     $1,434,816
                                        _________     __________     ___________

NOTE E - NOTES PAYABLE - RELATED PARTIES

Related party debt is summarized as follows:
                                                               June 30,
                                                            1997        1996
                                                         ________     _________
Note payable, President and principal stockholder,
  interest at 8%, due in installments through 1998       $ 55,296     $  78,996
Notes payable, other related parties, interest at
  12% and payable on demand                                20,000        24,998
                                                         _________     _________
                                                           75,296       103,994
Less current maturities                                    51,600        56,600
                                                         _________     ________
                                                         $ 23,696     $  47,394

Maturities of related party debt are as follows at June 30, 1997:

                 Year Ending
                  June 30,                               Amount
                  1998                                   $51,600
                  1999                                    23,696
                                                         _________
                                                         $75,296

Related party interest on notes receivable related to the purchase of Class A common stock approximated $1,699 and $4,295 for the years ended June 30, 1997 and 1996, respectively.
                                                                     F-12

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE F - INCOME TAXES

The Company has the following deferred tax assets included in the accompanying balance sheets:

                                                          Year Ended
                                                           June 30,
                                                       1997         1996
                                                ____________        __________
          Temporary differences attributable to:
             Allowance for doubtful accounts    $  1,007,000        $  510,000
             Depreciation                            147,000           154,700
             Other                                     3,000             5,300
          Operating loss carryforward                340,000                --
                                                 ___________        ___________

                Total deferred tax asset           1,497,000           670,000

          Less:
              Valuation allowance                   (827,000)               --
                                                 ____________       ___________
          Subtotal                                   670,000           670,000
              Current portion                       (515,300)         (515,300)
                                                  ____________       ___________

                Long-term portion                 $  154,700        $  154,700
                                                  ____________       ___________

The Company had no deferred tax liabilities at June 30, 1997 and 1996.

Income tax expense (benefit) is as follows:
                                             Nine                Year Ended
                                            Months                June 30,
                                            Ended
                                           March 31,
                                            1998        1997        1996
                                          ________   ___________   ___________

          Deferred income taxes benefit                            $ (418,137)
          Current income taxes            $105,509    $  197,311   $  206,546
                                          ________    __________   ____________
                                          $105,509    $  197,311   $ (211,591)
                                          ________    __________   ____________

Reconciliations of the statutory U.S. Federal income taxes based on a rate of 34% to actual income taxes is as follows:

                                       Nine Months                 Year Ended
                                       Ended March                   June 30,
                                           31,
                                          1998           1997          1996
                                      _____________  ____________  ____________
          Income tax benefit at
            statutory rate             $(1,020,254)  $ (898,400)   $ (271,000)
          State income taxes               105,509      197,311        80,850
          Increase in valuation
            allowance                      960,254      827,000            --
          Increase due to
            nondeductible items,
            primarily penalties and
            travel and entertainment
             expenses                       15,000       12,000        12,100
          Other                             45,000       59,400       (33,541)
                                       ____________   __________    ___________

                                        $  105,509   $  197,311    $ (211,591)
                                       ____________    _________    ___________

At June 30,1997 the Company had a net operating loss carryforward amounting to approximately $994,000 which expires at various dates through 2012.

Subsequent to June 30, 1997, the Company may be subject to Internal Revenue Code provisions which limit the loss carryforward available for use in any given year.
                                                                          F-13

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE G - COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases:

The Company leases office and treatment facilities and furniture and equipment under operating leases expiring on various dates through January 2003. Rent expense for the years ended June 30, 1997 and 1996 was approximately $752,000 and $450,000, respectively. Minimum future rental payments under noncancelable operating leases, having remaining terms in excess of one year as of June 30, 1997 are as follows:

             Year Ending
             June 30,              Amount

             1998                $688,105
             1999                 441,833
             2000                 297,780
             2001                 202,876
             2002                  93,450
             Thereafter           136,864
                               ___________
                               $1,860,908

Litigation:

At June 30, 1997 the Company was involved in two litigation matters related to the use of its trademark name, PIONEER HEALTHCARE. Pursuant to an agreement reached in February 1998 on one matter, the Company is now doing business as Pioneer Behavioral Health in certain jurisdictions.

NOTE H - STOCK PLANS

[1]  Stock plans:

The Company has three stock plans: a stock option plan, an employee stock purchase plan and a nonemployee directors' stock option plan.

The stock option plan provides for the issuance of a maximum of 400,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

The employee stock purchase plan provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. A maximum of 150,000 shares may be issued under this plan.
                                                                          F-14

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[1]  Stock plans: (continued)
Also in October 1995, the Company adopted a non-employee directors' stock option plan that provides for the grant of nonstatutory stock options automatically at the time of each annual meeting of the Board. Through June 30, 1997, options for 11,500 shares were granted under this plan. A maximum of 50,000 shares may be issued under this plan. Each outside director shall be granted an option to purchase 2,000 shares of Class A common stock at fair market value, vesting 25% immediately and 25% on each of the first three anniversaries of the grant.

In February 1997, all 95,375 shares underlying the then outstanding employee stock options were repriced to the current market price, using the existing exercise durations.

Under the above plans, at June 30, 1997, 179,198 shares were available for future grant or purchase.

The Company had the following activity in its stock option plans for fiscal 1997 and 1996:

                                                   Number     Weighted-Average
                                                     of           Exercise
                                                   Shares          Price
                                                                 Per Share
               Option plans:
               Balance - June 30, 1995             92,000             $5.10
               Granted                             46,500             $6.20
               Cancelled                           (1,250)            $5.00
               Exercised                          (22,500)            $5.06
                                                  ________
               Balance - June 30, 1996            114,750             $5.56
               Granted                            125,500             $4.56
               Repriced options:
               Original                           (95,375)            $5.99
               Repriced                            95,375             $3.50
               Cancelled                          (21,400)            $6.05
               Exercised                          (13,475)            $5.16
                                                  ________
               Balance - June 30, 1997            205,375             $4.27
                                                  ________

Options for 89,250 shares are exercisable as of June 30, 1997 at exercise prices ranging from $2.87 to $6.63 and a weighted-average exercise price of approximately $3.71 per share, with a weighted-average remaining contractual life of approximately three years.

The exercise prices of options outstanding at June 30, 1997 range from $2.87 to $6.63 per share and have a weighted-average exercise price of approximately $3.07 per share, with a weighted-average remaining contractual life of approximately four years.

[2]     Stock-based compensation:

The Company has adopted the disclosure-only provisions of SFAS No. 123, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. There was no compensation expense recognized in 1997 or 1996. If the Company had elected to recognize compensation cost for the plans based on the fair value at the grant date for awards granted, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed to the pro forma amounts indicated below:
                                                       Year Ended
                                                        June 30
                                                  1997              1996
                                               _________          _________

       Net loss            As reported        $(2,839,664)       $(585,315)
                           Pro forma           (2,893,272)        (610,497)
       Net loss per share  As reported             $(0.87)       $   (0.22)
                           Pro forma                (0.88)           (0.23)

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[2]  Stock-based compensation: (continued)

The fair value of the Company's stock options used to compute pro forma net loss and net loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997 and 1996: dividend yield of 0%; expected volatility of 30%; a risk-free interest rate of between 5% and 7%; and an expected holding period of five years.

The per share weighed-average grant-date fair value of options granted during the years ended June 30, 1997 and 1996 was $3.44 and $2.07, respectively.

NOTE I - SEGMENT INFORMATION

At June 30, 1997, the Company's operations were classified into two primary business segments: substance abuse/psychiatric services and long-term care.
The long-term care segment is reported on the accompanying Financial Statements as Discontinued Operations.

                                                     Year Ended
                                                      June 30,
                                               1997               1996
                                            _________           _________
Revenue:
  Substance abuse/psychiatric services    $  20,700,616      $ 16,525,672
  Long-term care                              5,306,717         5,043,922
    Other                                       629,761           233,164
Management fees                                 597,278                --
                                          _____________      ____________
                                          $  27,234,372      $ 21,802,758
                                          _____________      ____________
Income (loss) from operations:
  Substance abuse/psychiatric services    $     627,341      $  1,024,245
  Long-term care                             (1,447,468)         (826,463)
  Other (PDSS)                                  305,321            86,757
  General corporate                            (427,272)         (180,966)
  Interest and other income (expense), net   (1,700,275)         (900,479)
                                          ______________     _____________

Loss before income taxes                  $  (2,642,353)     $   (796,906)

Depreciation and amortization:
  Substance abuse/psychiatric services    $     449,641      $    349,437
  Long-term care                                210,130           176,450
  General corporate                              19,477            28,138
                                          _____________      ____________
                                          $     679,248      $    554,025

Capital expenditures:
  Substance abuse/psychiatric services    $     729,661      $   233,466
  Long-term care                                213,489          982,978
  General corporate                              63,150           16,583
                                          _____________      ____________
                                          $   1,006,300      $ 1,233,027
                                          _____________      ____________
Identifiable assets:
  Substance abuse/psychiatric services    $  18,352,342      $10,877,197
  Long-term care                              7,437,633        8,619,133
  General corporate                           2,070,834        1,264,205
Net assets of operations held for sale               --           56,682
                                          _____________      ___________
                                          $  27,860,809      $20,817,217

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE J - OPERATIONS HELD FOR SALE AND DISCONTINUED OPERATIONS

The  Company  has  systematically  phased out its day care  center  operations
(STL). At June 30, 1996, the Company had net assets relating to its day care centers amounting to approximately $57,000, which primarily represented the depreciated cost of one remaining real estate parcel. The parcel was sold in October 1996 at a gain of approximately $38,000.

The Company reported its long term care facility, Franvale Nursing and Rehabilitation Center as discontinued operations beginning December 31, 1997 based on the pending sale to Lexington Healthcare Group, Inc. On May 26, 1998, PHC, Inc.'s wholly owned subsidiary, Quality Care Centers of Massachusetts, Inc., which operates Franvale Nursing and Rehabilitation Center, filed for reorganization under Chapter 11. On May 29, 1998, the Bankruptcy Court terminated the Chapter 11 proceeding determining that there was no likelihood of reorganization since the prospective acquirer of the facility was now imposing certain terms unacceptable to all interested parties and that the transfer of patients and liquidation of assets could be as readily effectuated in a state court receivership under the aegis of the Massachusetts Health Care Statutes and accordingly dismissed the Chapter 11 case. On June 1, 1998, a receiver was appointed to transfer the patients and close the facility expeditiously.

      Although the full extent of the financial impact on PHC, Inc. cannot be determined at this time, the management of PHC, Inc. does not believe that the liquidation of the assets and liabilities of Quality Care Centers of Massachusetts, Inc. will have a substantial negative impact on PHC's financial  position  and  results  of  operations.  Quality  Care  Centers  of
Massachusetts, Inc. posted a loss from Discontinued Operations of approximately $1.8 million in the nine months ended March 31, 1998 and $1.9 million in the previous fiscal year. The elimination of this loss will enhance the profitability of PHC.



NOTE K - CERTAIN CAPITAL TRANSACTIONS

In addition to the outstanding options under the Company's stock plans (Note
H), the Company has the following options and warrants outstanding at June 30, 1997:

                                 Number of       Exercise         Expiration
        Description             Units/Shares     Price               Date

  Bridge warrants                5,024 units    $4.38 per unit   September 1998
  Unit purchase option         148,171 units    $5.91 per unit   March 1999
  IPO warrants               1,681,832 shares   $6.29 per share  March 1999
  Private placement warrants   715,682 shares   $3.93 per share  January 1999
  Bridge warrants               34,710 shares   $7.39 per share  March 1999
  Warrant for services          25,000 shares   $6.88 per share  October 2001
  Warrant for services           3,093 shares   $3.39 per share  February 2002
  Consultant warrant
    (see below)                160,000 shares   $2.62 per share  March 2002
  Convertible debenture
   warrants (Note C)           150,000 shares   $2.00 per share  March 2002
  Preferred stock warrant       50,000 shares   $2.75 per share  June 2000

Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at $7.50 per share.

In June 1997, the Company received $1,000,000 in exchange for the issuance of Series A convertible preferred stock and warrants to purchase 50,000 shares of Class A common stock. The warrants are exercisable at $2.75 per share and expire in 2000. The warrants were valued at $30,000. The number of shares of Class A common stock into which the preferred stock may be converted is equal to 80% of the closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the conversion. The beneficial conversion feature, due to the 80% discount above, valued at $200,000 was recorded as additional dividends. In June 1997, 500 shares of preferred stock were converted into 229,640 shares of Class A common stock. Subsequent to year-end the 500 remaining shares of preferred stock were converted into 246,305 shares of Class A common stock. The issuance of these securities will result in the issuance of some additional Class A common shares under existing dilution agreements with other stockholders.

Cumulative preferred dividends are at the rate of $60 per share per year, payable quarterly. Dividends are payable in cash or in shares of preferred stock at $1,000 per share. At June 30, 1997, accrued dividends amounted to $4,330.

Certain Consultant Warrants may be canceled if certain stock prices, as defined in the agreement, are not achieved by March 3, 1998.

In February 1996, the Company issued, in a private placement, units comprised of 6,250 shares of Class A common stock and warrants to purchase 9,375 shares of Class A common stock. A total of 79 units, representing 493,750 shares of Class A common stock and 740,625 warrants were issued in the offering at a gross purchase price of $1,975,000. Fees and expenses payable in connection with the offering total $442,395. Subject to the terms and conditions of the applicable warrant agreement, each warrant is exercisable for one share of Class A common stock at an exercise price of $4.00, subject to adjustment upon certain events. The warrants expire in January 1999. Upon the issuance of the units described above, certain additional shares of Class A common stock or securities exercisable therefor become issuable under the antidilution provisions of certain outstanding securities of the Company.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE K - CERTAIN CAPITAL TRANSACTIONS (CONTINUED)

Subsequent to June 30, 1997, the Class C common stock was canceled and retired because of restrictions on the release of the stock, due to earnings targets which were not achieved.

Subsequent to June 30, 1997, the Company issued a warrant which expires May 2002 for the purchase of 150,000 shares of common stock in exchange for services at an exercise price of $2.50 per share. The Company also issued warrants to purchase 191,617 shares of common stock in conjunction with private placements. These warrants expire in September 2002 and March 2003 and have exercise prices ranging from $2.31 to $2.90 per share.

NOTE L - ACQUISITIONS

On November 1, 1995, the Company purchased an outpatient facility located in Nevada ("PHN") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of $631,000 in cash and 75,000 shares of Class A common stock of PHC, Inc. which were valued at $323,000. The purchase price was allocated as follows:

               Accounts receivable                        $231,509
               Equipment and other assets                   54,397
               Covenant not to compete                      10,500
               Goodwill                                    671,359
               Accrued benefits payable                    (13,765)
                                                          _________
                                                          $954,000
                                                          _________

On March 29, 1996 PHN entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of four years.

On March 16, 1996, the Company purchased an outpatient facility located in Kansas ("PHK") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of 12,000 shares of Class A common stock of PHC, Inc., valued at $70,548. The purchase price was allocated as follows:

               Equipment and other assets                  $20,000
               Covenant not to compete                      10,000
               Goodwill                                     40,548
                                                           ________
                                                           $70,548
                                                           ________

In connection with the acquisition, PHK entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of three years.

In September 1996, the Company purchased the assets of seven outpatient behavioral health centers located in Michigan ("NPP"). The centers were purchased for $532,559 and 15,000 shares of Class A common stock of PHC, Inc. valued at $5.04 per share. The Company borrowed $900,000 (see Note C) to finance the purchase and to provide working capital for the centers. The purchase price was allocated as follows:

               Office equipment                           $ 18,000
               Covenants not to compete                     20,000
               Goodwill                                    597,746
               Deposits                                     15,072
               Liabilities assumed                         (42,659)
                                                          _________
                                                          $608,159

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

Concurrent with the asset purchase agreement, NPP entered into an employment agreement with a former owner which requires an annual salary of $150,000 and an annual bonus. The agreement is effective for four years and is automatically extended for successive one year terms unless terminated. The salary and bonus are subject to adjustment based on collected billings.

NPP also entered into a management agreement whereby $1,500 per month would be paid for five years to the former owners.

Subsequent to year-end, under the employment agreement, the Company issued 15,000 unregistered shares of Class A common stock.

On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A common stock to the former owners of Behavioral Stress Centers, Inc. Also, in connection with the merger, another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices theretofore serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at June 30, 1997 Perlow owed the Company $3,063,177 which includes in addition to acquisition costs, management fees of approximately $511,000 and interest on the advances of approximately $176,000. It is expected that the obligations will be paid over the next several years and accordingly, most of these amounts have been classified as noncurrent. The Company has no ownership interest in Perlow.

The purchase price of BSC was allocated as follows:

Goodwill                            $63,600
Equipment and other assets           20,000
                                    _______
                                    $83,600
                                    _______

The merger agreement requires additional purchase price to be paid by BSC to the former owners of Behavioral Stress Centers, Inc. for the three years following the merger date. The additional purchase price is based on the income of BSC before taxes and is to be paid in PHC stock, at market value up to $200,000 and the balance, if any, in cash.

BSC also entered into a management agreement with Perlow. The agreement requires Perlow to pay 25% of its practice expenses to BSC on a monthly basis over a five-year period with an automatic renewal for an additional five-year period. Effective January 1, 1998 the management agreement was amended to pay 20% of the practice expenses to BSC in management fees.

On November 1, 1996, BSC entered into a lease agreement for its facilities. The lease payments are due in equal monthly installments over a three year period with an option to extend annually for three additional years. The lease is to be paid by Perlow in accordance with the management agreement.

On January 17, 1997, with an effective date of January 1, 1997, the Company entered into a Stock Exchange Agreement with a Virginia corporation owned by two individuals to whom the Company has an outstanding note payable. The corporation consists of private practices of psychiatry. The Stock Exchange Agreement provided that in exchange for $50,000 in cash and 64,500 shares of restricted Class A common stock, the Company received an 80% ownership interest in the Virginia corporation. The Company also paid $80,444 in legal fees in connection with the Agreement. Concurrent with the Stock Exchange Agreement the two owners of the Virginia corporation each executed Employment Agreements with the Virginia corporation to provide professional services and each

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

was granted an option to purchase 15,000 shares of Class A common stock at an exercise price of $4.87 per share. The options expire on April 1, 2002. Each agreement requires an annual salary of $200,000 and expires in five years. Further, a Plan and Agreement of Merger was executed whereby the Virginia corporation was merged into PCV.

On January 17, 1997 PCV entered into a purchase and sale agreement with an unrelated general partnership, to purchase real estate with buildings and improvements utilized by the Virginia Corporation for approximately $600,000 of which $540,000 was paid through the issuance of a note (Note C).

In accordance with the above agreements the purchase price was allocated as follows:

           Land                              $  50,600
           Building                            540,000
           Covenant not to compete              50,000
           Goodwill                            285,038
                                             _________
                                             $ 925,638
                                             _________

In accordance with the agreement the two owners will be paid a finders fee for all subsequently acquired medical practices within a 200 mile radius of PCV and those medical practices identified by the owners wherever the location. The finders fee is payable in Class A common stock and in cash.

Information is not available to present pro forma financial information relating to the 1997 acquisitions. The Company has so advised the Securities and Exchange Commission and has received a no action letter with respect to this matter. Had the acquisitions made during the fiscal years ended June 30, 1996, been made as of July 1, 1995, the pro forma effect on the Company's results of operations would have been immaterial.

NOTE M - SALE OF RECEIVABLES

The Company has entered into a sale and purchase agreement whereby third-party receivables are sold at a discount with recourse. The interest rate is calculated at 5.5% plus the six-month LIBOR rate which is 11.5% and 11.3% at June 30, 1997 and 1996, respectively. The amount of receivables subject to recourse at June 30, 1997 totaled approximately $577,000 and the agreement states that total sales of such outstanding receivables are not to exceed $4,000,000. Proceeds from the sale of these receivables totaled approximately $3,000,000 and $3,500,000 for the years ended June 30, 1997 and 1996, respectively. The purchase fees related to the agreement amount to approximately $127,000 and $73,720 for the years ended June 30, 1997 and 1996, respectively, and are included in interest expense in the accompanying consolidated statement of operations. Subsequent to June 30, 1997 the Company refinanced this debt with Healthcare Financial Partners, Inc. to provide for receivables funding and liquidate the debt due to Finova Capital from PHC of Virginia, Inc. and PHC of Rhode Island, Inc. and provide receivables funding for Pioneer Counseling of Virgina, Inc.

NOTE N - OTHER EVENTS SUBSEQUENT TO JUNE 30, 1997

In September 1997, the Company received $500,000 in exchange for the issuance of 172,414 shares of unregistered Class A common stock.

On March 26, 1998 the Company issued 227,347 shares of the Company's Class A Common Stock to the former owners of Behavioral Stress Centers, Inc. now BSC-NY, Inc. in full payment for the earn-out due to be paid to them for the year ended October 31, 1997.

Also, subsequent to June 30, 1997, the Company purchased the assets of an outpatient clinic in Virginia for 26,024 shares of Class A common stock and $50,000 in cash. The clinic's operations will be included in PCV.

On March 10, 1998 the Company issued a warrant to purchase 52,500 shares of PHC, Inc. Class A Common Stock, exercisable at $2.38 per share, to Healthcare Financial Partners, Inc. in conjunction with a $350,000 financing provided to PHC, Inc.

On July 10, 1998 the Company issued a warrant to purchase 52,500 shares of PHC, Inc. Class A Common Stock, exercisable at $2.00 per share, to Healthcare Financial Partners, Inc. in conjunction with the payment extension granted on the $350,000 financing provided to PHC, Inc.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

              Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term in office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 25.  Other Expenses of Issuance and Distribution

     It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder:


     SEC Registration Fee  .................$   756
     NASDAQ Listing Fees  ..................$ 7,500
     Legal Fees and Expenses ...............$35,000
     Accounting Fees and Expenses ..........$15,000
     Miscellaneous  ........................$ 4,244

                    Total...........$62,500

     The Registrant will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

     In the three years preceding the filing of this registration statement, the
Registrant  has  issued  the  following   securities  without  registering  such
securities under the Securities Act.

     On July 7, 1995 the Company issued a warrant for the purchase of up to 1,600 shares of Class A Common Stock at an exercise price of $5.47 to Westergard Publishing in payment for investor relations services.

     On November 1, 1995 the Company issued 75,000 shares of Class A Common Stock to Norton A. Roitman in exchange for the acquisition by the Company of Dr. Roitman's interest in Harmony Healthcare.

     On February 8, 1996 the Company issued 79 units, each of which consisted of 6,250 shares of Class A Common Stock, and 9,375 warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $4.00 per share to 11 investors in a private placement, which resulted in net proceeds to the Company of approximately $1,524,800.

     On March 15, 1996 the Company issued 12,000 shares of Class A Common Stock to Ronald J. Dreier in exchange for the acquisition by the Company of Mr. Dreier's interest in Total Concept.

     On April 15, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Peter Mintz as payment for investor relations services.

     On April 23, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Barrow Street Research as payment for investor relations services.

     On September 30, 1996 the Company issued 6,000 shares of Class A Common Stock to Leon Rubenfair and 9,000 shares of Class A Common Stock to Alan Rickfelder in exchange for the acquisition by the Company of their interest in NPP.

     On November 1, 1996 the Company issued 114,375 shares of Class A Common Stock to Dr. Irwin Mansdorf and 35,625 shares of Class A Common Stock to Dr. Yakov Burstein in exchange for the acquisition by the Company of Drs. Mansdorf's and Burstein's interest in BSC.

     On January 13, 1997 the Company issued 32,250 shares of Class A Common Stock to each of Dr. Himanshu Patel and Dr. Mukesh P. Patel in exchange for the acquisition by the Company of their interest in PCV.

     On November 11, 1996 the Company issued a warrant to purchase up to 25,000 shares of Class A Common Stock at an exercise price of $6.88 per share to Alpine Capital Partners as payment for consulting services. The exercise price of the warrants was adjusted to $2.00 in July 1997.

     On February 18, 1997, the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $3.50 per share to Barrow Street Research as payment for investor relation services.

     On December 6, 1996 the Company issued 7% Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 (the "Debentures") to Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") resulting in $2,500,000 of proceeds to the Company.

     On March 31, 1997 the Company issued a warrant to purchase up to 90,000 shares of Class A Common Stock to Infinity and a warrant to purchase up to 60,000 shares of Class A Common Stock to Seacrest at an exercise price of $2.00 per share in consideration of Infinity and Seacrest waiving certain liquidated damages payable to them pursuant to the Debentures.

     On March 3, 1997 the Company issued a warrant to purchase up to 160,000 shares of Class A Common Stock at an exercise price of $2.62 per share to C.C.R.I. Corporation as payment for consultant services.

     On March 4, 1997 the Company issued 100 shares of Class A Common Stock to Charles E. Hauff a former employee in consideration of past employment services.

     On October 2, 1997 the Company also issued 172,414 shares of the Company's Class A Common Stock to ProFutures Special Equities Fund, L.P. in a private placement finalized in September 1997 resulting in net proceeds to the Company of approximately $445,000.

     On October 2, 1997 the Company also issued 26,024 shares of the Company's Class A Common Stock to Counseling Associates of Southwest Virginia, Inc. in connection with the acquisition of the assets of Counseling Associates of Southwest Virginia, Inc.

     In September 1997 the Company issued a warrant to purchase up to 150,000 shares of Class A Common Stock at an exercise price of $2.50 per share to Brean Murray and Company, Inc. in exchange for $100.00 and services rendered.

     In September 1997 the Company issued a warrant to purchase up to 86,207 shares of Class A Common Stock at an exercise price of $2.90 per share to ProFutures Equity Fund in conjunction with a private placement.

     In March 1998 the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $2.90 per share to ProFutures Equity Fund in conjunction with a private placement.

     On March 10, 1998 the Company issued a warrant to purchase 52,500 shares of PHC, Inc. Class A Common Stock, exercisable at $2.38 per share, to Healthcare Financial Partners, Inc. in conjunction with a $350,000 financing provided to PHC, Inc.

     On March 18, 1998 the Company issued warrants to purchase 49,990 shares of Class A Common Stock at an exercise price of $2.31 per share to ProFutures
Special Equities Fund, L.P.(26,315 shares), Augustine Fund, L.P. (10,525 shares), Gary D. Halbert (7,890) and John F. Mauldin (5,260 shares) in conjunction with a private placement.

     On March 26, 1998 the Company issued 227,347 shares of the Company's Class A Common Stock to the former owners of Behavioral Stress Centers, Inc. now BSC-NY, Inc. in full payment for the earn-out due to be paid to them for the year ended October 31, 1997.

     None of the sales of securities described above involved an underwriter. Each sale was made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act on the basis that such sales by the Registrant did not involve a public offering. Additionally, the February 8, 1996 private placement was made in reliance upon Regulation D of the Securities Act of 1933 pursuant to which the Registrant filed a Form D on January 25, 1996.

Item 27.  Exhibits

 Exhibits Index

 Exhibit No.                             Description

         3.1 Restated Articles of Organization of the Registrant, as amended. (Filed as exhibit 3.1 to the Company's Registration Statement on March 2, 1994)
       3.1.1 Articles of Amendment filed with the Commonwealth of Massachusetts on January 28, 1997.
         3.2 By-laws of the Registrant, as amended. (Filed as exhibit 3.2 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
         3.3 Certificate of Vote of Directors establishing a Series of a Class of stock dated June 3, 1997.
         4.1 Form of Warrant Agreement. (Filed as exhibit 4.1 to the Company's Registration Statement on March 2, 1994)
         4.2 Form of Unit Purchase Option. (Filed as exhibit 4.4 to the Company's Registration Statement on March 2, 1994)
         4.3 Form of warrant issued to Robert A. Naify,  Marshall Naify,  Sarah
             M. Hassanein and Whitney Gettinger. (Filed as exhibit 4.6 to the Company's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
         4.4 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement. (Filed as exhibit 4.8 to the Company's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
         4.5 Form of Warrant Agreement issued to Alpine Capital Partners, Inc. to purchase 25,000 Class A Common shares dated October 7, 1996. (Filed as exhibit 4.15 to the Company's Current Report on Form
             8-K, filed with the Securities and Exchange Commission on November 5, 1996. Commission file number 0-23524).
         4.6 Form of Warrant Agreement issued to Barrow Street Research, Inc. to purchase 3,000 Class A Common shares dated February 18, 1997. (Filed as exhibit 4.17 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.7 Form of Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock. Filed as an exhibit to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.8 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock dated 6/4/97. (Filed as exhibit 4.22 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
         4.9 Warrant Agreement by and between Brean Murray & Company and PHC, Inc. dated 07/31/97 (See 10.125). (Filed as exhibit 4.23 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
        4.10 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97. (Filed as exhibit 4.25 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. (Commission file number 0-23524).
        4.11 Transfer from Seacrest Capital Securities of PHC, Inc. and securities to Summit Capital Limited dated 12/19/97. (Filed as exhibit 4.26 to the  Company's  report on Form 10-KSB,  filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
        4.12 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock.
             (Filed as exhibit 4.27 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524).
        4.13 Subscription Agreements and Warrants for Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit 4.28 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524)
        4.14 Notice and Agreement of Termination of Lease and Option to Purchase; Bill of Sale; Assignment of Licenses; Promissory Note; and Guaranty by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. dated May 31, 1998. (Filed as exhibit 4.28 to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on June 5, 1998. Commission file number 0-23524).
       *4.15 Warrant to  purchase up to 52,500  shares of Class A Common  Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998.
       *4.16 Warrant to  purchase up to 52,500  shares of Class A Common  Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998.
        *5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.
        10.1 1993 Stock  Purchase  and  Option  Plan of PHC,  Inc.,  as amended
             December 26, 1997. (Filed as exhibit 10.1 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
        10.2 Form of Warrant Agreement for Bridge financing with List of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable. (Filed as exhibit 10.6 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
        10.3 Lease Agreement between Palmer-Wells Enterprises and AIHS, Inc. and Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7, 1992. (Filed as exhibit 10.14 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
        10.4 Note of PHC of Virginia, Inc. in favor of Himanshu S. Patel and Anna H. Patel, dated April 1, 1995, in the amount of $10,000. Filed as exhibit 10.29 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange (Commission file number  0-23524)  on  October  2,  1995.
        10.5 Note of PHC of Virginia, Inc. in favor of Mukesh P. Patel and Falguni M. Patel, dated April 1, 1993, in the amount of $10,000. (Filed as exhibit 10.30 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
        10.6 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date (filed as exhibit 10.33 to Form SB-2 dated March 2, 1994). Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia Inc. and each assignor dated as of June 30, 1994.(filed as exhibit 10.57 to Form 10-KSB on September 28, 1994)
        10.7 Security Agreement Note of PHC of Virginia, Inc. in favor of Mount Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987. (Filed as exhibit 10.34 to the Company Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418)
        10.8 Copy of Note of Bruce A. Shear in favor of Steven J. Shear, dated December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988. (Filed as exhibit
             10.52 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
        10.9 Note of PHC, Inc. in favor of Bruce A. Shear, dated March 31, 1994, in the amount of $110,596. (Filed as exhibit 10.56 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524)
       10.10 Regulatory Agreement for Multifamily Housing Projects, by and between Quality Care Centers of Massachusetts, Inc. and Secretary of Housing and Urban Development, dated September 8, 1994; Mortgage of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage, dated September 8, 1994; Mortgage Note of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage Company, Inc., in the amount of $6,926,700, dated September 8, 1994; Security Agreement by and between Quality Care Centers of Massachusetts, Inc. and Charles River Mortgage Company, Inc., dated September 8, 1994; Standard Form Agreement Between Owner and Architect for Housing Services, by and between Quality Care Centers of Massachusetts, Inc. and David H. Dunlap Associates, Inc., dated November 5, 1992; Construction Contract by and between Quality Care Centers of Massachusetts, Inc. and Corcoran Jennison Construction Co., Inc., dated September 8, 1994, and related documents. (Filed as exhibit
             10.61 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524)
       10.11 Lease and Option Agreement, by and between NMI Realty, Inc. and PHC of Rhode Island, Inc., dated March 16, 1994 (Filed as an exhibit to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524). As amended on May 31, 1998. (see exhibit 10.64 filed herewith).
       10.12 Secured Promissory Note of PHC of Rhode Island, Inc. in favor of Good Hope Center, Inc., dated March 16, 1994, in the amount of $116,000. (Filed as exhibit 10.67 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524) as amended on May 31, 1998 (see exhibit 10.64 filed herewith)
       10.13 Lease Agreement by and between Conestoga Corp. and PHC, Inc., dated July 11, 1994. (Filed as exhibit 10.69 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524).
       10.14 Renewal of Lease Addendum between Palmer Wells Enterprises and PHC of Utah, Inc., executed February 20, 1995. (Filed as exhibit
             10.73 to the Company's  annual  report on Form 10-KSB,  filed with the Securities and Exchange on October 2, 1995. Commission file number 0-23524)
       10.15 1995 Employee Stock Purchase Plan. (Filed as exhibit 10.74 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
       10.16 1995  Non-Employee  Director  Stock Option Plan.  Filed as exhibit
             10.75 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
       10.17 Note of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Security Agreement of
             PHC, Inc., PHC of Rhode Island, Inc., and PHC of Virginia, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Loan and Security Agreement of PHC of Nevada, Inc., in
             favor of LINC Anthem Corporation, dated November 7, 1995; Guaranty of PHC, Inc., in favor of LINC Anthem Corporation, dated  November 7, 1995;  Stock Pledge and Security  Agreement of
             PHC,   Inc.,   in  favor  of  LINC  Anthem   Corporation,   dated
             November 7, 1995. (Filed as exhibit 10.76 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration
             Statement  on  Form  SB-2  under  the   Securities  Act  of  1933
             dated  November 13, 1995.  Commission  file number 333-71418).
       10.18 Secured  Promissory  Note  in  the  amount  of  $750,000  by  and between  PHC of Nevada,  Inc.  and LINC  Anthem  Corp.  (Filed as
             exhibit 10.77 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the
             Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
       10.19 Stock   Pledge  by  and  between   PHC,   Inc.  and  Linc  Anthem
             Corporation (Filed as exhibit 10.81 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. )
       10.20 Custodial Agreement by and between LINC Anthem Corporation and PHC, Inc. and Choate, Hall and Stewart dated July 25, 1996. (Filed as exhibit 10.85 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-23524)
       10.21 Loan and Security Agreement by and between Northpoint-Pioneer Inc. and LINC Anthem Corporation dated July 25, 1996. (Filed as exhibit 10.86 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
       10.22 Corporate Guaranty by PHC, Inc., PHC of Rhode Island, Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996 for North Point-Pioneer, Inc. (Filed as exhibit 10.87 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
       10.23 Stock Pledge and Security  Agreement by and between PHC, Inc. and
             LINC  Anthem   Corporation.   (Filed  as  exhibit  10.88  to  the
             Company's  quarterly  report  on  Form  10-QSB,  filed  with  the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.24 Secured Promissory Note of North Point-Pioneer, Inc. in favor of LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000. (Filed as exhibit 10.89 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
       10.25 Lease Agreement by and between PHC, Inc. and 94-19 Associates dated October 31, 1996 for BSC-NY, Inc. (Filed as exhibit 10.90 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.26 Note by and between PHC Inc. and Yakov Burstein in the amount of $180,000. (Filed as exhibit 10.91 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
       10.27 Note by and between PHC, Inc. and Irwin Mansdorf in the amount of $570,000. (Filed as exhibit 10.92 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
       10.28 Employment Agreement by and between BSC-NY, Inc. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.93 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.29 Consulting Agreement by and between BSC-NY, Inc. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.94 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.30 Agreement and Plan of Merger by and among PHC, Inc., BSC-NY, Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.95 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.31 Employment Agreement by and between Perlow Physicians, P.C. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.98 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.32 Agreement for Purchase and Sale of Assets by and between Clinical Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.99 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.33 Consulting Agreement by and between Perlow Physicians, P.C. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.100 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities   and  Exchange   Commission   on  December  5,  1996.
             Commission  file number 0-23524).
       10.34 First Amendment to Lease Agreement and Option Agreement by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. dated December 20, 1996. (Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418), as amended
             on May 31, 1998. (see exhibit 10.      )
       10.35 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000. (Filed as exhibit 10.106 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
       10.36 Employment   Agreement  for  Dr.   Himanshu   Patel;   Employment
             Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements. (Filed as exhibit
             10.107 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
       10.37 Unconditional Guaranty of Payment and Performance by and between PHC, Inc. in favor of HCFP. (Filed as exhibit 10.112 to the Company's quarterly report on Form 10-QSB, filed with the
             Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
       10.38 Amendment number 1 to Loan and Security Agreement dated May 21, 1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement. (Filed as exhibit 10.113 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
       10.39 Employment Agreement by and between Perlow Physicians P.C. and Nissan Shliselberg, M.D dated March, 1997. (Filed as exhibit
             10.114 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.40 Option and Indemnity Agreement by and between PHC, Inc. and Nissan Shliselberg, M.D dated February, 1997. (Filed as exhibit
             10.115 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.41 Secured Term Note by and between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000 dated March, 1997. (Filed as exhibit 10.116 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.42 Mortgage between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000.00 dated March, 1997 for Secured Term Note. (Filed as exhibit
             10.117 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.43 Submission of Lease between PHC, Inc. and Conestoga Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960. (Filed as exhibit 10.119 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.44 Master Equipment Lease Agreement by and between PHC, Inc. and LINC Capital Partners dated March 18, 1997 in the amount of $200,000. (Filed as exhibit 10.121 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
       10.45 Agreement between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.122 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997 Commission file number 0-23524)
       10.46 Master  Contract by and  between  Family  Independence  Agency and
             Harbor  Oaks  Hospital   effective  January  1,  1997.  (Filed  as
             exhibit 10.122 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997 Commission file number 0-23524)
       10.47 Deed, Deed of Trust and Deed Trust Note in the amount of $540,000 by and between Dillon and Dillon Associates and Pioneer Counseling of Virginia, Inc. (Filed as exhibit 10.124 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997 Commission file number 0-23524)
       10.48 Financial Advisory Agreement, Indemnification Agreement and Form of Warrant by and between Brean Murray & Company and PHC, Inc. dated 06/01/97. (Filed as exhibit 10.125 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997 Commission file number 0-23524)
       10.49 Secured Term Note; Mortgage; Environmental Indemnity; Agreement Guaranty by PHC, Inc.; and Amendment No. 2 Loan and Security Agreement by and between Healthcare Financial; and PHC, Inc. of Michigan dated December, 1997. (Filed as exhibit 10.129 to the Company's Registration Statement on Form SB-2 dated January 8, 1997. Commission file number 333-25231).
       10.51 Promissory Note of Quality Care Center of Massachusetts, Inc. in favor of CMS Therapies dated December 17, 1997 in the amount of
             $312,468.94. (Filed as exhibit 10.131 to the Company's 10Q-SB dated February 17, 1998.)
       10.52 First Amendment to Sale and Purchase Agreement by and between LINC Financial Services, Inc., LINC Finance Corporation VII and PHC of Rhode Island dated January 20, 1995 and Sale and Purchase Agreement dated March 6, 1995. (Filed as exhibit 10.132 to the Company's 10Q-SB dated February 17, 1998.)
       10.55 Agreement by and between PHC, Inc., and Irwin Mansdorf and Yakov Burstein dated March 2, 1998. (Filed as exhibit 10.135 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange ommission on April 29, 1998. Commission file number 0-23524).
       10.56 Secured Bridge Loan to be made to PHC, Inc. by HCFP Funding II, Inc. in the amount of $350,000 dated March 10, 1998. (Filed as exhibit 10.136 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524))
       10.57 First Amendment to Mortgage between PHC of Michigan, Inc. and HCFP Funding, Inc. (Filed as Exhibit 10.137 to the Company's 10Q-SB filed on May 15, 1998.)
      *10.58 Secured Unconditional Guaranty of Payment and Performance by and between BSC-NY, Inc. and HCFP Funding II, Inc. in the amount of $350,000.
      *10.59 Loan and Security  Agreement by and among HCFP Funding,  Inc., and
             PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998.
      *10.60 Credit Line Deed of Trust by and between  PHC of  Virginia,  Inc., and HCFP Funding II, Inc. dated July, 1998.
      *10.61 Amendment No. 1 to Secured  Bridge Note dated July 10, 1998 by and between PHC, Inc. and HCFP Funding II, Inc.
      *10.62 Promissory  Note for  $50,000  dated May 18,  1998 by and  between
             PHC, Inc. and Tot Care, Inc.
      *10.63 Promissory  Note for  $50,000  dated  June 9, 1998 by and  between
             PHC, Inc. and Tot Care, Inc.
      *10.64 Letter  Agreement  dated May 31,  1998 by and  between NMI Realty,
             Inc. and PHC of Rhode Island, Inc. to terminate the Lease and Option Agreement entered into March 16, 1994.
        16.1 Letter on Change in Independent Public Accountants. (Filed as an exhibit to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994 and as exhibit 16.1 in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524)
       *21.1 List of Subsidiaries.
       *23.1 Consent of Independent Auditors.
       *23.3 Consent of Arent Fox Kintner Plotkin & Kahn, PPLC. Included in
             exhibit 5.1
           * Filed Herewith

Item 28.  Undertakings

Undertakings Required by Regulation S-B, Item 512(a).

      The undersigned Registrant hereby undertakes

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                 (iii)   include   any   additional   or   changed    material
information on the plan of distribution.

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3)  To   file  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.


     Undertakings Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-B, Item 512(f).

      The undersigned Registrant hereby undertakes to:

           (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

           (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on 24th day of July, 1998.

                                   PHC, INC.



                                   By:  /s/  Bruce A. Shear
                                             President and
                                             Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Bruce
A. Shear his or her true and lawful attorney-in fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                     Title                   Date

By: /s/ Bruce A. Shear       President and Chief         July 24, 1998
    Bruce A. Shear           Executive
                             Officer and Director
                             (principal
                             executive officer)


By: /s/ Paula C. Wurts       Controller, Assistant       July 24, 1998
    Paula C. Wurts           Treasurer
                             and Assistant Clerk
                             (principal
                             financial officer)

By: /s/ Gerald M. Perlow     Clerk and Director          July 24, 1998
    Gerald M. Perlow

By: /s/ Donald E. Robar      Treasurer and Director      July 24, 1998
    Donald E. Robar

By: /s/ Howard W. Phillips   Director                    July 24, 1998
    Howard W. Phillips

By: /s/ William F. Grieco    Director                    July 24, 1998
    William F. Grieco

*By: /s/ Bruce A. Shear                                  July 24, 1998
   Bruce A. Shear
   as attorney-in-fact

Exhibit 23.1  Consent of Independent Auditors


CONSENT OF INDEPENDENT AUDITORS

      We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated December 4, 1997 on our audit of the consolidated financial statements of PHC. Inc., as at June 30, 1997 and June 30, 1996 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".


Richard A. Eisner & Company, LLP


Cambridge, Massachusetts
July 16, 1998

Exhibit  23.3  Opinion of Arent Fox  Kintner  Plotkin & Kahn,  PPLC  Included in
Exhibit 5.1

EXHIBIT INDEX

          4.15 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998.
          4.16 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998.
           5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.
         10.58 Secured Unconditional Guaranty of Payment and Performance by and between BSC-NY, Inc. and HCFP Funding II, Inc. in the amount of $350,000.
         10.59 Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998.
         10.60 Credit Line Deed of Trust by and between PHC of Virginia, Inc., and HCFP Funding II, Inc. dated July, 1998.
         10.61 Amendment No. 1 to Secured Bridge Note dated July 10, 1998 by and between PHC, Inc. and HCFP Funding II, Inc.
         10.62 Promissory Note for $50,000 dated May 18, 1998 by and between PHC, Inc. and Tot Care, Inc.
         10.63 Promissory Note for $50,000 dated June 9, 1998 by and between PHC, Inc. and Tot Care, Inc.
         10.64 Letter Agreement dated May 31, 1998 by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. to terminate the Lease and Option Agreement entered into March 16, 1994.
          21.1 List of Subsidiaries.
          23.1 Consent of Independent Auditors.
          23.3 Consent of Arent Fox Kintner Plotkin & Kahn, PPLC. Included in
               exhibit 5.1

Exhibit 10.64


May 27, 1998



BY FACSIMILE (401) 294-9561


Mr. Alan Willoughby
1266 Middle Road
East Greenwich, RI  02818


Mr. Peter Fratantuono
Vice President
NMI Realty, Inc.
P.O. Box 470
East Greenwich, RI  02815


c/o James C. Sullivan, Esq.
Sullivan & Sullivan
1130 Ten Rod Road; Suite B-206
North Kingston, RI  02852-4129


                                      LETTER AGREEMENT


Dear Alan and Peter:

In accordance with our earlier meeting, this Letter Agreement memorializes the terms of our agreement to terminate the Lease and Option Agreement, entered on March 16, 1994 by and between NMI Realty, Inc. ("NMI") and PHC of Rhode Island, Inc. ("PHC-RI"), effective midnight on May 31, 1998, subject to the following terms and conditions:

     1) PHC-RI will remit to NMI, its successors or assigns, One Hundred Thousand Dollars ($100,000.00), payable as follows and evidenced by a promissory note signed by PHC-RI and guaranteed by PHC, Inc. in a form acceptable to NMI:

           a)  Payment of Twenty Thousand Dollars ($20,000.00) on
               June 1, 1998;

           b)  Payment of Twenty Thousand Dollars ($20,000.00) on
               July 1, 1998;

           c)  Payment of Twenty Thousand Dollars ($20,000.00) on
               August 1, 1998;

           d)  Payment of Ten Thousand Dollars ($10,000.00) on
               September 1, 1998;

           e)  Payment of Ten Thousand Dollars ($10,000.00) on October
               1, 1998;

           f)  Payment of Ten Thousand Dollars ($10,000.00) on
               November 1, 1998; and,

           g)  Payment of Ten Thousand Dollars ($10,000.00) on
               December 1, 1998.

     2) On or before May 31, 1998, PHC-RI and NMI will execute the Notice and Agreement of Termination of Lease and Option To Purchase, in the form attached hereto as Exhibit A and incorporated herein by reference;

     3) PHC-RI will pay the quarterly property tax bills for the Good Hope Center property on John Potter Road for the quarters ended May 31, 1998 and August 31, 1998. The payment obligation for the quarter ended August 31, 1998 will not accrue until and unless the original tax bill is forwarded to PHC-RI, Attn:Paula C. Wurts, 200 Lake Street; Suite 102, Peabody, MA 01960 by NMI. PHC-RI hereby acknowledges receipt of the bill for the quarter ended May 31, 1998, however, PHC-RI's payment obligation for this assessment will not accrue until the execution of this Letter of Intent;

     4) All balances currently or hereinafter owed by PHC-RI, to GHC, Inc., it's successors or assigns ("Good Hope"), under the Asset Purchase Agreement entered by and between the parties on January 21, 1994, will be forgiven and the obligation of PHC-RI to pay will be waived by Good Hope. The current balance owed under said Agreement is Twenty Four Thousand Seven Hundred Forty One Dollars and Fifty Five Cents ($24,741.55);

     5)    PHC-RI  will  leave  intact  all  leasehold   improvements,
           furniture, fixtures, vehicles, equipment, supplies and materials as more particularly described in the Bill of Sale attached hereto as Exhibit B, and incorporated herein by reference, to be executed by PHC-RI on or before May 31, 1998. Notwithstanding the foregoing the above excludes the Packard Bell computer and Hewlett Packard Inkjet Printer currently being utilized in the facility administrative offices and the Yellow Pages Advertising Contract, however, PHC-RI will retain all rights to the telephone numbers included in said advertising;

     6) PHC-RI will continue to fund all current equipment leases associated with the facility until the termination of said leases. At the time of termination of said leases, NMI will have the option of remitting to PHC-RI payment in full of the consideration necessary to procure the equipment held under said leases within ten (10) days of demand by PHC-RI. Should NMI not exercise said option, the equipment will be subject to recoupment by the lessor, however, PHC-RI will remit the funds necessary to procure the bathroom fixtures and equipment currently under lease from NewCourt Linc;

     7) PHC-RI and NMI, its successors or assigns, hereby agree that effective midnight on May 31, 1998, NMI, its successors or assigns, will take complete responsibility for operating the Good Hope Center and NMI, its successors or assigns will have the right to operate under existing regulatory licenses currently held by PHC-RI until the sooner of such time as a transfer of said licenses to NMI, its successors or assigns, can be accomplished, or one hundred twenty (120) calendar days from June 1, 1998. PHC-RI and NMI will enter into any agreement necessary to satisfy the applicable licensing authority to accomplish said right to operate;

     8) In accordance with Paragraph 6 above, effective midnight on May 31, 1998, NMI, its successors or assigns, will assume all responsibility for the costs, expenses and risks of operating the Good Hope Center, including the procurement of General, Auto, Property, Worker's Compensation and Professional Liability Insurance Policies with coverage limits, at a minimum, identical to those presently bound by PHC-RI, and will completely discharge, indemnify and hold harmless PHC-RI from all obligations associated with the facility and its operation which arise on or after June 1, 1998 and are not the result of any obligations associated with the facility prior to June 1, 1998;

     9) PHC-RI will indemnify NMI for liabilities relating to environmental matters existing to the point in time up through, and including, May 31, 1998. In addition, PHC-RI will completely discharge, indemnify and hold harmless NMI from all obligations associated with the facility and its operation which are attributable to a point in time on or prior to May 31, 1998:

     10) In consideration of the execution and delivery of this Letter Agreement, PHC, Inc. (PHC) does hereby provide a Corporate Guarantee and covenants, promises and agrees to make all payments evidenced in this Letter Agreement, and fully satisfy all conditions contained therein, in the event of any default by PHC-RI;

     11) PHC-RI hereby terminates any and all prohibitions, covenants and obligations of Alan Willoughby, Peter Fratantuono, NMI, Inc. and GHC, Inc. under the terms and conditions of the Agreement Not To Compete by and between the later parties and PHC-RI dated March 16, 1994;

     12) With the exception of the driveway repairs previously discussed between the parties, PHC-RI at present, and for a period of one hundred twenty (120) days past, has not authorized and approved any construction, erection, alterations or repairs of any structures or improvements, nor has contracted for any material to be delivered to the Good Hope Center facility in West Greenwich, outside that required in the ordinary conduct of business, that has not been paid for or which could allow for a mechanics lien to be filed;

     13) Excepting that which is noted in this Letter Agreement and incorporated herein by reference, PHC, Inc., PHC of Rhode Island, Inc., NMI Realty, Inc., GHC, Inc. and their successors and assigns, hereby release, acquit and forever discharge each other and their shareholders, officers, directors, agents, employees and affiliated (parent, sibling and subsidiary) corporations from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or may have existed, or which may result in the future, related to the prior relationship between the parties, including, but not limited to, the Lease and Option Agreement, entered on March 16, 1994 by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. and the Asset Purchase Agreement entered by and between the parties on January 21, 1994;

     14) NMI agrees to temporarily relinquish all active medical records, as necessary, to support the efforts made by PHC-RI to collect all open accounts receivable; and,

     15) Each of the parties hereto agrees to execute and deliver such other documents, instruments and affidavits as may reasonably be required to effect the transaction contemplated herein, including PHC-RI making best efforts, to the extent possible, to obtain a partial release of any security interests lender(s) may have in the assets transferred hereby, executing the original vehicle title and providing evidence of corporate authority. However, PHC-RI represents that, to their knowledge, there are no security interests, presently existing or pledged, in the physical assets being transferred, excepting those which may exist against the equipment represented by the leases discussed in Paragraph 6 above.

I trust that the above accurately summarizes our discussions and preliminary understanding. If you are in agreement, please so indicate by affixing your signatures in the space provided below.

If you have any questions regarding the above, or if I can provide any additional information, please contact me directly at (978) 536-2777.


Sincerely,


Bruce A. Shear
President




PHC of Rhode Island, Inc.                        PHC, Inc.


By:  /s/  Bruce A. Shear                         By:  /s/  Bruce A. Shear
Its:      President                              Its:      President



Accepted and Approved this
29th day of May, 1998


NMI Realty, Inc.                                GHC, Inc.


By:  /s/  Alan Willoughby                       By:  /s/  Alan Willoughby
                                                Its:      President

EXHIBIT 21.1

                                                             STATE OF
NAME OF SUBSIDIARY         DOING BUSINESS AS (NAME)        INCORPORATION

PHC, Inc.                  Pioneer Healthcare              Massachusetts
                           Pioneer Behavioral Health
                           PDSS

PHC of Utah, Inc.          Highland Ridge Hospital         Massachusetts

PHC of Virginia, Inc.      Mount Regis                     Massachusetts
                           Center
                           Changes

PHC of  Rhode Island, Inc. Good Hope Center                Massachusetts

PHC of Michigan, Inc.      Harbor Oaks Hospital            Massachusetts

PHC of  Nevada, Inc.       Harmony Healthcare              Massachusetts

Harmony Behavioral                                         Nevada
Healthcare

Northpoint-Pioneer, Inc.   Pioneer Counseling Center       Massachusetts

PHC of Kansas, Inc.        Total Concept EAP               Massachusetts

Quality Care Centers of    Franvale Nursing and            Massachusetts
Massachusetts, Inc.        Rehabilitation Center

PHC of California, Inc.    Marin Grove                     Massachusetts

Pioneer Counseling of      Counseling Associates of        Massachusetts
Virginia, Inc.             Virginia
                           Pioneer Counseling of Virginia

BSC-NY, Inc.               Behavioral Stress Center        New York

STL, Inc.                                                  Massachusetts

Professional Health                                        New York
Associates, Inc.

Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated December 4, 1997 on our audit of the consolidated financial statements of PHC, Inc., as at June 30, 1997 and June 30, 1996 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the prospectus.



Richard A. Eisner & Company, LLP


/s/  Richard E. Eisner & Company, LLP
New York, New York
July, 16, 1998

Exhibit 4.15



THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


      Shares Issuable Upon Exercise:      Up to  52,500  shares of the Class A
                                          Common Stock, $.01 par value, of PHC,
                                          Inc.

                               WARRANT TO PURCHASE
                         SHARES OF CLASS A COMMON STOCK
                              Expires July 10, 2003


            THIS CERTIFIES THAT, for value received, HealthCare Financial Partners, Inc. is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common
Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $1.81 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean July 10, 1998.

      1 Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to July 13, 2003.

            Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

      2 Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of this holder, (a) the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price multiplied by the number of shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer of from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

      3 Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

      4 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            4.1   Reclassification.  In case of any  reclassification,  change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.4. The provisions of this Section 3.4 (a) shall similarly apply to successive reclassifications and changes.

            4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

            4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

            4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment. .

            4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

            4.6 Adjustment to Number of Shares and Warrant Price Based on Dilutive Issuance If and whenever the Company should issue shares of its Class A Common Stock at a price per share less than the average of the closing of the bid and asked prices for such Class A Common Stock for the last trading day immediately prior to the issuance of such shares (other than shares issued pursuant to an employee benefit plan including Class A Common Stock issued or issuable to the officers or employees or directors of or consultants to the Company and approved by a disinterested majority of the directors of the Company), then the Warrant Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Class A Common Stock outstanding immediately prior to such issuance multiplied by the then effective Warrant Price and (B) the value of the consideration received by the Company upon such issuances as determined by the Board of Directors by
(2) the total number of shares of Class A Common Stock outstanding immediately after such issuance. The holder of the Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. For the purpose of this paragraph (d) the issuance of securities convertible into or exercisable for the Class A Common Stock shall be deemed the issuance of the number of shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities expire unexercised, the Warrant Price of Shares issuable upon the exercise hereof shall be readjusted accordingly.

      5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

      7.    Compliance with Securities Act, Disposition of Shares.

            7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a letter agreement with the Company as of the date hereof (the "Letter Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

            7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

      8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

                  9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

                  9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      11    Notices.  Any  notice,  request  or  other  document  required  or permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Letter Agreement.

      12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Letter Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      13.   Lost  Warrants or Stock  Certificates.  The Company  covenants  to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the
Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

                                    PHC, INC.

                                    By:   /s/  Bruce A. Shear, President
                                    Date:      July 10, 1998

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

      2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                      ____________________________________
                                     (Name)


                      _____________________________________

                      _____________________________________

                      _____________________________________
                                    (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.




_______________________________
Signature


_________________
Date

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S _____________, filed ______________, ______ the undersigned hereby elects to purchase Shares of the Company (or such lesser number of Shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

      2,    Please  deliver to the  custodian for the selling  shareholders  a certificate representing the Shares being so purchased.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ _________________ of, if less, the net proceeds due the undersigned from the sales of Shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such Shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.




_______________________________
Signature


_________________
Date



warrants.dot

Exhibit 4.16


THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


      Shares Issuable Upon Exercise:      Up to  52,500  shares of the Class A
                                          Common Stock, $.01 par value, of PHC,
                                          Inc.

                               WARRANT TO PURCHASE
                         SHARES OF CLASS A COMMON STOCK

                             Expires March 10, 2003

            THIS CERTIFIES THAT, for value received, HealthCare Financial Partners, Inc. is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common
Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $2.375 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean March 10, 1998.

      1 Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to March 10, 2003.

            Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereuunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

      2 Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of this holder, (a) the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price multiplied by the number of shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer of from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

      3 Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

      4 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            4.1   Reclassification.  In case of any  reclassification,  change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.4. The provisions of this Section 3.4 (a) shall similarly apply to successive reclassifications and changes.

            4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

            4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

            4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment. .

            4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

            4.6 Adjustment to Number of Shares and Warrant Price Based on Dilutive Issuance If and whenever the Company should issue shares of its Class A Common Stock at a price per share less than the average of the closing of the bid and asked prices for such Class A Common Stock for the last trading day immediately prior to the issuance of such shares (other than shares issued pursuant to an employee benefit plan including Class A Common Stock issued or issuable to the officers or employees or directors of or consultants to the Company and approved by a disinterested majority of the directors of the Company), then the Warrant Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Class A Common Stock outstanding immediately prior to such issuance multiplied by the then effective Warrant Price and (B) the value of the consideration received by the Company upon such issuances as determined by the Board of Directors by
(2) the total number of shares of Class A Common Stock outstanding immediately after such issuance. The holder of the Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. For the purpose of this paragraph (d) the issuance of securities convertible into or exercisable for the Class A Common Stock shall be deemed the issuance of the number of shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities expire unexercised, the Warrant Price of Shares issuable upon the exercise hereof shall be readjusted accordingly.

      5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

      7.    Compliance with Securities Act, Disposition of Shares.

            7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a letter agreement with the Company as of the date hereof (the "Letter Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

            7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

      8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9.    Representations  and  Warranties.   This  Warrant  is  issued  and
delivered on the basis of the following:

                  9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

                  9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      11    Notices.  Any  notice,  request  or  other  document  required  or permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Letter Agreement.

      12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Letter Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      13.   Lost  Warrants or Stock  Certificates.  The Company  covenants  to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the
Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.


                                    PHC, INC.

                                    By:  /s/ Bruce A. Shear
                                             President
                                    Date:    March 10, 1998

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

      2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                      ____________________________________
                                     (Name)


                      _____________________________________

                      _____________________________________

                      _____________________________________
                                    (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.




_______________________________
Signature


_________________
Date

                                   Exhibit A-1

                               Notice of Exercise

To:

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S _____________, filed ______________, ______ the undersigned hereby elects to purchase Shares of the Company (or such lesser number of Shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

      2,    Please  deliver to the  custodian for the selling  shareholders  a certificate representing the Shares being so purchased.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ _________________ of, if less, the net proceeds due the undersigned from the sales of Shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such Shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.




_______________________________
Signature


_________________
Date



warrants.dot

Exhibit 5.1

                           Arent Fox
                           1050 Connecticut Avenue, NW
                           Washington, DC 20036-5339


Arnold R. Westerman
Tel:    202/857-6243
Fax:    202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                                January 9, 1998


         PHC, Inc.
         200 Lake Street
         Suite 102
         Peabody, Massachusetts 01960

         Gentlemen:

                  We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), in connection with the issuance by PHC under the Securities Act of 1933, as amended, of up to 429,621 shares of PHC's Class A Common Stock, par value $.01 per share (the "PHC Common Stock"), pursuant to the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission on January 12, 1998 (the "Registration Statement").

                  On the basis of such investigation as we have deemed necessary, we are of the opinion that the 429,621 shares of PHC Common Stock will be validly issued, fully paid and nonassessable when issued in accordance with the transactions described in the Registration Statement and as specified therein.

                  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the securities Act of 1933, as amended.


                                               Very truly yours,

                                               ARENT FOX KINTNER PLOTKIN & KAHN

                                               By: __________________________
                                                    Arnold R. Westerman

                        Arent Fox Kintner Plotkin & Kahn
     New York, NY - McLean, VA - Bethesda, MD - Budapest, Hungary - Jeddah,
                            Kingdom of Saudi Arabia

Exhibit 10.58

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of this 10th day of July, 1998 by and between PHC, INC., a Massachusetts corporation (the "Company"), and HEALTHCARE FINANCIAL PARTNERS, INC., a Delaware corporation, and its affiliates and assigns (collectively, "HCFP"). This Agreement is made in connection with the issuance by the Company of one or more Warrants to HCFP (the "Warrant"), pursuant to which HCFP may purchase and the Company may hereafter issue up one-hundred five thousand (105,000) shares (the "Warrant Shares") of its common stock from time to time upon the exercise of the Warrant. The Company hereby confirms that the rights granted under this Agreement constitute a material inducement to HCFP to accept the Warrant in connection with the transactions under which Warrant is being issued. Upon effectiveness of the Agreement, this Agreement shall replace in its entirety the Registration Rights Agreement made as of March 10, 1998 by and between the Company and HCFP.

      NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

     "Act" shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

     "Costs and Expenses" shall mean all of the costs and expenses relating to any subject Registration Statement, including but not limited to registration, filing and qualification fees, blue sky expenses, costs of listing any shares on any exchange or automated quotation system, printing expenses, fees and disbursements of counsel to the Company, and accounting fees; provided, however, that underwriting discounts and commissions attributable solely to the securities registered for the benefit of the Holders, fees and disbursements of counsel to the Holders, and all other expenses attributable solely to the Holders shall be borne by them.

     "Form S-1," "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the Act as in effect on the date of this Agreement or any successor registration forms subsequently adopted by the Securities and Exchange Commission (the "SEC") or any successor regulatory authority.

     "Holder" or "Holders" means any person or persons owning or having the right to acquire Registrable Securities.

     "NOTE" means that certain Secured Term Note made by the Company in favor of HCFP Funding II, Inc., a Delaware corporation that is an affiliate of HCFP.

     "Registrable Securities" means the Warrant Shares and any common stock issued (or issuable upon the conversion or exercise of any warrant, right or other security) as a dividend or other distribution with respect to, or in exchange for or in replacement of any Warrant Shares.

     "Registration" shall mean any registration of Registrable Securities pursuant to a registration statement filed by the Company with the SEC in respect of any class of Registrable Securities, other than a registration statement in respect of employee stock options or other employee benefit plans or in respect of any merger, consolidation, acquisition or like combination, whether on Form S-3, Form S-4, Form S-8 or any equivalent form of registration then in effect.

     "Registration Statement" shall mean any registration statement filed or to be filed by the Company in respect of any Registration.

      2.    Registration.

     (a) Subject to the provisions of this Agreement, the Company shall effect a Registration to permit the resale of the Registrable Securities. The Company agrees that it will file the Registration Statement by July 31, 1998, and that it will use its best efforts to cause the Registration Statement to become effective on or before the Maturity Date of the Note (as "Maturity Date" is defined in the Note).

     (b) Holder shall be permitted to withdraw all or any part of its Registrable Securities from the Registration Statement by written notice to the Company given at any time before the effective date of the Registration Statement.

     3. Terms and Conditions of the Company's Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to file the Registration Statement pursuant to Section 2 shall be subject, at the option of the Company, to the following further conditions:

     (a) The Registrable Securities to be included in the Registration Statement may not be distributable in open market transactions pursuant to any applicable exemption from the registration requirements of the Act, including Rule 144 promulgated thereunder (or any successor thereto); and

     (b) If an underwriter is used in connection with a Registration, the distribution for the account of the Holder shall be underwritten by the same underwriters (if any) who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and the Holder shall enter into an agreement with such underwriters containing customary indemnification and other provisions.

     4. Registration Procedures. In the case of each Registration effected by the Company in which Registrable Securities are to be sold for the account of any Holder, the Company will use its best efforts to:

     (a) furnish to counsel selected by each Holder copies of all Registration Statements or prospectuses or any amendments or supplements thereto proposed to be filed with the SEC, which documents will be subject to review by such counsel before filing solely with regard to any information contained therein which pertains to the subject Holder;

     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days after the Registrable Securities may first be publicly sold pursuant thereto and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period.

     (c) furnish to each subject Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably require in order to facilitate the disposition of the Registrable Securities owned by and registered on behalf of such Holder;

     (d) register or qualify such Registrable Securities under such other securities or blue sky laws of such states as the underwriter reasonably requires and do any and all other acts and things which may be reasonably necessary or advisable to enable each subject Holder to consummate the disposition of the Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each subject Holder, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not materially misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser(s) of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not materially misleading; and

     (f) cause all subject Registrable Securities to be listed for trading on each securities exchange or automated quotation system on which similar securities issued by the Company as those which are the subject of such Registration Statement are then listed.

     5. Costs and Expenses. The Company shall bear all of the Costs and Expenses of Registration under Section 2 of this Agreement; provided, however, that each Holder shall pay, pro rata based upon the number of its Registrable Securities included in the Registration, the underwriters' discounts, commissions and compensation attributable solely to the inclusion of the Registrable Securities in the public offering.

      6.    Indemnification by the Company.

     (a) The Company will indemnify each Holder from and against any claim, loss, cost, charge or liability of any kind, including amounts paid in settlement and reasonable attorneys' fees, which may be incurred by the Holder as a result of any breach of any representation or warranty or covenant of the Company contained in this Agreement or in any certificate delivered on the closing date of the public offering by the Company, with such indemnification to be made within thirty (30) days of receipt of written request therefor.

     (b) The Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for any Holder, each officer and director of a Holder, legal counsel and accountants for a Holder, and each person, if any, who controls a Holder or such underwriter within the meaning of the Act, against any losses, expenses, claims, damages or liabilities, joint or several, to which such Holder or any such underwriter, officer, director or controlling person becomes subject, under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement of which Warrant Shares were the subject, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such registration. The Company shall reimburse each Holder and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by such Holder, or any such officer, director, underwriter or controlling person in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents. This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.

     7. Indemnification by the Holders. Each Holder participating in the Registration shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, legal counsel and accountants for the Company, each person (if any) who controls the Company within the meaning of the Act and any underwriter (as defined in the Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are caused solely by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement of which such Holder's Warrant Shares were the subject, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such Registration Statement, or (ii) arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder expressly for inclusion in any of the foregoing documents. This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the subject Holder.

      8.    Additional Provisions Regarding Indemnification.

     (a) Each Holder and each other person indemnified pursuant to Section 6 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to Section 6 above, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Holder within thirty (30) days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Holder; provided, however, that such Holder or other indemnified person shall be entitled to retain its own counsel at its own expense. The omission to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Holder or such other indemnified person, as the case may be, under Section 6 above, except to the extent that the Company shall suffer any loss by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

     (b) The Company and each other person indemnified pursuant to Section 7 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Holder having to indemnify it pursuant to Section 7 above, promptly notify such Holder, in writing, of the commencement of such action and permit such Holder, if such Holder so notifies the Company within thirty (30) days after receipt by such Holder of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company's expense. The omission to notify any Holder promptly of the commencement of any such action shall not relieve such Holder of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 7 above, except to the extent that the subject Holder shall suffer any loss by reason of such failure to give notice, and shall not relieve such Holder of any other liabilities which it may have under this or any other agreement.

     (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) (i) If a court of competent jurisdiction determines that the foregoing indemnity provided under Sections 6 and 7 above is unavailable, or is insufficient to hold hardness an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or
(B) if the allocation provided by clause (A) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (ii) In the event that the indemnifying party and the indemnified party are unable to mutually agree on the relative benefits to and/or the relative faults of such persons and the amounts of appropriate contribution, such dispute shall be resolved by final, binding and enforceable arbitration before the American Arbitration Association in Washington, D.C.

     9. Rule 144. With the view of making available to a Holder the benefits of Rule 144 promulgated under the Act and any other rule that may at any time permit a Holder to sell securities of the Company without Registration, the Company agrees to:

     (a) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

     (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     (c) So long as any Holder owns any Registrable Shares, to furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Act and the 1934 Act, a copy of its most recent annual or quarterly report, and such other information as a Holder may reasonably request in order to permit such Holder to take advantage of Rule 144.

     10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Warrant.

     11. Waiver and Amendment. No waiver, amendment or modification of this Agreement or of any provision of this Agreement shall be valid unless evidenced by a writing duly executed by the Company and Holders of a majority of the Warrant Shares then issued and held and/or issuable upon future exercise of the Warrants. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

     12. Governing Law. This Agreement shall be governed, construed and controlled by and under the substantive laws of the State of Maryland without regard to principles of conflicts of laws.

     13. Assignees. This Agreement is solely for the benefit of the Company, HCFP, Holders, and any person(s) acquiring Warrant Shares from a Holder thereof by will or by the laws of descent and distribution. No other transferees of Warrant Shares shall be entitled to derive any benefit herefrom.

     14. Captions. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions of this Agreement.

     15. Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter of this Agreement, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.




H:\WP\LEGAL\CLIENTS\PHCINC\Regrightagt.wpd

IN WITNESS WHEREOF, the Company and HCFP have executed this Agreement as of the date first written above.

                                PHC, INC.
                                a Massachusetts corporation


                                By:   /s/  Bruce A. Shear
                                Title      President



                                HEALTHCARE FINANCIAL PARTNERS, INC.
                                a Delaware corporation



                                By:  /s/  Michael G. Gardullo
                                Title:    Vice President








H:\WP\LEGAL\CLIENTS\PHCINC\Regrightagt.wpd

                  THIS GUARANTY CONTAINS PROVISIONS FOR WAIVER
                                  OF JURY TRIAL


            SECURED UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

     THIS SECURED UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (the "Guaranty"), dated as of March 10, 1998, is made by BSC--NY, INC., a New York corporation ("Guarantor"), in favor of HCFP FUNDING II, INC., a Delaware corporation ("Lender").

                               W I T N E S S E T H

     WHEREAS, Lender has agreed to make a secured term loan ("Loan") to PHC, INC., a Massachusetts corporation that is an affiliate of Guarantor ("PHC") in the maximum aggregate principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) pursuant to a Secured Term Note made by PHC in favor of Lender of even date with this Guaranty (as such note may from time to time be amended, modified or supplemented, the "Secured Note"); and

     WHEREAS, Lender is willing to make the Loan pursuant to the Secured Note but only upon the condition, among others, that Guarantor shall have executed and delivered to Lender this Guaranty.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual covenants contained in this Guaranty and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. The Secured Note and all documents related to the Secured Note are collectively referred to in this Guaranty as the "Loan Documents." Other capitalized terms used but not defined in this Guaranty shall have the respective meanings given them in the Secured Note.

     2. To induce Lender to make the Loan upon the terms and conditions set forth in the Loan Agreement, and in consideration thereof, Guarantor hereby unconditionally and irrevocably guarantees to Lender and to its successors, endorsees, transferees and assigns, Borrower's prompt and complete performance, of all payments when due, whether at the stated maturity, by acceleration or otherwise, and of all performance and other obligations, covenants and agreements under the Secured Note and all documents related to the Secured Note (all of which obligations, covenants and agreements are collectively referred to as the "Obligations").

     3. As security for Guarantor's obligations under this Guaranty, Guarantor hereby assigns and grants to Lender a continuing priority lien on and security interest in, upon, and to the following property:

     (i) All of Guarantor's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto;

     (ii) All of Guarantor's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Concentration Account;

     (iii) All of Guarantor's right, title and interest, and all of Guarantor's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account debtor, and credit and other insurance;

     (iv) All of Guarantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

     (v) All deposit accounts, as such term is defined in the UCC;

     (vi) All books, records, ledger cards, computer programs and information and other property at any time evidencing or relating to the Accounts; and

     (vii) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

     3. Guarantor hereby waives notice of the acceptance of this Guaranty and of the extending of credit as above specified and the state of indebtedness of Borrower at any time, and expressly agrees to any extensions, renewals, accelerations or modifications of such credit or any of the terms thereof, and waives diligence, presentment, demand of payment, protest or notice, whether of non-payment, dishonor, protest or otherwise of any document or documents and notice of any extension, renewal. modification or default and assent to the release, substitution or variation of any collateral which may at any time be held as security for any credit extended to Borrower, all without relieving Guarantor of any liability under this Guaranty. The obligations of Guarantor under this Guaranty shall be an unconditional obligation to make prompt payment and performance to Lender irrespective of the genuineness, validity, regularity or enforceability of any indebtedness or evidence of indebtedness of Borrower to Lender or of other circumstances which might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of Lender's rights either (i) against Borrower on all or any part of its Obligations or (ii) under this Guaranty.

     4. Notwithstanding any payment or payments made by Guarantor under this Guaranty or any setoff or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment or performance of the Obligations, nor shall Guarantor seek any reimbursement from Borrower in respect of payments made by Guarantor under this Guaranty, until all amounts owing and any other performance due to Lender by Borrower for or on account of the Obligations are paid and satisfied in full. Upon such payment and satisfaction in full, Guarantor shall be subrogated to all rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment and performance of the Obligations.

     5. Any indebtedness of Borrower now or hereafter owed to or held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lender; and such indebtedness of Borrower to Guarantor if Lender so requests shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     6. This is intended to be and shall be construed as a continuing guarantee and shall remain in full force and effect and can be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns, and shall inure to the benefit of Lender, and its successors, endorsees, transferees and assigns.

     7. If all or any part of the Obligations of Borrower to Lender are not paid when due, Guarantor hereby guarantees that it will pay the same to Lender, upon demand therefor, without set-off or counterclaim and without reduction by reason of any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature which are now or may hereafter be imposed levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Guarantor, and Lender need not first proceed to preserve, utilize or exhaust any other right or remedy against Borrower or any other guarantor or any security Lender may have to obtain payment. Such payment will be made in immediately available funds to Lender's office at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815,
Attention: Ethan D. Leder, President, or at such other place as Lender may designate in writing.

     8. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies provided in this Guaranty are cumulative and not exclusive of any rights or remedies provided by law.

     9. Notice or demand to the parties shall be sufficiently given if in writing and personally delivered, or mailed by registered or certified first class mail, postage prepaid, return receipt requested, or sent by commercial courier against receipt, or by telecopier (with a confirming copy sent by regular mail) to the party intended and at the address or addresses specified in the preamble to this Guaranty. Any party may designate a change of address by notice in writing to the other parties, such notice to be effective ten (10) days after mailing or delivery as provided in this Guaranty.

     10. Guarantor hereby represents, warrants, and covenants to Lender that:

     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property, conduct its business as now being conducted and to make and perform this Guaranty and the transactions contemplated hereby, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of the business conducted by it, or property owned by it, and applicable law require such qualification, except where the failure so to qualify would not have a material adverse effect on the business, operations or financial position of Guarantor.

     (b) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action and will not violate any provision of law or any order of any court or governmental agency or the certificate of incorporation or other incorporating documents or bylaws of Guarantor, or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of Guarantor, pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound.

     (c) Except as disclosed to Lender in writing prior to the execution hereof, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting Guarantor which, if adversely determined, would have a material adverse effect upon its financial condition or operations.

     (d) It is not in default under any provision of its certificate of incorporation or other incorporating documents, by-laws. or stock provisions or any amendment of any thereof or of any indenture relating to borrowed money or agreement to which it is a party or by which it is bound or of any other indenture or of any order, regulation, ruling or requirement of a court or public body or authority by which it is bound which default would have a material adverse effect on the business, operations or financial position of Guarantor.

     (e) No license, consent or approval of, or filing with, any governmental body or other regulatory authority is required for the making and performance of this Guaranty or any instrument or transaction contemplated herein. Guarantor holds all certificates and authorizations of all governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except such certificates and authorizations as to which the failure to do so hold would not, in the aggregate, have a material adverse effect on it.

     11. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by Lender.

     12. The obligations of Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at anytime payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of applicable bankruptcy laws or any other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect, the Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

     13. In addition to its guarantee of Guarantor's payment of the Obligations and Guarantor's performance of all covenants, obligations and agreements contained in the Loan Documents, Guarantor shall pay all costs and expenses (including reasonable attorney's fees) paid or incurred by Lender in connection with the enforcement of this Guaranty.

     14. Guarantor hereby agrees to execute any and all further documents, agreements, and instruments, and take all further actions, which Lender shall reasonably request in order to effectuate the effect or further preserve, evidence, perfect or protect the rights purported to be created in favor of Lender under this Guaranty.

     15. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Lender wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the undersigned.

     16. This Guaranty may be executed in one or more counterpart copies, each of which shall be an original and all of which together shall constitute one and the same instrument, and it is not necessary that all parties' signatures appear on each counterpart.

     17. If any term, covenant or condition of this Guaranty, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Guaranty and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     18. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS GUARANTY IS COMMENCED BY LENDER IN THE STATE OF MARYLAND OR FEDERAL COURT LOCATED IN THE STATE OF MARYLAND, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO GUARANTOR AT THE ADDRESS SET FORTH IN THE PREAMBLE TO THIS GUARANTY.

     19. GUARANTOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY GUARANTOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF GUARANTOR'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO GUARANTOR THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     20. GUARANTOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF GUARANTOR IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST
GUARANTOR IN FAVOR OF LENDER IN THE FULL AMOUNT DUE UNDER THIS GUARANTY (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF GUARANTOR FOR PRIOR HEARING. GUARANTOR AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. GUARANTOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON GUARANTOR ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.





H:\WP\LEGAL\CLIENTS\PHCINC\Guarsec.wpd

     IN WITNESS WHEREOF, the Company and HCFP have executed this Agreement as of the date first written above.
ATTEST:                                         BSC-NY, INC.
                                                a New York corporation

_____________________________________           By:   /s/ Bruce A. Shear
Name:                                           Title:    President
Title:








H:\WP\LEGAL\CLIENTS\PHCINC\Guarsec.wpd

Exhibit 10.59

                             (PHC, Inc. Letterhead)




June 8, 1998


Attention:  Ethan D. Leder, President
HCFP Funding, Inc.
Two Wisconsin Circle 4th Floor
Chevy Chase, Maryland 20815

Re: Loan and Security Agreement by and among HCFP FUNDING, INC. ("Lender") and PHC OF MICHIGAN, INC., PHC OF UTAH, INC., PHC OF VIRGINIA, INC., PHC OF RHODE ISLAND, INC., and PIONEER COUNSELING OF VIRGINIA, INC. (collectively, "Borrower") dated as of February 18, 1998.

Dear Mr. Leder:

Reference is made to that certain Loan and Security Agreement dated February 18, 1998 (as it has been or may be amended or restated, the "Loan Agreement"), by and between Borrower and Lender. All capitalized terms used but not defined in this Letter Agreement shall have the respective meanings given them in the Loan Agreement.

Lender and Borrower hereby agree to the following terms regarding an additional loan in the maximum amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) to be made by Lender to Borrower on the date of this Letter Agreement, in the form of an overline facility established by this Letter Agreement (the "Overline Loan"):

1. Except as expressly modified by the terms of this Letter Agreement, the Overline Loan will be treated for all purposes as a Revolving Credit Loan under the Loan Agreement, and all principal, interest, fees and other costs and expenses relating to the Overline Loan (the "Overline Obligations") shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents.

2. The Overline Loan shall continue to bear interest at the Base Rate as specified in Loan Agreement. In addition, on each Monday (or, if Monday is a holiday, Tuesday) during the term of the Overline Obligations and until the Overline Obligations are paid in full, Borrower shall pay to Lender a fee equal to one and one-half percent (1.5%) of the outstanding balance of the Overline Obligations as of 5:30 p.m. on the last preceding Business Day.

HCFP Funding, Inc.
June 8, 1998
Page 2


3. The Overline Obligations shall be repaid in full no later than August 9, 1998 unless mutually extended (the "Overline Maturity Date"), unless Borrower requests that the term be extended and the term is extended by Lender in the exercise of its sole discretion. If the term is extended, the end of the term shall become the Overline Maturity Date.

4. The failure to repay the Overline Obligations at the Overline Maturity Date shall constitute an immediate Event of Default under the Loan Agreement. Lender shall be entitled to apply amounts transferred to the Concentration Account pursuant to Section 2.3 of the Loan Agreement in satisfaction of the Overline Obligations of Borrower.

5. The Overline Obligations of Borrower under this Letter Agreement shall be additionally secured by the execution and delivery of an Unconditional Guaranty of Payment and Performance by Bruce A. Shear, which Guaranty guarantees the payment of the Overline Obligations. This guarantee shall not be utilized until or unless sufficient funds are not available to pay loan from borrowers collections.

6. The assertion of any claim or the bringing of any action against any entity comprising Borrower by Franvale, any creditor of Franvale, any receiver of Franvale or any trustee in bankruptcy with jurisdiction over Franvale may constitute an immediate Event of Default under the Loan Agreement at the sole discretion of Lender.

7. The Maximum Loan Amount under the Loan Agreement shall be inclusive of the Overline Loan.

8. Except as specifically modified hereby, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

9. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided in this Letter Agreement, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

10. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

HCFP Funding, Inc.
June 8, 1998
Page 3


11. This Letter Agreement may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument.

If these conditions are acceptable to Lender, please so signify by signing below where indicated.

Very truly yours,

PHC, INC.
a Massachusetts corporation
(on behalf of all entities comprising
"Borrower")


By:   /s/ Bruce Shear
Title:    President & CEO



THE FOREGOING IS ACKNOWLEDGED AND AGREED TO AS OF THE 8th DAY OF JUNE, 1998.

HCFP FUNDING, INC.
a Delaware corporation


By:  /s/  Michael G. Gardullo
Title:    Vice President


H:\WP\LEGAL\CLIENTS\PHCINC\Overline.wpd

                  THIS GUARANTY CONTAINS PROVISIONS FOR WAIVER
                                  OF JURY TRIAL

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


      THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (the "Guaranty") is dated as of June 8, 1998 and is made by Bruce A. Shear, an individual ("Guarantor"), in favor of HCFP FUNDING, INC., a Delaware corporation ("Lender").

                                    RECITALS

      WHEREAS, pursuant to a certain Loan and Security Agreement dated as of February 18, 1998 (as the agreement may from time to time be amended, modified or supplemented, the "Loan Agreement"), by and among PHC OF MICHIGAN, INC., PHC OF UTAH, INC., PHC OF VIRGINIA, INC., PHC OF RHODE ISLAND, INC., and PIONEER COUNSELING OF VIRGINIA, INC. (collectively, "Borrower") and Lender, the parties entered into certain revolving credit financing arrangements; and

     WHEREAS, Lender has agreed to make available to Borrower an Overline Loan, in the maximum aggregate principal amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Overline Loan") which shall be treated for all purposes as a Revolving Credit Loan under the Loan Agreement, and all principal, interest, fees and other costs and expenses relating to the Overline Loan ("Overline Obligations") shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents; and

      WHEREAS, Lender is willing to make the Overline Loan but only upon the condition, among others, that Guarantor shall have executed and delivered to Lender this Guaranty.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Guaranty and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1     All capitalized  terms used but not defined in this Guaranty shall have the respective meanings given them in the Loan Agreement.

      2. To induce Lender to execute and deliver the Overline Loan and to make the Overline Loan upon the terms and conditions set forth therein, and in consideration thereof, Guarantor hereby unconditionally and irrevocably guarantees to Lender, and to its successors, endorsees, transferees and assigns, Borrower's prompt and complete payment when due, whether at the stated maturity, by acceleration or otherwise, of the Overline Obligations and Borrower's prompt and complete performance of all of its other covenants, obligations and agreements related to the Overline Loan.

      3. Guarantor hereby waives notice of the acceptance of this Guaranty and of the extending of credit as above specified and the state of indebtedness of Borrower at any time, and expressly agrees to any extensions, renewals, accelerations or modifications of such credit or any of the terms of such credit, and waives diligence, presentment, demand of payment, protest or notice, whether of non-payment, dishonor, protest or otherwise, of any document or documents and notice of any extension, renewal, modification or default and assent to the release, substitution or variation of any collateral that may at any time be held as security for any credit extended to Borrower, all without relieving Guarantor of any liability under this Guaranty. The obligations of Guarantor under this Guaranty shall be an unconditional obligation to make prompt payment and performance to Lender irrespective of the genuineness, validity, regularity or enforceability of any indebtedness or evidence of indebtedness of Borrower to Lender or of other circumstances that might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of Lender's rights either (i) against Borrower on all or any part of its Overline Obligations or (ii) under this Guaranty.

      4. Notwithstanding any payment or payments made by Guarantor under this Guaranty or any setoff or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment or performance of the Overline
Obligations, nor shall Guarantor seek any reimbursement from Borrower in respect of payments made by Guarantor under this Guaranty, until all amounts then owing and any other performance then due to Lender by Borrower for or on account of the Overline Obligations are paid and satisfied in full. Upon such payment and satisfaction in full, Guarantor shall be subrogated to all rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment and performance of the Overline Obligations.

      5. Any indebtedness of Borrower now or hereafter owed to or held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lender; and such indebtedness of Borrower to Guarantor if Lender so requests shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      6. This is intended to be and shall be construed as a continuing guarantee and shall remain in full force and effect and shall be binding in accordance with and to the extent of its terms upon Guarantor and Guarantor's heirs and assigns, and shall inure to the benefit of Lender, and its successors, endorsees, transferees and assigns.

7. If all or any part of the Overline Obligations of Borrower to Lender are not paid when due, and if collections of Accounts under the Loan Agreement are not sufficient to pay the portion of the Overline Obligations that are due, Guarantor hereby guarantees that it will pay the same to Lender, upon demand, without set-off or counterclaim and without reduction by reason of any taxes. levies, imposts, charges and withholdings, restrictions or conditions of any nature that are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Guarantor, and Lender need not first proceed to preserve, utilize or exhaust any other right or remedy against Borrower or any other guarantor or any security that Lender may have to obtain payment. The payment shall be made in immediately available funds to Lender's office at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President, or at such other place as Lender may designate in writing.

      8. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Guaranty shall operate as a waiver of the right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the right, power or privilege, or the exercise of any other power or right. The rights and remedies provided in this Guaranty are cumulative and not exclusive of any rights or remedies provided by law.

      9. Notice or demand to the parties to this Guaranty shall be sufficiently given if in writing and personally delivered, or mailed by registered or certified first class mail, postage prepaid, return receipt requested, or sent by commercial courier against receipt, to the party intended and at the address or addresses specified in the preamble to this Guaranty. Any party may designate a change of address by notice in writing to the other parties, the notice to be effective ten (10) days after mailing or delivery as provided in this Section 9.

      10.   Guarantor hereby represents, warrants, and covenants to Lender:

            (a)         Guarantor has the full right, power and authority to
                  enter into this Guaranty.

            (b) The execution, delivery and performance of this Guaranty will not violate any provision of law or any order of any court or governmental agency or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of Guarantor, pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound.

            (c) Except as disclosed to Lender in writing prior to the execution of this Guaranty, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting Guarantor that, if adversely determined, would have a material adverse effect upon its financial condition.

            (d) Guarantor is not in default under any provision of any indenture relating to borrowed money, any agreement to which it is a party or by which it is bound, any other indenture, or any order, regulation, ruling or requirement of a court or public body or authority by which it is bound, which default would have a material adverse effect on the financial position of Guarantor.

            (e)   No license,  consent or  approval  of, or filing  with,  any governmental body or other regulatory authority is required for the making and performance of, or any instrument or transaction contemplated by, this Guaranty. Guarantor holds all certificates and authorizations of all governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except those certificates and authorizations as to which the failure to so hold would not, in the aggregate, have a material adverse effect on Guarantor.

      11. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by Lender.

      12. The obligations of Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Overline Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Overline Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of applicable bankruptcy laws or any other similar law, or any law or order of any government or government agency purporting to reduce, amend or otherwise affect, the Overline Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

      13. In addition to its guarantee of Borrower's payment of the Overline Obligations and Borrower's performance of all covenants, obligations and agreements contained in the Loan Documents related to the Overline Obligations, Guarantor shall pay all actual costs and expenses (including reasonable attorney's fees) paid or incurred by Lender in connection with the enforcement of this Guaranty.

      14. Guarantor hereby agrees to execute any and all further documents, agreements, and instruments, and take all further actions, that Lender shall reasonably request to effectuate or further preserve, evidence, perfect or protect the rights purported to be created in favor of Lender under this Guaranty.

      15. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Overline Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Overline Obligations, or any part of the Overline Obligations, that diligent inquiry would reveal, and Guarantor hereby  agrees  that  Lender  shall  have  no  duty  to  advise  Guarantor  of information known to Lender regarding such condition or any such circumstances. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, Lender wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to Guarantor

      16. This Guaranty may be executed in one or more counterpart copies, each of which shall be an original and all of which together shall constitute one and the same instrument, and it is not necessary that all parties' signatures appear on each counterpart.

      17. If any term, covenant or condition of this Guaranty, or the application of such term, covenant or condition to any party or circumstance, shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Guaranty and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties to this Guaranty shall amend this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner.

      18. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS GUARANTY IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH IN THE PREAMBLE TO THIS GUARANTY.

      19. GUARANTOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY GUARANTOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF GUARANTOR'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO GUARANTOR THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

      20. GUARANTOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF GUARANTOR IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST GUARANTOR IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS GUARANTY (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. GUARANTOR AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. GUARANTOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON GUARANTOR ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED
PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.





H:\WP\LEGAL\CLIENTS\PHCINC\Guarind\1over.wpd

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first written above.


WITNESS:                                              GUARANTOR:



___________________________               ________________________________
                                            Bruce A. Shear











H:\WP\LEGAL\CLIENTS\PHCINC\Guarind\1over.wpd

HealthCare Financial



                                      July 10, 1998



PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts  01960
Attention: Bruce A. Shear, President

      Re: Amendment to Overline Letter Agreement dated June 8, 1998 ("Overline Facility") pursuant to the Loan and Security Agreement dated February 18, 1998 by and among PHC OF MICHIGAN, INC., PHC OF UTAH, INC., PHC OF VIRGINIA, INC., PHC OF RHODE ISLAND, INC., and PIONEER COUNSELING OF VIRGINIA, INC. and by HCPF Funding, Inc. ("Lender")

Gentlemen:

      This letter confirms that the maturity date of the Overline Facility has been extended to November 10, 1998.

      Except as specifically modified hereby, the Overline Facility, the Loan Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

      The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided in this Letter Agreement, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

      If the foregoing terms are acceptable to Borrower, please sign this Letter Agreement where indicated and return it to Lender.

                                    Very truly yours,

                                    HCFP FUNDING, INC.


                                    By:  _________________________
                                          Name:
                                          Title:


                        (Additional Signatures to Follow)



          2 Wisconsin Circle, 4th Floor * Chevy Chase, Maryland 20815 *
                        301-961-1640 * Fax: 301-664-9860
                        The Leader In Health Care Finance

PHC, Inc.
July 10, 1998
Page 2

THE UNDERSIGNED AGREES TO THE TERMS SET FORTH ABOVE AS OF THIS 10th DAY OF -JULY, 1998.

                                    PHC, INC.
                                    a Massachusetts corporation
                                    (on behalf of all entities comprising
                                    "Borrower")

                                    By:  /s/  Bruce A. Shear
                                              President


                                    PHC OF MICHIGAN, INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                              President


                                    PHC OF UTAH, INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                              President


                                    PHC OF VIRGINIA INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                              President






                        (Additional Signatures to Follow)

PHC, Inc.
July 10, 1998
Page 3


                                    PHC OF RHODE ISLAND, INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                              President



                                    PIONEER COUNSELING OF VIRGINIA. INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                              President

Exhibit 10.60





After recording, return to:

Debra M. Van Alstyne, Esq.
HCFP Funding II, Inc.
2 Wisconsin Circle
Fourth Floor
Chevy Chase, Maryland 20815





                       THIS IS A CREDIT LINE DEED OF TRUST

                        CREDIT LINE SECOND DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


                                  $ 350,000.00



      GRANTOR:             PHC OF VIRGINIA, INC.

      BENEFICIARY:         HCFP FUNDING II, INC.

      TRUSTEE:             Thomas L. Hanley and Barry P. Miller

                                 July __, 1998

                       THIS IS A CREDIT LINE DEED OF TRUST


                        CREDIT LINE SECOND DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


      This Credit Line Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") is made as of July __, 1998 by PHC OF VIRGINIA, INC., a Virginia corporation (the "Grantor") whose address is 405 Kimball Avenue, Salem, Virginia 24153, to THOMAS L. HANLEY of the City of Alexandria, Virginia and BARRY P. MILLER of Arlington County, Virginia, as Trustees ("Trustee"), either of whom may act individually for the benefit of HCFP FUNDING II, INC., a Delaware corporation ("Beneficiary") whose address is 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815.

      That Grantor, in consideration of One Dollar ($1.00) in hand paid by the Trustee and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the full, unconditional and irrevocable repayment of all amounts due under that certain Secured Unconditional Guaranty of Payment and Performance made by Grantor in favor of Beneficiary and dated as of March 10, 1998 (the "Guaranty"), which Guaranty is additional security for the secured bridge loan in the amount of $350,000.00 being made to Grantor's affiliate, PHC, Inc., a Massachusetts corporation, and the prompt and complete performance of all the covenants contained herein and in the Guaranty, hereby bargains, sells, grants and conveys unto the Trustee and its successors and assigns forever, IN TRUST, WITH FULL POWER OF SALE and with General Warranty certain real estate in the City of Salem, Virginia, commonly known as 405 Kimball Avenue, Salem, Virginia and described more particularly on Exhibit A attached hereto and made a part hereof for all purposes (all of such real estate being hereinafter referred to as the "Real Estate"), for the benefit of HCFP FUNDING II, INC., a Delaware corporation, together with all rights, title and interests of Grantor, now existing or hereafter arising, in and to:

      (i) All rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter benefiting, belonging or appertaining to all or any of the Real Estate, including (without limiting the generality of the foregoing) all land lying within any roadway and strips adjoining all or any of the Real Estate, all minerals, oil, gas and other hydrocarbon substances thereon or therein and all air rights and water rights (collectively, the "Easements and Appurtenances");

      (ii) All buildings, structures and other improvements of every kind and description now or hereafter erected, constructed or placed on the Real Estate, together with all fixtures, equipment, machinery, apparatus, furniture, furnishings and other articles of personal property now or hereafter located in or upon, attached to or regularly used or intended to be regularly used in connection with the Real Estate, and all replacements thereof (collectively, the "Improvements");

      (iii) All extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the Easements and Appurtenances and of or to the Improvements (collectively, the "Additions");

      (iv) All rights, title, estate and interest of Grantor in and to all rents, royalties, revenues, rates, issues, income, profits, charges and proceeds from accounts due or becoming due from the Mortgaged Property or the Improvements or the operation of the Mortgaged Property or Improvements, including, but not limited to, payments for the operation or use of the Mortgaged Property or Improvements, for all services rendered, whether or not earned by performance, for goods sold or leased on the Mortgaged Property or Improvements, and all proceeds of the foregoing, whether cash or non-cash (collectively, the "Rents");

      (v) All awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Real Estate, Easements and Appurtenances, Improvements, Additions and Rents, including (without limitation) all insurance, condemnation and tort claims, rent claims and other obligations dischargeable in cash or cash equivalent (collectively, the "Proceeds").

Herein, the Real Estate, the Easements and Appurtenances, the Improvements, the Additions, the Rents and the Proceeds are referred to collectively as the "Mortgaged Property."

      Provided, however, upon full payment of all indebtedness hereby secured and upon performance of all covenants, obligations and indemnities hereby secured the Mortgaged Property shall be reconveyed and released to Grantor.

      This Deed of Trust is given to secure performance by Grantor of the covenants and agreements contained in this Deed of Trust, and to secure:

      (i) Performance of all the terms and provisions and payment of all principal and interest payments that may become due under the Guaranty executed by Grantor in favor of Beneficiary, up to a maximum amount of Three Hundred Fifty and No/100 Dollars ($350,000.00), together with all other amounts now or hereafter owing under the Guaranty, the terms of which are incorporated herein by reference, as well as all renewals, extensions, modifications and recastings of the Guaranty;

      (ii) Payment of fees, penalties, and other sums as provided in the Guaranty;

      (iii) Any and all modifications, restatements, renewals and extensions of one or more of the liabilities, obligations, and other instruments secured hereby;

      (iv) The performance of any surety, guarantor or indemnitor of any obligations of Grantor under the Guaranty; and

      (v)   The  payment  of  all  costs,   attorney's  fees,  and  litigation
expenses expended by Beneficiary to preserve or protect the Property or the validity or priority of this Deed of Trust.

      The indebtedness, liabilities and obligations secured by this Deed of Trust are hereinafter collectively called the "Indebtedness".

      All persons who have or may acquire an interest in the Mortgaged Property shall be deemed to have notice of and shall be bound by the terms of the Guaranty, this Deed of Trust, and any other instruments or documents made or entered into in connection herewith and the terms of the Indebtedness.

      Grantor hereby further covenants with the Beneficiary as follows:

            1. Payment of Sums Due. Grantor promptly will pay as and when due the Indebtedness, including all reasonable costs of collection and attorneys' and paralegals' fees and litigation expenses. Grantor waives demand, presentment for payment, notice of protest and notice of nonpayment or dishonor of the Indebtedness. Payments received will be applied by Beneficiary in order of priority as Beneficiary shall determine in its sole discretion.

            2.     Care and  Condition of Mortgaged  Property.  Grantor  shall
(a) promptly repair, restore or rebuild any part of the Mortgaged Property which may become damaged or be destroyed; (b) keep the Mortgaged Property in good condition and thorough repair, without waste, and free from encroachments and mechanic's or materialman's liens or claims for liens, provided that if Grantor disputes such a lien or claim for lien Grantor may post a bond within fifteen (15) days after a lien is filed or a claim for lien is made in an amount sufficient to satisfy the lien or claim; (c) pay any indebtedness when due which may be secured by a lien or charge on the Mortgaged Property, whether or not superior, equal or junior to the lien of this Deed of Trust; (d) complete, or cause to be completed, within a reasonable time and in a good and workmanlike manner, any Improvements now or at any time hereafter in the process of erection, construction or installation; (e) comply, and cause any lessees and sublessees of the
Mortgaged Property to comply, with all requirements of law, municipal ordinances, restrictions of record or insurance covenants with respect to the Mortgaged Property and its use; (f) permit no removal, demolition or material alteration or modification of the Mortgaged Property aggregating more than $50,000.00 (other than removal of items of the Mortgaged Property which have become obsolete or are being replaced) without the prior written consent of Beneficiary; (g) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation all uses), privileges, franchises and concessions which are applicable to any part of the Mortgaged Property or which have been granted to or contracted for by Grantor in connection with any existing or contemplated use of any part of the Mortgaged Property;
(h) permit Beneficiary to enter upon and inspect the Mortgaged Property at all reasonable times and from time to time following reasonable prior notice to Grantor; and (i) promptly notify Beneficiary of the assertion of any claim, or the filing of any action or proceeding affecting the Mortgaged Property, of the occurrence of any damage to the Mortgaged Property, or of any act or default under any contract, mortgage, lease, license or federal, state or local law or regulation in connection with or affecting in any way, the Mortgaged Property.

            3.     Warranties.    Grantor   covenants   and   warrants   that:
(a) Grantor is lawfully seized of the Real Estate and Improvements in fee simple or leasehold, as applicable, has valid and indefeasible title to the Mortgaged Property and has a good and legal right to mortgage the Mortgaged Property to Beneficiary; (b) all of the Mortgaged Property is and will remain free from all liens and encumbrances excepting only the first priority lien of ________________, and the lien of real estate taxes not yet due and payable, those easements and encumbrances set forth on the Grantor's policy of title insurance issued to Grantor on the date hereof, which exceptions are set forth on Schedule 3(b) hereto, those liens and encumbrances which are in favor of Beneficiary, and those other liens and encumbrances set forth on
Schedule 3b hereto, and Grantor will warrant generally with full English covenants of title and defend against all parties, at Grantor's expense, Grantor's right, title and interest in and to the Mortgaged Property (subject to those matters to which this Deed of Trust is hereinabove expressly made subject) against all claims made thereon; (c) the Real Estate is properly zoned and its present development and uses comply in all respects with all applicable zoning and other ordinances, laws and legal restrictions regulating development and use of the Real Estate; (d) Grantor is and will continue to be a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (e) Grantor has full right, power and authority to own the Mortgaged Property and to execute and deliver the Guaranty, to operate the Mortgaged Property, to borrow funds, and to otherwise consummate the transactions contemplated by the Guaranty and this Deed of Trust; (f) there is no action, litigation or proceeding pending or threatened against or involving Grantor in any court or by any agency or regulatory body which could result in a judgment or liability against Grantor or which could adversely affect any material asset of Grantor, including (without limitation) the Mortgaged Property, or the income of Grantor or the right of Grantor to carry on its business as now conducted or intended to be conducted; no condemnation, adverse zoning, environmental or usage change or other adverse legal proceeding has been commenced or threatened with respect to the Mortgaged Property or any part thereof; (g) Grantor is not in default with respect to any order, writ, injunction, decree or command of any court or regulatory body and is not in violation of any ordinance, law, regulation of any governmental authority applicable to Grantor or its businesses or properties; (h) neither the execution of, nor the consummation of the transactions contemplated by the Guaranty nor the compliance with the terms and provisions of the Guaranty will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement, lease, indenture, mortgage, deed of trust, land contract, license or other instrument to which Grantor is a party or by which Grantor or any of its assets are or may be bound or affected or to which Grantor is subject or any law, regulation, order, writ, injunction or decree of any court or agency or regulatory body having jurisdiction; (h) no authorization or approval of any third party, including (without limitation) any governmental authority (other than that which has already been obtained), is required for the execution, delivery and performance of the Guaranty by Grantor; (i) there are no governmental authorizations, permits, certificates, licenses, filings, registrations, approvals or consents which must be obtained, received or made or which have not been obtained, received or made for Grantor lawfully to make, execute and deliver the Guaranty, perform all of its obligations thereunder and/or own, use and operate the Mortgaged Property, except for those listed on Schedule 3(i) hereto; (j) all utility service necessary for the full, proper and sufficient operation of the Mortgaged Property has been installed and/or connected and is presently in operation, including without limitation water, sewer, electric, gas and telephone facilities; (k) the Mortgaged Property constitutes a single tax parcel and no other property, building or improvement relies upon the Mortgaged Property or any part thereof or interest therein and the Mortgaged Property relies on no other property, building or improvement to fulfill any legal requirement; (l) the Mortgaged Property is in sound physical condition and good working order, and to the best of Grantor's knowledge, no casualty thereto has occurred within the previous one year period which has not been fully repaired or restored;
(m) the Mortgaged Property: (i) contains no facilities that are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sub-section 11022), (ii) is not the site of any underground storage tanks, for which notification is required under 42 U.S.C. Sub-section 6991a, and (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") in accordance with Section 116 of CERCLA (42 U.S.C. Sub-section
9616); (n) neither Grantor nor, to the best of Grantor's knowledge, any prior owner of the Real Estate or any current or prior tenant, subtenant or other occupant thereof has used, generated, manufactured, produced or stored Hazardous Substances (as defined in paragraph 6(h)) on, from or about or in any way affecting the Mortgaged Property, other than in the ordinary course of business and in compliance with all Environmental Laws (as defined in paragraph 6(h))or has released, discharged or disposed of Hazardous Substances on, under or about the Mortgaged Property. To the best of Grantor's knowledge, the Mortgaged Property does not contain and has not in the past contained any asbestos containing material in friable form, and there is no current or potential airborne contamination of the Mortgaged Property by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the Improvements; and
(o) all statements, financial or otherwise, submitted to Beneficiary in connection with the transactions contemplated by the Guaranty and this Deed of Trust are true, correct and complete in all material respects, and there has been no material adverse change in the finances, business, operations, or affairs of Grantor or to the Mortgaged Property since the date of such submissions.

            4.     Insurance.

                   (a) Grantor, at its sole cost and expense, shall obtain and keep in full force and effect such policies of insurance in such amounts, with such loss deductibles and covering such risks as Beneficiary shall from time to time require in its sole discretion, including (without limitation) the following:

                            (i)     Insurance in the minimum  aggregate amount
of $350,000.00 but no less than one hundred percent (100%) of the full replacement costs of all Improvements and personal property against loss or damage to any of the Mortgaged Property by fire and any of the risks covered by insurance commonly known as "fire and extended coverage" and, if the Mortgaged Property or any part thereof is located in a flood area, flood insurance;

                            (ii)    Comprehensive   general  public  liability
insurance in the general aggregate amount of $5,000,000.00, including, without limitation, against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways;

                            (iii)   During the course of all  construction  or
repair, (A) workers' compensation insurance (including employer's liability insurance) in the aggregate amount of $500,000.00 for all persons engaged on or with respect to the Mortgaged Property in such amounts as are reasonably satisfactory to Beneficiary or, if such limits are established by law, in such amounts, and (B) builder's completed value risk insurance against "all risks of physical loss" during construction, covering the total value of work performed and equipment, supplies and materials furnished;

                            (iv)    Business  income  interruption   insurance
with loss payable to Beneficiary in such amounts and such terms as are acceptable to Beneficiary in its sole discretion;

                            (v)     Worker's  compensation  insurance  in  the
required statutory amount; and

                            (vi)    Blanket   crime  and  fidelity   insurance
coverage insuring against losses from dishonest or fraudulent acts committed by Grantor, it employees or agents.

                   (b) All insurance required to be obtained and maintained by Grantor by the terms of this Deed of Trust (the "Required Insurance") shall be provided by policies written in terms, amounts and by companies fully licensed in the Commonwealth of Virginia, rated "A" or better by A.M. Best Company and with a Size Class of VII which are acceptable to Beneficiary. Beneficiary shall be named as an additional insured on all liability policies; and losses under all other policies shall be payable to Beneficiary pursuant to a standard mortgagee endorsement satisfactory to Beneficiary. Grantor shall deliver to Beneficiary true and correct copies of all policies of insurance (including, but not limited to, all policies of Required Insurance) and renewals thereof acquired by Grantor to insure against any loss or damage to the Mortgaged Property. The deductible for such insurance shall not exceed Five Thousand Dollars ($5,000.00).

                   (c) Grantor hereby authorizes Beneficiary to obtain and/or maintain in effect any and all policies of Required Insurance in the event Grantor fails to do so, and Grantor agrees to reimburse Beneficiary as provided in paragraph 7 hereof for any premiums or other costs associated with obtaining Required Insurance which Beneficiary may pay.

                   (d) At least 30 days prior to the expiration of each policy of Required Insurance, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the issuance of a renewal or replacement policy continuing such insurance in force as required by this Deed of Trust. All policies of Required Insurance shall contain a provision that such policies may not be canceled or amended (including any reduction of the scope or limits of coverage) without at least 30 days prior written notice to Beneficiary and a provisions to the effect that the waiver of subrogation rights by the insured does not void the coverage. Upon Beneficiary's request, Grantor shall cause copies of all bills, statements or other documents relating to the Required Insurance to be sent or mailed to Beneficiary.

                   (e) In the event of a foreclosure sale of all or any part of the Mortgaged Property pursuant to the enforcement of this Deed of Trust, the purchaser of the Mortgaged Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of Required Insurance. In the event of foreclosure sale, Beneficiary is hereby authorized, without the further consent of Grantor, to assign any and all policies of Required Insurance to the purchaser at the sale, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of such policies.

                   (f) Grantor shall give Beneficiary immediate notice of any loss or damage covered by any Required Insurance, including a brief description of the nature and extent of any damage to the Mortgaged Property, and, if such loss or damage is in excess of $500,000;

                            (i)     Beneficiary   shall   have  the  right  to
adjust such loss or damage and to execute and deliver on behalf of Grantor all proofs of loss, receipts, vouchers and acquittance in connection therewith, and Grantor agrees to execute all of the foregoing on demand of Beneficiary.

                            (ii)    Grantor     appoints     Beneficiary    as
attorney-in-fact for Grantor, said power being coupled with an interest to negotiate with, settle and otherwise handle all claims or other matters arising under Grantor's insurance policies.

                            (iii)   Any monies  received  as  payment  for any
loss under any of the Required Insurance shall be paid over to Beneficiary and be applied, at the option of Beneficiary, after payment of all costs and expenses incurred by Beneficiary in obtaining such insurance proceeds, to the payment of any portion, as Beneficiary may select, of the Indebtedness or to the reimbursement of Grantor for expenses incurred by Grantor in the restoration, repair and/or replacement of the Mortgaged Property which has been lost, damaged or destroyed. Each insuring company concerned is hereby authorized and directed to make payment for any such loss directly to Beneficiary rather than jointly to Beneficiary and any other party or parties.

                            (iv)    If   Beneficiary   elects   to  apply  the
proceeds (or any part thereof) of any Required Insurance to the reimbursement of Grantor for expenses incurred by Grantor in the restoration, repair and/or replacement of the Mortgaged Property, the proceeds shall be disbursed by Beneficiary in such manner and subject to such conditions as Beneficiary shall determine in its sole discretion. If upon completion of the repairs, restoration and/or replacement of the Mortgaged Property there shall be unexpended insurance proceeds held by Beneficiary, Beneficiary may, in its sole discretion, apply the amount of any such remaining proceeds to the payment of the Indebtedness.

                            (v)     Notwithstanding   any  prior  election  by
Beneficiary, at any time Grantor is in default hereunder or under any other Loan Document, Beneficiary may apply all or any part of such insurance proceeds to the payment of the Indebtedness.

                            (vi)    No  application  of insurance  proceeds to
the payment of the Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Grantor to make any payments as and when the same become due and payable in accordance with the terms of the Guaranty. Any balance of such insurance proceeds remaining after payment in full of the Indebtedness shall be paid by Beneficiary to Grantor. Application of all or any portion of such insurance proceeds shall not cure or waive any Default (defined in paragraph 11) or notice thereof.

             In no event shall Grantor do or permit any action with respect to the Mortgaged Property which will increase the risk of hazard to the Mortgaged Property without first causing such increased risk to be fully insured.

                   (g) Grantor hereby waives any and all right to claim or recover against Beneficiary, its employees, agents, officers, and directors, for loss of or damage to Grantor, the Mortgaged Property, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of this paragraph 4.

                   (h) Grantor shall not carry any separate insurance without the prior written consent of Beneficiary. All insurance shall provide that Beneficiary is the second mortgagee, an additional insured and a loss payee.

            5. Taxes. Grantor will pay and discharge or cause to be paid and discharged when due, and before any penalty attaches, all taxes of every kind and nature (including real and personal property taxes), general and special assessments, water rates and sewer rents, and all other governmental, municipal and public dues, charges, fines and impositions whether of a like or different nature, imposed upon or assessed against Grantor or the Mortgaged Property or arising in respect of the occupancy, use or possession thereof; provided, however, that Grantor shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Grantor and Grantor shall have set aside on its books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Grantor's title to, and its right to use, the Mortgaged Property is not adversely affected thereby and Beneficiary's lien and priority on the Mortgaged Property are not adversely affected, altered or impaired thereby. Grantor will deliver to Beneficiary, not later than 30 days after date on which any such taxes, assessments or other charges are due and payable, duplicate receipts evidencing the payment of all such taxes, assessments and other charges. If Grantor fails to pay any such taxes, assessments or other charges, Beneficiary may (but shall not be obligated to) make such payment and Grantor agrees to reimburse Beneficiary as provided in paragraph 7 hereof for all monies so paid.

            6. Affirmative and Negative Covenants of Grantor. Grantor covenants and agrees that, unless Beneficiary shall otherwise consent in writing, it will:

                   (a) Maintain a standard system of accounting in accordance with general accepted accounting principles and furnish or cause to be furnished to Beneficiary: (i) as soon as available and in any event on or before the last day of the fourth month following the end of Grantor's fiscal year, annual financial statements prepared in reasonable detail satisfactory to Beneficiary, showing the financial condition of Grantor as at the close of such fiscal year and for such year, all prepared in accordance with general accepted accounting principles and certified to Beneficiary by the manager or chief financial officer of Grantor. Such financial statement shall include a balance sheet and a profit and loss statement; (ii) as soon as available and in any event on or before the last day of the month following the end of each fiscal quarter of Grantor after the date hereof, quarterly operating statements with respect to the Mortgaged Property on a fiscal quarter basis prepared in accordance with generally accepted accounting principles and a quarterly patient census and payor mix at the Mortgaged Property for such quarter, in each case certified to Beneficiary by the manager or chief financial officer of Grantor; (iii) as soon as available and in any event on or before the last day of the fourth month following the end of each of Grantor's fiscal years, an annual operating statement with respect to the Mortgaged Property audited by an independent certified public accountant acceptable to Beneficiary and prepared in accordance with generally acceptable accounting principles and, as soon as available and in any event on or before the last day of the first month following the end of Grantor's fiscal year, an annual patient census and payor mix at the Mortgaged Property, in each case certified by the manager or chief financial officer of Grantor; and (iv) such other reports and additional financial and other information relating to the business, affairs and financial condition of Grantor and with respect to the collateral for the Indebtedness as Beneficiary reasonably may request in writing from time to time. All such reports and financial information shall be in form acceptable to Beneficiary. If Grantor fails to provide any of the foregoing statements and reports as and when required by this subparagraph (a), Beneficiary shall have the right to conduct an independent audit at Grantor's expense.

                   (b) At all reasonable times and as often as Beneficiary may request, following reasonable written notice by Grantor, permit authorized representatives of Beneficiary to: (i) have access to the collateral and to the financial records of Grantor and other records relating to the operations and procedures of Grantor; and (ii) discuss the affairs, finances and accounts of Grantor with, and be advised as to the same by, the managers of the Mortgaged Property and financial personnel of Grantor, all as shall be relevant to the performance or observance of the terms, covenants and conditions of this Deed of Trust or the financial condition of Grantor.

                   (c) Notify Beneficiary in writing, promptly upon learning thereof, of any: (i) litigation commenced against Grantor which may have a material adverse effect on the business, assets, operations, prospects or financial or other condition of Grantor, Grantor's ability to pay the Indebtedness in accordance with the terms of the Guaranty or the collateral; and (ii) mechanic's lien or other lien filed or asserted against the Real Estate or Improvements.

                   (d) Immediately inform Beneficiary by written notice of the occurrence of any event or condition of any nature which may, upon the giving of notice or a lapse of time or both, constitute or may lead to or result in Default (an "Unmatured Default").

                   (e) Perform and promptly comply, and cause the Mortgaged Property to be maintained, used and operated in accordance, in each case in all material respects, with all: (i) present and future laws, ordinances, rules, regulations, orders and requirements (including, without limitation, zoning ordinances, building codes and Environmental Laws (as that term is defined in the following subparagraph (h)), and the regulations adopted pursuant thereto and any other similar applicable federal, state or local laws, rules, regulations or ordinances) of every duly constituted governmental or quasi-governmental authority or agency applicable thereto;
(ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, to the extent usually complied with by companies owning similar properties in the same general area as the Mortgaged Property; and (iii) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy or otherwise by law, covenant or conditions running with the land, material agreement or easement, public or private.

                   (f) Not, nor will it permit any person or entity to, sell, transfer or otherwise dispose of any interest in Grantor without first receiving the written consent of Beneficiary, which consent may be granted or withheld in Beneficiary's sole discretion.

                   (g) Not enter into any contract or transaction of any nature whatsoever with any Affiliate unless the contract or transaction is on terms as favorable to Grantor as those that could be obtained from an unaffiliated third party. The term "Affiliate" shall mean, with respect to any person or entity, any partner, officer, shareholder or director of such person or entity or any member of their immediate family and any person or entity or group acting in concert in respect of the person or entity in question that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity or group of persons or entities, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                   (h) Not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substances (hereinafter defined) or allow any other person or entity to do so except in minor amounts under conditions permitted by applicable laws including, without limitation, all Environmental Laws. Grantor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of any Environmental Laws. The term
"Environmental Laws" shall mean all federal, state and local laws and implementing regulations, now or hereafter effective, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Environmental Laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sub-section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sub-section 6901 et seq., including the statutes regulating underground storage tanks, 42 U.S.C. Sub-section 6991-6991h; (c) the Clean Air Act, as mended, 42 U.S.C. Sub-section 7401 et seq.; and (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sub-section 1251 et seq., including the statute regulating the National Pollutant Discharge Elimination System ("NPDES"), 33 U.S.C. Sub-section 1342. "Hazardous Substances" shall mean and include each and all of the following:

                            (i)     Those    substances   now   or   hereafter
included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutant", "contaminant" or "solid waste" in CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sub-section 6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Sub-section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended from time-to-time.

                            (ii)    Those  substances now or hereafter  listed
in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto).

                            (iii)   Any material,  waste or substance which is
(A) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure, (B) asbestos, (C) polychlorinated biphenyls,
(D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sub-section 1251 et seq. (33 U.S.C. Sub-section
1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sub-section 1317); (E) flammable substances; (F) explosives; (G) radioactive materials; or (H) listed or designated, now or hereafter, as a "hazardous" or "toxic" air pollutant under the Clean Air Act (42 U.S.C. Sub-section 7401), as amended.

                            (iv)    Those  substances  defined  as  "hazardous
chemicals" by the Occupational Safety and Health Administration (29 C.F.R. Sub-section 1910.1200 and amendments thereto).

                            (v)     Such  other   substances,   materials  and
wastes which are or become regulated as pollutants, contaminants, hazardous or toxic under applicable local, state or federal law, or by the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

             Grantor  shall defend,  indemnify and hold harmless  Beneficiary, its employees, agents, attorneys, officers and directors, from and against any claims, liabilities, damages, losses, fines, penalties, costs and expenses (including, without limitation, attorneys' and paralegals' fees and court costs) arising out of or in any way related to (i) any breach or default by Grantor in the observance or performance of its covenants under this subparagraph (h), (ii) any obligation or any liability of Beneficiary under any Environmental Laws to clean-up any contamination of the soil or the ground water on, under or about the Mortgaged Property or perform any remediation of the Mortgaged Property, (iii) any claims by or liabilities to any third parties arising out of or deriving from existing or future presence, discharge or disposal of Hazardous Substances on the Mortgaged Property, the release of any Hazardous Substances from the Mortgaged Property or any violation of any Environmental Laws originating or occurring during the period prior to the date on which Grantor ceases to possess and control the Mortgaged Property. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Grantor may have to Beneficiary at law or in equity and shall survive the repayment of the Guaranty, the release or foreclosure of this Deed of Trust or the transfer of the Mortgaged Property to Beneficiary or its nominee or assignee in lieu of foreclosure; provided, however, that in the event Beneficiary acquires title to the Real Estate by foreclosure of this Deed of Trust or deed in lieu thereof, the indemnity obligations of Grantor under this subparagraph (h) shall cease and terminate five (5) years from the date Beneficiary so acquires title to the Real Estate unless Beneficiary has advised Grantor by notice of an event or circumstance that had occurred or was existing on the date of the foreclosure or receipt of the deed in lieu thereof; which may give rise to a claim by Beneficiary against Grantor for indemnification hereunder, in which event the indemnity obligations under this subparagraph (h) shall survive and continue in full force and effect as to such event or circumstance and any claims, liabilities, damages, losses, fines, penalties, costs and expenses arising therefrom or in any way related thereto.

                   (i) Notify Beneficiary in writing, promptly upon learning thereof, of any suspected violation of Environmental Laws or threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws.

                   (j) Not enter into any consolidation or merger with any person or entity without the prior written consent of Beneficiary.

            7. Protection of Security by Beneficiary. Each and every covenant in this Deed of Trust shall be performed and kept by Grantor solely at Grantor's expense. At its option, but without any duty or obligation of any sort to do so and without in any way waiving or relieving any Default by Grantor under this Deed of Trust, and after giving Grantor five (5) business days notice, Beneficiary may make any payment and perform any act required of Grantor to be made or performed by this Deed of Trust, in the event Grantor fails to make such payment when due or timely perform any such act, including but not limited to: payment of insurance premiums, taxes, charges and assessments; payment of prior encumbrances; and purchase, discharge, compromise or settlement of any tax lien or other lien or title, prior or on a parity with the lien of this Deed of Trust. As between Grantor and Beneficiary, all such liens and taxes shall be deemed valid. All monies so paid and all expenses incurred in connection therewith, including reasonable attorneys' and paralegals' fees, and any other monies advanced and expenses incurred by Beneficiary to protect the Mortgaged Property, and the security intended to be given by this Deed of Trust, including all reasonable costs, expenses and attorneys' and paralegals' fees, incurred by Beneficiary in respect of any and all legal or equitable proceedings which relate to this Deed of Trust or to the Mortgaged Property, shall constitute Indebtedness secured by this Deed of Trust and shall be due and payable by Grantor five
(5) business days after notice and demand by Beneficiary with interest thereon at the Default Interest Rate (as defined in the Guaranty).

            8. Transfer or Encumbrance of Mortgaged Property. Grantor shall not, without the prior written consent of Beneficiary, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise) sell (whether outright or by land contract, conditional sales contract or any other such agreement), lease, alienate, convey, transfer or in any way further encumber, mortgage, pledge, or assign the Mortgaged Property or any of Grantor's rights, title or interests therein (whether legal or equitable), nor shall any membership interest, stock or any beneficial interest, voting rights, title or other interest in Grantor be transferred, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise), by any of the owners or holders thereof, other than transfers to family members or living trusts made for estate planning purposes, without the prior written consent of Beneficiary (each of such actions or events being hereinafter called a "Transfer"), except for sales and dispositions of items of the Mortgaged Property that are obsolete and are being replaced. Beneficiary's consent thereto shall be at its sole discretion and may be conditioned on an increase in the interest rate payable under the Guaranty and the payment of fees and charges or otherwise.

            9. Condemnation Proceeds. Grantor shall cause all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation for public or private use affecting any interest in the Mortgaged Property to be paid to Beneficiary. Beneficiary shall hold such proceeds from condemnation and payments in lieu thereof and may, at its sole and absolute discretion, apply such proceeds, after deducting Beneficiary's reasonable costs and expenses, to the Indebtedness in whatever order and amounts Beneficiary elects or make the same available for acquisition of property in replacement of the portion of the Mortgaged Property which was taken or for the repair or rebuilding of the portion of the Mortgaged Property which suffered damage or loss, as the case may be, in such manner and subject to such conditions as the Beneficiary shall determine in its sole discretion. No such application of such proceeds to the payment of the Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Grantor to make any payments as and when the same become due and payable in accordance with the terms of the Guaranty. Any balance of such proceeds remaining after payment in full of the Indebtedness shall be paid by Beneficiary to Grantor. Application of all or any portion of such proceeds shall not cure or waive any Default or notice thereof. Grantor appoints Beneficiary as its attorney-in-fact, coupled with an interest to negotiate, receive and execute releases and conveyances for condemnation proceeds.

            10.    Security Agreement; Financing Statement.

                   (a) This Deed of Trust is intended to be a security agreement pursuant to the Commonwealth of Virginia Uniform Commercial Code ("UCC") for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the UCC and which are not herein effectively made part of the real property, and (ii) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under
Article 9 of the UCC (collectively, the "Collateral"); and Grantor hereby grants Beneficiary a security interest in the Collateral and in all accessions and additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all Indebtedness now or hereafter secured by this Deed of Trust. Grantor agrees to execute and deliver financing and continuation statements and amendments and supplements thereto covering the Collateral from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to the Collateral. Beneficiary shall have full authority to execute and file financing and continuation statements and amendments and supplements thereto signed only by a representative of Beneficiary to protect, preserve and perfect Beneficiary's security interest in the Collateral. Grantor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all costs and expenses of any record searches for financing statements Beneficiary may require. Upon the occurrence of any Default hereunder, Beneficiary shall have the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided elsewhere in this Deed of Trust as to the Collateral.

                   (b) This Deed of Trust constitutes a financing statement filed as a fixture filing under the UCC in the real estate records of the city in which the Mortgaged Property is located with respect to any and all fixtures included within the term Mortgaged Property and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE MORTGAGED PROPERTY ARE, OR ARE TO BECOME, FIXTURES ON THE REAL ESTATE. For purposes thereof, the following information is set forth:


                   Name and address of debtor:

                   PHC of Virginia, Inc.
                   405 Kimball Avenue
                   Salem, Virginia 24153

                   Name and address of secured party:

                   HCFP Funding II, Inc.
                   2 Wisconsin Circle, Fourth Floor
                   Chevy Chase, Maryland 20815

            11.    Default  and  Acceleration.   It  is  expressly  agreed  by
Grantor that time is of the essence of this Deed of Trust. Upon the occurrence of any Default and at any time thereafter, then, in any and every such case, the entire Indebtedness shall, at the option of Beneficiary, become immediately due and payable without any notice, presentment, demand, protest, notice of protest, or other notice of dishonor or demand of any kind, all of which are hereby expressly waived by Grantor, and Beneficiary shall have the right immediately to foreclose the lien created by this Deed of Trust against the Mortgaged Property, to enforce every other security interest created by this Deed of Trust and to institute any action, suit or other proceeding which Beneficiary may deem necessary or proper for the protection of its interests; provided that if an event described in paragraph 11(j) or (k) below shall occur, all Indebtedness shall become immediately due and payable without any need for a declaration of Default. This, which Beneficiary or Trustee may incur (i) in enforcing, defending, construing or administering this Deed of Trust (or defending its priority) or the Guaranty, (ii) for any inspection, evaluation (including environmental valuation), appraisal, survey or other service in connection with the Mortgaged Property, (iii) for any title examination or title insurance policy relating to the title to any of the Mortgaged Property, (iv) in connection with any environmental clean-up or decontamination or any other expenses, costs, fines, penalties or other liabilities incurred by Beneficiary with respect to the Mortgaged Property under or pursuant to any Environmental Laws or in an attempt to comply therewith, or (v) in the exercise by Beneficiary of any rights or remedies granted by this Deed of Trust, shall be paid by Grantor upon demand by Beneficiary, together with interest thereon from the date of expenditure until payment in full, at the Default Interest Rate and shall constitute a part of the Indebtedness secured by this Deed of Trust.

            12. Remedies. After a Default and the expiration of any applicable grace and/or cure period, Beneficiary may, at its option, exercise any or all of its rights and remedies at law or in equity, including the following applicable rights and remedies:

                   (a) Acceleration. Declare the entire unpaid portion of the Indebtedness to be immediately due and payable, without notice or demand (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable in full, and the liens and security interests granted hereby shall be subject to foreclosure as provided for herein and by law.

                   (b)     Entry  on  Mortgaged   Property.   Enter  upon  the
Mortgaged Property and take possession thereof, including all books, records and accounts relating thereto.

                   (c)     Operation  of  Mortgaged  Property.  Enter and take
possession of the Mortgaged Property and exclude Grantor its agents and servants wholly therefrom. In such event, Beneficiary and/or its agents may use, operate, manage and control the Mortgaged Property or any part thereof, and upon such entry by Beneficiary and/or its agents, for the benefit of the Mortgaged Property, from time to time may make all necessary or appropriate repairs, renewals, replacements and useful or required alterations, additions, betterments, and improvements to and upon the Mortgaged Property and pay all reasonable costs and expenses of so taking, holding and managing the same, including reasonable compensation to its agents, servants, attorneys and counsel, and payment of any Impositions which Beneficiary may elect to pay. All such amounts shall constitute additional Indebtedness due under the Guaranty and shall accrue interest at the Default Interest Rate from the date such cost is incurred until irrevocably and unconditionally paid in full and shall be secured hereby. In such case Beneficiary or its agents shall have the right to manage the Mortgaged Property and to carry on the business and exercise all rights and powers of Grantor, either in the name of Grantor, or otherwise, as Beneficiary and/or its agents shall deem advisable. Upon request by Beneficiary, Grantor shall enter into a management or similar agreement with Beneficiary, in form and substance acceptable to Beneficiary in its sole discretion, whereby Grantor agrees to operate the Mortgaged Property for and at the direction of Beneficiary until such time as Beneficiary is able to obtain in its name, or the name of a designee of Beneficiary, all permits, certificates and licenses (including liquor licenses) necessary or desirable to operate the Mortgaged Property and that Grantor shall receive no compensation whatsoever for the foregoing. In connection with any action taken by Beneficiary or its agents pursuant to this Paragraph, Beneficiary shall not be liable for any loss sustained by Grantor, or any other Person resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary or its agents in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Beneficiary or its agents, nor shall Beneficiary or its agents be obligated to perform or discharge any obligation, duty or liability under any Leases or occupancy agreements, contracts or other matters covering or relating to the Mortgaged Property or any part thereof by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall, and does hereby agree to, indemnify Beneficiary for, and hold Beneficiary harmless from and against, any and all liabilities, loss or damage which may or might be incurred by Beneficiary under any such Leases and occupancy agreements, contracts or under this Deed of Trust or the exercise of rights or remedies hereunder and other matters relating thereto, and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Leases and occupancy agreements, contracts or other matters relating to the Mortgaged Property. Should Beneficiary incur any such liability, the amount thereof, including reasonable costs and all reasonable fees and expenses, shall be secured hereby and shall be a demand obligation hereunder and immediately due and payable, together with interest at the Default Interest Rate until paid in full. Nothing in this subparagraph (c) shall impose any duty, obligation or responsibility upon Beneficiary for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such contracts or Leases and occupancy agreements, or other matters relating to the Mortgaged Property; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Mortgaged Property by any tenants or occupants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged
Property resulting in loss or injury or death to any tenant or occupant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this subparagraph (c).

                   (d) Appointment of Receiver. After a Default and the expiration of any applicable grace or cure period, with or without actual or threatened waste to the Mortgaged Property, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, without notice to Grantor (any and all such notice being waived hereby) and without regard to the adequacy of any security for the Indebtedness or the solvency of Grantor or any other party liable for payment of all or any part of the Indebtedness, to the appointment of a receiver(s) to take possession of and to operate the Mortgaged Property, and at Beneficiary's option, to collect the rents and profits, and Grantor hereby irrevocably and unconditionally consents thereto. Such receiver(s) shall have the following powers and authorities in addition to all other powers and authorities permitted by applicable law:

                            (i)     to  take   possession   of  the  Mortgaged
Property (or any portion thereof, and at Beneficiary's option, to collect the rents and profits, including accrued and past due rents and profits, and to lease the Mortgaged Property in such parcels, portions, and/or units and for such time and on such terms as said receiver(s) may see fit, and, with Beneficiary's consent or at Beneficiary's direction, to cancel any Lease or occupancy agreement or other contract or agreement of whatever nature affecting the Mortgaged Property (or any portion thereof) for any cause or on any ground which would entitle Grantor to cancel the same. The receiver shall apply any rents and profits collected hereunder as directed by Beneficiary. Beneficiary may, in its sole discretion, without obligation, permit all or any portion of the rents and profits to be utilized to pay the costs and expenses of operating the Mortgaged Property and any costs and expenses of the receiver. If Beneficiary permits the use of the rents and profits for any purpose other than the retirement of Indebtedness, such permission will not constitute an undertaking on Beneficiary's part to permit the application of rents and profits for similar purposes in the future nor shall it constitute the assumption by Beneficiary of any liabilities or obligations of Grantor. Further, unless Beneficiary, in its sole and complete discretion, elects otherwise, nothing contained herein shall be construed as constituting Beneficiary a mortgagee-in-possession. At Beneficiary's option, in its sole and absolute discretion, possession of the Mortgaged Property by a court-appointed receiver will not be considered possession of the Mortgaged Property by Beneficiary;

                            (ii)    to make and enter into  agreement(s)  with
one or more real estate sales, rental, management, construction and/or consulting firm(s) (at such compensations as the receiver(s) deem to be the prevailing rate for such services), to permit such firm(s) to act as agent for the receiver(s) in: (A) the negotiation of Leases and occupancy agreements for the Mortgaged Property (or portions thereof), or individual suites or units therein and advertising therefor; (B) the detailed management and operation of the Mortgaged Property (or any portion thereof); (C) at Beneficiary's option, the collection of the rents and profits from the Mortgaged Property (or any portion thereof); (D) the supervision of the maintenance and restoration of the Mortgaged Property (or any portion thereof); and (E) the disbursement of funds coming into the hands of the receiver(s);

                            (iii)   insofar   as   the   rents   and   profits
emanating from the Mortgaged Property (or any portion thereof) permit, or any loan herein provided for allows, at Beneficiary's option, to: (A) restore the Improvements to a good and rentable condition; (B) make the Mortgaged
Property fit for sale, tenancy and occupancy; (C) bring the Mortgaged Property into compliance with all applicable legal requirements; and (D) bring the Mortgaged Property into full occupancy by steps which may include entering into construction, architects' and maintenance contracts, obtaining required government permits, advertising the Mortgaged Property (or any portion thereof) for occupancy and rent and all other actions which the receiver(s) deem necessary or desirable to avoid losses occasioned by waste of the Mortgaged Property (or any portion thereof), or failure to restore and maintain the Mortgaged Property in good and rentable condition at full occupancy;

                            (iv)    to  obtain  from  Grantor  or the  agents,
servants, employees and officers of Grantor, and all other parties in interest, all Leases and occupancy agreements, contracts, permits, plans, franchises, insurance policies, maintenance contracts, employment records and all other documents, books and records necessary for, or incidental to, holding, operating and maintaining the Mortgaged Property (or any portion thereof);

                            (v)     to obtain a court  order that  directs and
orders Grantor and any and all Mortgaged Property obligors (such as tenants and occupants, contractors, architects, suppliers, materialmen, servicers and managers of the Mortgaged Property) to honor the status of the receiver(s), as such, at Beneficiary's option, to remit to the receiver(s) any security deposits relating to the Mortgaged Property (or any portion thereof) and all of the rents and profits collected on or after the date the receiver(s) are appointed to take control of the Mortgaged Property (or any portion thereof), immediately upon notice of the appointment of said receiver(s), and to recognize, upon request, the receiver(s) as the appropriate successors in interest to Grantor; and

                            (vi)    to  enter  into  loan   agreement(s)  with
Beneficiary, at its option, to borrow such funds in excess of the rents and profits to which such receiver(s) are permitted hereunder in order to fulfill the duties imposed upon them as receiver(s), including the funds necessary to properly maintain and restore the Mortgaged Property (or any portion thereof to a good and rentable condition, to bring the Mortgaged Property to full occupancy and to bring the Mortgaged Property into compliance with applicable legal requirements. Any such funds borrowed from Beneficiary shall, upon advance, be secured by this Deed of Trust, and the lien of this Deed of Trust shall secure such advances automatically and without further act or deed; provided, however, that the existence of said lien shall in no way waive, diminish or prejudice any other rights or remedies Beneficiary may have under the applicable laws in the collection of such funds as a loan(s) to the receiver(s).

     Grantor will pay to Beneficiary, upon demand, all reasonable expenses, including reasonable receiver's fees, legal fees and expenses, accountant's fees, costs and agents' compensation, advanced by Beneficiary and incurred pursuant to the provisions contained in this subparagraph (d)., and all such unpaid expenses shall, at Beneficiary's option, be: (A) a lien against the Mortgaged Property in favor of Beneficiary only (no third parties are intended beneficiaries thereof); (B) deemed to be advances hereunder, and at Beneficiary's option, added to the principal amount evidenced by the Guaranty and secured by this Deed of Trust; and/or (C) payable on demand, with interest accruing at the Default Interest Rate from and including the date each such advance is made until unconditionally and irrevocably paid in full.

                   (e)     Foreclosure and Sale.

                            (i)     Notice  of Sale,  Advertisement  Required.
Beneficiary may direct that Trustee take possession of the Mortgaged Property and proceed to foreclose and sell the Mortgaged Property, as a whole or in parcels, and all the right, title and interest of Grantor and its legal representatives, successors and assigns therein, by one or more sales at public auction, for cash or credit, upon such terms as Trustee shall deem appropriate and in accordance with applicable law, after such notice and/or advertisement as is required by applicable law, or in the absence of any advertisement prescribed by law, such public advertisement as the Trustee deems advisable. Beneficiary may become the purchaser of the Mortgaged Property so sold and no purchaser shall be required to see to the proper application of the purchase money.

                            (ii)    Expenses  of Sale.  All  reasonable  costs
and expenses incurred by Beneficiary in connection with any foreclosure of the lien of this Deed of Trust (whether by judicial action or pursuant to the power of sale set forth herein), including reasonable attorney fees and expenses, title charges, recording costs, appraisal fees and advertisement costs, shall be and constitute additional Indebtedness secured by this Deed of Trust, shall be due and payable to Beneficiary upon demand and shall accrue interest at the Default Interest Rate from the time incurred until unconditionally and irrevocably paid in full. In any suit to foreclose the lien hereof, the foregoing costs and expenses shall be specifically allowed and included as additional Indebtedness in any decree of sale.

                            (iii)   Application   of  Proceeds  of  Sale.  The
proceeds of any sale held by the Trustee, any public officer or receiver shall be applied: (A) first, to the payment of the costs and expenses incident to such sale and foreclosure, including legal fees and expenses, other professional fees and costs, and a commission to Trustee of two percent (2%) of such proceeds; (B) second, to the payment of all taxes, charges and assessments due on the Mortgaged Property that have priority over this Deed of Trust and are unpaid at the time of such sale; (C) third, to the payment of all sums paid out or expended by Trustee or by Beneficiary under the covenants and agreements contained in this Deed of Trust; (D) fourth, to the payment of all additional Indebtedness under the Guaranty (whether principal, interest, prepayment premium, legal fees and expenses or other charges) not previously provided for, in such manner and order as Beneficiary shall determine in its sole and absolute discretion; and (E) finally, to such persons or entity (entities) as their lawful interests may appear of record or as required by applicable law or court order.

                            (iv)    Extension,    Forbearance    or   Release.
Beneficiary and Trustee (with the permission of Beneficiary) may grant any extension, forbearance or other indulgence, may release any part of the Mortgaged Property from the lien hereof and may release any person or entity from liability without affecting the personal liability of any person or entity or the Mortgaged Property for payment of the Indebtedness or the lien hereof. Neither any delay in exercising any rights and remedies provided for herein, nor any granting of any extension, forbearance or other indulgence shall constitute, or be deemed to constitute, a waiver by Beneficiary of any Default or of any of Beneficiary's rights and remedies hereunder, under the Guaranty, at law or in equity.

                            (v)     Commissions.  Trustee  shall  be  entitled
to retain as compensation a commission of two percent (2%) of the proceeds of sale on foreclosure.

                            (vi)    Commissions      Upon       Advertisement.
Immediately upon the first insertion of an advertisement of any sale of the Mortgaged Property, or any part thereof, under this Deed of Trust, there shall be and become due and owing by Grantor, in addition to all other amounts owing hereunder and under the Guaranty a commission of one percent (1%) of the total amount of the Indebtedness then-outstanding.

                            (vii)   Separate  Sales.  Any real  estate  or any
interest or estate therein sold pursuant to this Deed of Trust, pursuant to any writ of execution issued on a judgment obtained by virtue of this Deed of Trust or the Guaranty or pursuant to any other judicial proceedings under this Deed of Trust or the Guaranty, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Beneficiary, in its sole discretion, may direct. Any foreclosure and sale pursuant to this Deed of Trust of a portion or portions of the Mortgaged Property shall not affect the continuance of the liens and security interests of this Deed of Trust or the Guaranty, all of which shall remain in full force and effect, unmodified, as to the portions of the Mortgaged Property not sold, to secure the full, unconditional and irrevocable payment and performance of any remaining Indebtedness and obligations, whether such remaining Indebtedness and obligations are due before or after such foreclosure.

                            (viii)  Information      in       Deeds/Affidavits
Conclusive. In the event of a sale of Grantor's interest in the Mortgaged Property, or any part thereof, and the execution of a deed or deeds and/or requisite affidavits therefor under this Deed of Trust and applicable law, the recitals and statements therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that such sale was regularly and validly made in accordance with all requirements of the Commonwealth of Virginia and of this Deed of Trust; and any such deed or deeds and/or affidavits, with such recitals and statements therein, shall be effective and conclusive against Grantor and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser shall be sufficient to discharge such purchaser from all obligations to see to the proper application of the purchase money according to such trusts.

                            (ix)    Application  of  Insurance  Proceeds.   In
case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any Insurance Policy, shall be used to pay the amount due in accordance with the terms of the Guaranty and, if applicable, any decree of foreclosure that may be entered in any proceedings, and the balance, if any, shall be paid as provided in this paragraph 14, or if applicable, as the court may direct. In the event of foreclosure sale, Beneficiary is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, provided such insurance policies are assignable, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of the Insurance Polices without credit or allowance to Grantor for prepaid premiums thereon.

                   (f) Other. Exercise any other remedy specifically granted under the Guaranty or now or hereafter existing in equity, at law, by virtue of statute or otherwise including an action in equity for specific performance of any term, provision or condition of the Guaranty or to recover judgment on the Guaranty. Further, subject to court approval, Beneficiary shall be entitled to relief from any automatic stay imposed under Section 362 of the Bankruptcy Code or otherwise on or against Beneficiary's exercise of its rights and remedies hereunder, at law and in equity.


                   (g) Remedies Cumulative and Concurrent; No Waiver. The rights and remedies of Beneficiary as provided in this paragraph 14 and in the Guaranty, at law or in equity, shall be cumulative and concurrent and may be pursued separately, successively or together against Grantor or against other obligors or guarantors or against the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall arise, as determined by Beneficiary in its sole discretion. The exercise of any one right or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right or remedy, and no delay in exercising or failing to exercise any rights or remedies of Beneficiary or Trustee hereunder, at law or in equity, following any Default, or any event which, with the giving of notice or the passage of time or both would constitute a Default, in any one or more instances, or acceptance by Beneficiary of partial payments or partial performance, shall constitute, or be deemed to constitute, a waiver of any such Default, a waiver of the right to exercise any such rights or remedies at any time thereafter or upon the occurrence of any subsequent Default, or a release, satisfaction or discharge of the terms hereof, all such rights, remedies, terms and documents remaining continuously in force. Any waiver, release or discharge by Beneficiary of any term hereof or of any Default, or any event which, with the giving of notice or the passage of time or both would constitute a Default, or any waiver of rights or remedies hereunder, at law or in equity (no obligation or agreement to waive, release or discharge any of the foregoing being implied hereby), may be effected only through a written document executed by Beneficiary and then only to the extent of any waiver, release, discharge or satisfaction specifically set forth therein. A waiver or release in connection with any one event or any particular right or remedy shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Beneficiary's rights or remedies hereunder, or under the Guaranty, at law or in equity. Except as specifically provided herein, neither Beneficiary nor Trustee, is required to give notice of the exercise of its rights or remedies hereunder, or under the Guaranty, at law or in equity.

                   (h) Strict Performance. Any delay in insisting, or failure by Beneficiary to insist, upon strict performance by Grantor of any of the terms and provisions of the Guaranty shall not be deemed to be a waiver of any of the terms or provisions of this Deed of Trust or such other documents, and Beneficiary shall have the right to insist upon strict performance by Grantor of any and all of them. Delay in or failure of Beneficiary to exercise the option for acceleration of maturity or foreclosure following any Default as aforesaid or to exercise any other rights or options granted to Beneficiary hereunder or thereunder in any one or more instances, or the acceptance by Beneficiary of partial payments or partial performance, shall not constitute a waiver of any such Default, but all such rights and options shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Beneficiary, may at the option of Beneficiary, be rescinded by written acknowledgment to that effect by Beneficiary only, but the tender and acceptance of partial payments alone, and the collection of rents and profits pursuant to the terms of the Assignment of Leases and Rents, shall not in any way affect or rescind such acceleration of maturity and shall not constitute a waiver of Grantor's obligation to pay irrevocably and unconditionally the Indebtedness in full and to fully and timely perform and discharge each and all of the obligations under the Guaranty.

                   (i) No Conditions Precedent to Exercise of Remedies. Neither Grantor nor any other person or entity now or hereafter obligated for payment for all or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Grantor or of any other person or entity so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of the Guaranty, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms of the Guaranty, without first having obtained the consent of Grantor or such other person or entity.

                   (j) Release of Security. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property held for the Indebtedness or obligations without, as to the remainder of the security, in any way impairing or affecting the liens of the Guaranty, or any rights and benefits contained in any such documents or their priority over any subordinate lien.

                   (k) Other Security. For payment of the Indebtedness and performance of the obligations, Beneficiary shall have recourse to any other security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

                   (l) Waiver of Notice, Marshaling, Other Rights, Etc. Grantor hereby waives and releases: (i) all benefit that might accrue to
Grantor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, homestead exemption, moratorium, notice of election or intention to accelerate the Indebtedness or extension of time for payment, including the stay or injunctive relief provided or permitted by Sections 105 and 362(a) of the Bankruptcy Code; (ii) unless specifically required herein or in the Guaranty, all notices of Grantor's Default or of Beneficiary's election to exercise, or Beneficiary's actual exercise, of any option or remedy under the Guaranty;
(iii) any right to have the Mortgaged Property or any portion thereof securing the Indebtedness marshaled; and (iv) rights of redemption (including rights of redemption provided in the Code) and reinstatement on its own behalf, on behalf of all persons or entities claiming or having an interest (direct or indirect) by, through or under Grantor and on behalf of each and every person or entity acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of reinstatement and redemption of Grantor and such other persons or entities, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. Grantor hereby expressly waives all benefits or advantages of any statute, law, or regulation permitting Grantor to hinder, delay or impede the execution of any power granted or delegated to Beneficiary in this Deed of Trust or the Guaranty, but agrees to permit the execution of every such power as though such statute, law, or regulation had not been made or enacted. To the full extent permitted by law, Grantor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Guaranty.

                   (m) Discontinuance of Proceedings. In case Beneficiary shall have proceeded to enforce any right under the Guaranty and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Grantor and Beneficiary shall be restored to their former positions and the rights, remedies and powers of Beneficiary shall continue as if no such proceedings had been taken.

                   (n) Payment of Indebtedness After Default. Upon any Default by Grantor and following the acceleration of maturity as herein provided, a tender of payment of the amount necessary to satisfy the entire Indebtedness, made at any time prior to foreclosure said (including sale under power of sale) by Grantor, its successors or assigns or by anyone on behalf of Grantor, shall constitute an evasion of the prepayment terms of the Guaranty and be deemed to be a voluntary prepayment thereunder, and any such payment shall therefore include the premium, if any, required under the prepayment privilege contained in the Guaranty.

                   (o) Grantor's Assent and General Waiver. Upon the occurrence of any Default and the expiration of all applicable grace and cure periods, Grantor agrees that Trustee shall have the power to sell and, in the event of default by any purchaser at the foreclosure sale, to resell the Mortgaged Property. Grantor hereby waives and releases any requirement or obligation that Beneficiary or Trustee present evidence or otherwise proceed before any court or clerk of any other judicial or quasi-judicial body as a condition or otherwise incident to the exercise of the powers of sale contained in this Deed of Trust. If Beneficiary or Trustee elects to proceed before any court or clerk of any other judicial or quasi-judicial body with respect to any foreclosure sale, Grantor hereby unconditionally and irrevocably consents to the entry of a decree of sale.

    13. No Exclusive Remedy. Each and every right, power and remedy herein conferred upon or reserved to Beneficiary is cumulative and is not intended to be exclusive of any other remedy or remedies, and shall be in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Beneficiary in the exercise of any right, power or remedy or any other right, power or remedy then or thereafter existing, shall constitute or shall be construed to be a waiver of any Default or any acquiescence therein; and every right, power and remedy given by this Deed of Trust to Beneficiary may be exercised from time to time as often as and in such order as may be deemed expedient by Beneficiary.

            14.    Assignment of Leases and Rents.

                   (a) To secure payment and performance by Grantor of the Indebtedness, Grantor hereby grants, transfers and assigns to Beneficiary all of Grantor's rights, title and interests in, to and under all leases and tenancies now existing or hereafter entered into by and between Grantor and each and any lessee or tenant of the Mortgaged Property or any part thereof as said Leases may have been, or may from time to time be hereafter modified, extended or renewed (the "Leases"), and all rents, including (without limitation) all rentals reserved in any of the Leases now or hereafter due and any amendments, modifications, extensions and renewals thereof
("Rents").   Grantor  will,  on  request  of   Beneficiary,   execute  further
assignments of its rights, interests and privileges and any future leases affecting any part of the Premises.

                   After a Default and the expiration of all applicable grace and cure periods, Grantor shall have the right to collect and receive, upon but not prior to accrual, all Rents under and from the Leases and with respect to the Mortgaged Property. Upon or at any time after the occurrence of a Default, Beneficiary at its option and without notice or demand, may enter upon, take possession of and operate the Mortgaged Property, as lessor, enforce, modify, and accept the surrender of any or all of the Leases, obtain and evict any of the lessees or sublessees under any of the Leases, fix or modify rentals under the Leases, and do any acts which Beneficiary deems proper to protect the security hereof, and, in its own name, sue for or otherwise collect and receive all Rents and security and other tenant deposits due to Grantor under or pursuant to the Leases, including those past due and unpaid. Such rights may be exercised by Beneficiary without regard to other security, if any, for payment of the Indebtedness and without releasing Grantor from any obligation. Grantor hereby irrevocably appoints and constitutes Beneficiary as its true and lawful attorney-in-fact with full power of substitution for and on behalf of Grantor to request, demand, enforce payment of, collect and receive the rentals payable under the Leases, to change, modify, release, waive, terminate, alter, or amend the Leases or any of the terms or provisions thereof, including the rentals thereunder, to endorse any checks, drafts or orders evidencing payment of rentals under the Leases, and to do and perform any acts which Grantor might do for and on Grantor's own behalf.

                   All Rents  collected by Beneficiary or a receiver  pursuant to this paragraph 16 shall be applied in such amounts and in such order as Beneficiary shall determine in its sole discretion to the payment of the outstanding Indebtedness secured hereby or, at the option of Beneficiary and without obligation to do so, against the reasonable costs of taking control of, and managing and operating, the Mortgaged Property and collecting the Rents, including, but not limited to, reasonable attorneys' and paralegals' fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Grantor as lessor or landlord of the Mortgaged Property ("Operating Expenses"). Any and all Rents applied against Operating Expenses shall not reduce or be deemed to reduce the amount of outstanding Indebtedness secured hereby. Beneficiary shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those Rents actually received. Beneficiary shall not be liable to anyone claiming under or through Grantor or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Beneficiary under the assignment made by this paragraph 16.

                   If the Rents are not sufficient to meet the Operating Expenses, any funds expended by Beneficiary for such purposes shall become Indebtedness of Grantor to Beneficiary secured by this Deed of Trust, and such amounts shall be payable upon notice from Beneficiary to Grantor requesting payment thereof and shall bear interest from the date of disbursement until repaid at the Default Interest Rate.

                   The entering upon and taking and maintaining of control of the Mortgaged Property by Beneficiary or a receiver and the application of Rents as provided herein shall not cure or waive any Default.

                   (b) Grantor hereby covenants and warrants to Beneficiary that (i) Grantor is and will remain the lawful owner of the Leases and has not made any prior assignment of Grantor's right, title and interest in, to and under any of the Leases or the Rents; (ii) Grantor has not and will not accept any advance rental payments under the Leases other than one month's advance and security deposits; (iii) Grantor has not granted and will not grant any oral modification or amendment of any of the existing Leases; and (iv) Grantor has not done and will not do anything which impairs the validity or security of this assignment.

                   (c) The assignment made by this paragraph 16 shall not operate to release or relieve Grantor, as lessor under the Leases, from the full performance of all of Grantor's obligations and covenants under the Leases. Grantor shall: faithfully abide by, perform and discharge each and every material obligation, covenant and agreement to be performed by Grantor under the Leases; give prompt notice to Beneficiary of any notice of claim of default on the part of Grantor given or made by any tenant under any of the Leases; and, at the sole cost and expense of Grantor, use all reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed by the tenants under the Leases. Without the prior written consent of Beneficiary, Grantor shall not further encumber its rights, title and interest in and to the Leases or the Rents. Grantor shall not anticipate rentals under the Leases more than one month in advance or, except in the ordinary course of Grantor's business, waive, excuse, condone or in any manner release or discharge any lessee thereunder of or from the material obligations, covenants, conditions and agreements to be performed by such lessees, including the obligation to pay rentals in the manner and at the place and time specified therein. Grantor further covenants and agrees that (i) upon request, Grantor shall furnish Beneficiary with executed copies of all Leases, (ii) all renewals of Leases and all proposed Leases shall provide for rentals comparable to existing local market rates and shall be for a stated term of not more than one (1) year, (iii) all proposed Lease forms shall be subject to the prior written approval of Beneficiary, and (iv) all Leases shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorn to Beneficiary.

                   (d) Grantor shall, at Grantor's sole cost and expense, appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of Grantor or the lessees or sublessees under the Leases, and shall pay all reasonable costs and expenses, with interest thereon at the Default Interest Rate, including reasonable attorneys' and paralegals' fees incurred by Beneficiary in any such action or proceeding in which Beneficiary may appear, all such expenses being Indebtedness secured by this Deed of Trust.

                   (e) After a Default and the expiration of all applicable grace and cure periods, Beneficiary, at its option but without the assumption of any of Grantor's obligations as lessor and without notice to or demand on Grantor, and without releasing Grantor from any obligation under the Leases or this Deed of Trust, may perform any obligation of Grantor under any of the Leases. In the exercise of such power, Beneficiary shall be entitled to reimbursement by Grantor for all of Beneficiary's reasonable costs and expenses, including reasonable attorneys' and paralegals' fees, and the same shall be payable upon demand, with interest thereon from the date paid or incurred at the Default Interest Rate, and shall be Indebtedness secured by this Deed of Trust.

                   (f) Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty or liability of Grantor under the Leases or otherwise.
Beneficiary  shall  not be  liable  for  any  loss  sustained  by the  Grantor resulting from Beneficiary's failure to let the Mortgaged Property after Default or from any other act or omission of the Beneficiary in managing the Mortgaged Property after Default, unless such loss is caused by the willful misconduct and bad faith of Beneficiary. Grantor agrees to indemnify Beneficiary against and hold it harmless from any and all liability, loss or damage which it may or might incur under the Leases or under or by reason of this assignment and of and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. In the event Beneficiary incurs any such liability, loss or damage, the amount thereof, including reasonable costs, expenses and attorneys' and paralegals' fees, together with interest at the Default Interest Rate, shall be payable by Grantor upon demand and is Indebtedness secured by this Deed of Trust. This assignment shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Property or any improvements thereon upon Beneficiary, nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Mortgaged Property or for any dangerous or defective condition of the property.

                   (g) Grantor hereby authorizes and directs each and every tenant and occupant of the Mortgaged Property, or any part thereof, upon receipt from Beneficiary of written notice to the effect that a Default exists under this Deed of Trust, to pay over to Beneficiary all Rents arising or accruing from the Mortgaged Property, and to continue to do so until otherwise notified by the Beneficiary. Grantor agrees to facilitate in all reasonable ways Beneficiary's collection of such rents, and upon request will execute a written notice to each tenant and occupant directing payment to the Beneficiary. Upon the payment in full of all of the Indebtedness secured hereby, the assignment made in this paragraph 16 shall terminate.

            15. Provisions Severable. In the event any one or more of the provisions contained in this Deed of Trust or the Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Beneficiary, not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Deed of Trust in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            16. Further Assurances and Fees. Grantor will, at the cost of Grantor and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further act, deed, conveyances, mortgage, security agreement, assignment, notice of assignment, transfer and assurance as Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, securing and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust. Grantor will pay for filing, registration or recording fees, and all expenses incident to the execution and acknowledgment of this Deed of Trust, any security instrument supplemental hereto, any financing statement and continuation statement and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any security instrument supplemental hereto, or any instrument of further assurance. Such amounts shall be payable five (5) business days after notice and demand by Beneficiary and shall bear interest from the date of expenditure until payment in full at the Default Interest Rate.

            17. Defense of Claims--Subrogation. Grantor promptly shall notify Beneficiary in writing of the commencement, or threat of institution, of any legal proceedings affecting or which may affect Beneficiary's interest in the Mortgaged Property, or any part thereof, and shall take such action, employing attorneys reasonably satisfactory to Beneficiary, as may be necessary fully to preserve, protect and defend Grantor's and Beneficiary's rights affected thereby. Beneficiary may take such independent action in connection therewith as Beneficiary in its discretion may deem proper. Grantor will indemnify and save Beneficiary harmless from any loss, damage, expense, and reasonable attorneys' and paralegals' fees which may be incurred by Beneficiary by reason of any suit or proceeding to which Beneficiary is made a party on account of this Deed of Trust, and any loss, damage, expense and attorneys' and paralegals' fees so incurred by Beneficiary shall be a part of the Indebtedness secured by this Deed of Trust and shall be due and payable by Grantor five (5) business days after notice and demand by Beneficiary with interest thereon at the Default Interest Rate. In the event Beneficiary pays, discharges or satisfies, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property, or any part thereof, from the proceeds of this Deed of Trust, Beneficiary shall be subrogated to the rights of the holder of such lien as fully as if such lien had been assigned to Beneficiary.

             20. No Marshaling. Grantor, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by Beneficiary or to require that Beneficiary first resort to some or any portion of the collateral before foreclosing upon selling or otherwise realizing on any other portion thereof.

             21. Reinstatement of Obligations and Security. To the extent that Grantor makes a payment to Beneficiary or Beneficiary receives any payment(s) or proceeds of the collateral for Grantor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable doctrine, then, to the extent of such payment(s) or proceeds received, Grantor's obligations or part thereof intended to be satisfied thereby shall be reinstated and continue in full force and effect, and all collateral security therefor shall remain in full force and effect (or be reinstated), as if such payment(s) or proceeds had not been received by Beneficiary, and an appropriate adjustment to the Grantor's loan balance may be recorded, until payment shall have been made to Beneficiary, which payment shall be due without demand or notice of any kind.

             22. Stamp or Tax. Should any stamp tax, intangible tax, or other tax (excluding income, franchise, gross receipts or similar taxes with respect to Beneficiary), now or hereafter become payable with respect to this Deed of Trust or the Guaranty or their execution or delivery, Grantor will pay the tax before its due date and hold Beneficiary harmless from the cost of the tax.

             23. Assignment of Guaranty. Beneficiary may assign to any person or entity all or any part of, or any interest in, Beneficiary's rights and benefits under this Deed of Trust and the Guaranty and to the extent of the assignment, the assignee shall have the same rights and benefits against Grantor as it would have had if it were Beneficiary under this Deed of Trust. Beneficiary shall have the right to participate and syndicate the Loan with other lending institutions. The rights of Grantor under this Deed of Trust and the Guaranty are not assignable.

             24.  Conflicts   and   Inconsistencies.   In  the  event  of  any
conflicts or inconsistencies between the terms of the Guaranty and this Deed of Trust, the terms of the Guaranty shall govern and control.

             25. Applicable Law. This Deed of Trust encumbers property located in the Commonwealth of Virginia, and shall be governed by the laws of the Commonwealth of Virginia.

             26. Successors and Assigns. The grants, covenants, terms, provisions and conditions of this Deed of Trust shall (i) run with the land,
(ii) apply and extend to, be binding upon and inure to the benefit of Grantor, Grantor's successors and assigns and all persons claiming under or through Grantor, and the word "Grantor", when used herein, shall include all such persons, and (iii) shall apply and extend to, be binding upon and inure to the benefit of Beneficiary and its successors and assigns. The word "Beneficiary" when used herein shall include the successors and assigns of Beneficiary.

             27. Waiver of Claims. To the extent permitted by applicable law, Grantor hereby waives the right to bring any claim or counterclaim against Beneficiary for an amount in excess of the outstanding principal balance of the Guaranty and all accrued and unpaid interest thereon (but specifically reserves the right to raise any defenses, affirmative defenses and compulsory counterclaims) in any suit or action in any court of law or equity in which Grantor and Beneficiary are parties arising out of or in any way related to this Deed of Trust or the Guaranty or in any way connected with, related to or incidental to any dealings of Grantor and Beneficiary with respect to this Deed of Trust or the Guaranty or the transactions contemplated thereby, whether now existing or hereafter arising and whether sounding in contract, tort or otherwise.

             28. Notices. All notices pursuant to this Deed of Trust shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or five (5) days after being sent by registered or certified United States mail addressed as follows:

       To Grantor:

                   PHC of Virginia, Inc.
                   405 Kimball Avenue
                   Salem, Virginia 24153

       To Beneficiary:

                   HCFP Funding II, Inc.
                   2 Wisconsin Circle, Fourth Floor
                   Chevy Chase, Maryland 20815
                   Attention:  Ethan D. Leder, President

       To Trustee:
                   c/o HealthCare Financial Partners, Inc.
                   Two Wisconsin Circle
                   Fourth Floor
                   Chevy Chase, Maryland 20815

       with a copy (which does not constitute notice) to:

                   Samuel M. Spiritos, Esquire
                   Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                   11921 Rockville Pike
                   3rd Floor
                   Rockville, Maryland  20852

       or at such other place or address as either party may, by similarly given notice, designate as a place or address for service of notice.

             29. Right of Entry. Beneficiary and its agents shall have the right to enter and inspect the Property during normal business hours upon reasonable notice.

             30. Actions and Proceedings. After the occurrence and during the continuance of and Default, Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Beneficiary shall, at its option, be subrogated to the lien of any other security instrument discharged in whole or in part by the Indebtedness, any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

             31. Waiver of Setoff and Counterclaim. All amounts due under this Deed of Trust, the Guaranty shall be payable without setoff, counterclaim or any deduction whatsoever. Grantor hereby waives the right to assert a counterclaim (other than a mandatory or compulsory counterclaims) in any action or proceeding brought against it by Beneficiary, or arising out of or in any way connected with this Deed of Trust and the Guaranty or the Indebtedness.

             32. Recovery of Sums Required To Be Paid. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as they become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

             33.  Indemnification.

                   (a) In addition to any other indemnifications provided herein, in the Environmental Indemnity Agreement or in the Guaranty, Grantor shall protect, defend, indemnify and save harmless the Indemnified Parties (defined herein) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Beneficiary by reason of (i) ownership of this Deed of Trust, the Mortgaged Property or any interest therein or receipt of any profits; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (vi) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from, or affecting the Mortgaged Property or any other property; (vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (viii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (ix) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses; (x) any failure of the Mortgaged Property to comply with any regulations and laws providing for access for handicapped or disabled persons; (xi) any representation or warranty made in the Guaranty or this Deed of Trust being false or misleading in any respect as of the date such representation or warranty was made; (xii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Beneficiary with respect thereto; (xiii) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any lease; and (xiv) claims of any persons arising under or as a consequence of any of the operating agreements for the Mortgaged Property. Any amounts payable to Beneficiary by reason of the application of this Section 33 shall be immediately due and payable, shall be secured by this Deed of Trust and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid. Notwithstanding the foregoing, Grantor shall not be liable for any losses incurred by Beneficiary arising solely as a direct result of Beneficiary's gross negligence or willful misconduct. The obligations and liabilities of Grantor under this paragraph shall survive any termination, satisfaction or assignment of this Deed of Trust or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a conveyance in lieu of foreclosure.

                   (b) "Indemnified Parties" means Beneficiary and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Deed of Trust is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to, investors or prospective investors in the securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Mortgaged Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Beneficiary's assets and business).

             34.  Authority.  Grantor  represents and warrants that (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Grantor's part of be performed; and (b) Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Beneficiary represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust.

             35. Waiver of Notice. To the extent permitted by applicable law, Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Grantor, including, without limitation, notice of default, notice of intention to accelerate sums under the Guaranty, and notice of acceleration of sums under the Guaranty. All notices required hereunder must be in writing, delivered by certified mail (return receipt requested), personal delivery or overnight delivery.

             36.  Remedies  of   Grantor.   In  the  event  that  a  claim  or
adjudication is made that Beneficiary has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Guaranty or this Deed of Trust, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

             37. Sole Discretion of Beneficiary. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

             38. Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of Trust or otherwise to enforce any of the provisions hereof or of the Guaranty; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Guaranty or this Deed of Trust. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

             39. No Oral Change. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

             40. Liability. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Mortgaged Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns forever.

             41. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provisions.

             42. Paragraph Headings. The headings and captions of the various paragraphs or subparagraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

             43. Counterparts. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Deed of Trust may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Deed of Trust.

             44. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any part thereof or any interest therein", the word "Beneficiary" shall mean "Beneficiary, its successors and assigns, and any subsequent holder of the Guaranty", the word "Indebtedness" shall mean "the Guaranty and any other evidence of indebtedness secured by this Deed of Trust", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Mortgaged Property and collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

             45. Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

             46. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust. Grantor shall not, without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's sole discretion, assign or transfer its rights under this Deed of Trust or the Guaranty.

             47. Submission To Jurisdiction. GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY VIRGINIA STATE OR FEDERAL COURT SITTING IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECURED LOAN, THE GUARANTY OR THIS DEED OF TRUST AND HEREBY AGREES NOT TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE FOREGOING COURTS. BENEFICIARY MAY, AT ITS SOLE DISCRETION, ELECT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PROPERTY IS LOCATED OR ANY COURT OF COMPETENT JURISDICTION OF THE STATE IN WHICH THE PROPERTY IS LOCATED AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM OR IMPROPER VENUE.

             48. Service of Process. Grantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Guaranty and this Deed of Trust by mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Grantor. Grantor irrevocably agrees that such service shall be deemed to be service of process upon Grantor in any such suit, action, or proceeding. Nothing in this Deed of Trust shall affect the right of Beneficiary to serve process in any manner otherwise permitted by law and nothing in this Deed of Trust will limit the right of Beneficiary otherwise to bring proceedings against Grantor in the courts of any jurisdiction or jurisdictions. Initiating such proceeding or taking such action in any other jurisdiction or state shall not, however, constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Virginia shall govern the rights and obligations of the parties hereunder.

             49. Waiver of Jury Trial. GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE GUARANTY OR THIS DEED OF TRUST, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY WHILE REPRESENTED BY COUNSEL BY GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS
SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

             50. Time of Essence. Time is of the essence of this Deed of Trust and of each and every term, covenant and condition herein.

             51. Survival. All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Guaranty. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under paragraphs 6(h) and 33 of this Deed of Trust shall in no way be impaired by any satisfaction or other termination of this Deed of Trust, any assignment or other transfer of all or any portion of this Deed of Trust or Beneficiary's interest in the Mortgaged Property (but, in such case, shall benefit both Beneficiary and any assignee or transferee), any exercise of Beneficiary's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Guaranty, any transfer of all or any portion of the Mortgaged Property (whether by Grantor or by Beneficiary following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Deed of Trust or the Guaranty and any act or omission that might otherwise be construed as a release or discharge of Grantor from the obligations pursuant hereto.

             52. No Third-Party Beneficiary Rights Created. The parties hereto expressly declare that it is their joint and mutual intention that this Deed of Trust and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Deed of Trust nor the Guaranty shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Grantor and Beneficiary.

             53. Discharge. If all indebtedness secured hereby is promptly paid when due and all other provisions hereof are faithfully performed, the conveyance of the Mortgaged Property shall be null and void, and Beneficiary, at Grantor's expense, shall promptly execute appropriate documents releasing this Deed of Trust.

             54. Maintaining Priority of Deed of Trust. Grantor shall, at its expense, cause the recordation of this Deed of Trust and of any other instrument evidencing or securing the Guaranty wherever such recording would or might be required in order to protect the second lien and priority of this Deed of Trust or such instrument against the claims of third parties. Grantor hereby covenants and agrees at all times, at its sole expense, take such other action and execute and record such other instruments as may be necessary or desirable to preserve and protect the second lien and priority of this Deed of Trust and all other instruments evidencing or securing the Guaranty.

             55. Usury. This Deed of Trust and the Guaranty are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the Indebtedness or loan charges at a rate which could subject the holder of the Guaranty to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by applicable law to contract or agree to pay. If by the terms of this Deed of Trust or the Guaranty, Grantor is at any time required or obligated to pay interest on the Indebtedness or loan charges at a rate in excess of such maximum rate, the rate of interest or loan charges under this Deed of Trust and the Guaranty shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments or loan charges in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Guaranty. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness or for loan charges shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Guaranty until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.

             56.  Costs.

                   (a) Grantor acknowledges and confirms that Beneficiary shall impose certain administrative processing and/or commitment fees in connection with (i) the extension, renewal, modification, amendment and termination of its loans, (ii) the release or substitution of collateral therefor, (iii) obtaining certain consents, waivers and approvals with respect to the Mortgaged Property, or (iv) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement. Grantor further acknowledges and confirms that it shall be responsible for the payment of all reasonable costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, Beneficiary or any governmental or quasi-governmental authority. Grantor hereby acknowledges and agrees to pay, immediately, with or without demand, all such reasonable fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Beneficiary from time to time, upon the occurrence of any such event or otherwise. Wherever it is provided for herein that Grantor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Beneficiary, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

                   (b) (i) Grantor shall pay all reasonable legal fees incurred by Beneficiary in connection with (A) the preparation of the Guaranty and this Deed of Trust; and (B) the items set forth in paragraph 56(a) above, and (ii) Grantor shall pay to Beneficiary on demand any and all its interest in the Mortgaged Property or personal property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Mortgaged Property or personal property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until such expenses are paid by Grantor.

             57. Statutory Provisions. This Deed of Trust is made under and pursuant to the provisions of the Code of Virginia, Sections 26-49, 55-58.2, 55-59, 55-59.1 through 55-59.4 and 55-60, as amended, and shall be construed to impose and confer upon the parties hereto and Beneficiary all the rights, duties, and obligations prescribed by said Sections 26-49, 55-58.1, 55-58.2, 55-59, 55-59.1 through 55-59.4 and 55-60, as amended, except as herein otherwise restricted, expanded or changed, including without limitation the following rights, duties and obligations described in short form:

                   (a)     All exemptions are hereby waived.

                   (b)     Subject to (c) all on default.

                   (c)     Renewal, extension, or reinstatement permitted.

                   (d) Substitution of trustees collectively or of any of them individually by the beneficiary is permitted for any reason whatsoever, and any number of times without exhaustion of the right to do so.

                   (e)     Advertisement   required,   once  a  week  for  two
successive weeks in any newspaper of general circulation in the County or City in which the Property is situate.

                   (f)     Any trustee may act.

                   (g) The trustee may require a deposit in the amount of two percent (2%) of the unpaid principal indebtedness then secured hereby or Twenty Thousand Dollars ($20,000.00), whichever is greater, to accompany each bid at foreclosure sale or sale in lieu thereof.

             58. Miscellaneous. Any and all covenants in this Deed of Trust from time to time may by instrument in writing signed by Beneficiary be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall affect or impair Beneficiary's rights hereunder, except to the extent specifically stated in such written instrument. No waiver by Beneficiary of any Default shall constitute a waiver of, or consent to, any subsequent Default. All changes to or modifications of this Deed of Trust must be in writing signed by Beneficiary and Grantor. Nothing herein contained shall be construed as constituting Beneficiary a mortgagee in possession of the Mortgage Property in the absence of a taking of actual possession of the Mortgage Property by Beneficiary.


H:\WP\LEGAL\CLIENTS\PHCINC\2dDeedTrust2.wpd

             IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed of Trust as of the day and year first above written.


                                          PHC OF VIRGINIA, INC.
WITNESS:                                  a Virginia corporation


X  /s/  T. A. Bates                       By: /s/  Bruce A. Shear
                                           Title:    President
X  /s/  Grace E. Powell



















H:\WP\LEGAL\CLIENTS\PHCINC\2dDeedTrust2.wpd

                              NOTARY ACKNOWLEDGMENT


STATE OF Massachusetts)

COUNTY OF Essex)

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC OF VIRGINIA, INC., a Virginia corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability company.

             Given under my hand and seal this 13th day of June, 1998.



                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004








H:\WP\LEGAL\CLIENTS\PHCINC\2dDeedTrust2.wpd

                         SECOND DEED OF TRUST SCHEDULES



       Schedule 3(b)       -   Liens, Encumbrances and Exceptions

                               See Title Insurance Policy


       Schedule 3(i)       -   Governmental Authorizations and Permits

                               None to be listed




H:\WP\LEGAL\CLIENTS\PHCINC\2dDeedTrust2.wpd

               CROSS-COLLATERALIZATION AND CROSS-DEFAULT AGREEMENT


    THIS CROSS-COLLATERALIZATION AND CROSS-DEFAULT AGREEMENT (this "Agreement") is made as of the ____ day of June, 1998, by and among PHC, INC., a Massachusetts corporation ("PHC"), PHC OF MICHIGAN, INC., a Massachusetts corporation ("PHCM"), PHC OF UTAH, INC., a Massachusetts corporation ("PHCU"), PHC OF VIRGINIA, INC., a Massachusetts corporation ("PHCVA"), PHC OF RHODE ISLAND, INC., a Massachusetts corporation ("PHCRI"), and PIONEER COUNSELING OF VIRGINIA, INC., a Massachusetts corporation ("Pioneer," and collectively with PHC, PHCM, PHCU, PHCVA, PHCRI and Pioneer, "Borrower"), HCFP FUNDING, INC., a Delaware corporation ("HCFP"), and HCFP FUNDING 11, INC., a Delaware corporation ("HCFPII"), and U. S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank," and, collectively with HCFP and HCFPII, "Lenders").

                                R E C I T A L S:

    Borrowers are currently indebted to Lenders (or one or more of them) pursuant to the following existing loans (collectively, the "Existing Loans"):

The "Revolving Loan": A revolving loan from HCFP to PHCM, PHCU, PHCVA, PHCRI, and Pioneer ("Revolver Borrowers") in the original maximum aggregate principal sum of Four Million and No/ 100 Dollars ($4,000,000.00), which loan is evidenced by that certain amended and restated Revolving Credit Note made by Revolver Borrowers payable to HCFP, dated as of February 20. 1998, and that certain amended and restated Loan and Security Agreement dated as of February 20, 1998 between Revolver Borrowers and HCFP, and which loan is secured by a third priority Mortgage dated as of March 12, 1997 and recorded on May 5, 1997 in the Macomb County Records at Liber 07442 Pages 186-196, as amended by that certain First Amendment to Mortgage dated as of April 30, 1998 and recorded on ________, 1998 in the Macomb County Records at Liber _____ Pages (collectively, the "Revolver Mortgage"); and

    The "First Term Loan": A term loan from HCFPII to PHCM in the original principal sum of One Million One Hundred Thousand and No/ 100 Dollars ($1,100,000.00), which loan is evidenced by that certain Secured Term Note of PHCM payable to HCFP II, dated as of March 12, 1997, and which loan is secured by a first priority Mortgage dated as of March 12, 1997 and recorded on May 5, 1997 in the Macomb County Records at Liber 07442 Pages 175-185 (the "First Term Mortgage").

    The "Second Term Loan": A term loan from HCFPII to PHCM in the original principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), which loan is evidenced by that certain Secured Term Note of PHCM payable to HCFPII, dated as of December 9, 1997, and which loan is secured by a second priority Mortgage dated as of December 9, 1997 and recorded on January 9, 1998 in the Official Records of Macomb County, Michigan at Liber 07804 Pages 73-85 (the "Second Term Mortgage"). (The Revolver Loan, the First Term Loan and the Second Term Loan are sometimes collectively referred to in this Agreement as the "Existing Loans.")

    The "Third Term Loan": A term loan from HCFPII to PHC in the original principal sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), which loan is evidenced by that certain Secured Bridge Note of PHC payable to HCFPII, dated as of March 10, 1998, and which loan is to be secured by the Second Term Mortgage.

    The First Term Loan has been assigned by HCFPII to Bank.

    PHC has requested a term loan of Two Hundred Thousand and No/ 100 Dollars ($200,000.00) from HCFP (the "New Loan"). HCFP has agreed to make the New Loan, provided that (1) the New Loan is cross-collateralized with the Third Term Loan and the Existing Loans and (2) the Existing Loans are
cross-defaulted with one another AND with the Third Term Loan and the New Loan. Borrowers are all affiliated entities under common control and ownership (except that PHC is a public company) and will receive direct and indirect benefits from the New Loan and the continuation of the financing arrangements represented by the Existing Loans and the Third Term Loan, which benefits, among others, provide adequate consideration for them to enter into this Agreement.

                                    AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing Recitals, to induce HCFP to make the New Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers agree with Lenders, and Lenders agree with Borrowers, as follows:

    1. Description of New Loan. The New Loan is evidenced by an Overline Letter Agreement dated as of June 8, 1998 pursuant to which PHC agrees to pay the original principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00).

    2. Loan Documents. As used in this Agreement, the term "Loan Documents" shall mean any and all Loan Documents evidencing or securing the Revolving Loan, the First Term Loan, the Second Term Loan, the Third Term Loan and the New Loan, including, without limitation. those loan documents described above. The term "Loans" shall mean, collectively, the Revolving Loan, the First Term Loan, the Second Term Loan, the Third Term Loan and the New Loan.

    3. Cross-Collateralization. The Third Term Loan and the New Loan are hereby cross-collateralized with each other and with the Existing Loans, and Borrowers agree that the collateral described in the respective Loan Documents shall secure, in addition to such respective Existing Loans and on a pari passu basis with each of the other Existing Loans, the obligations of PHC under (a) the New Loan and New Loan Documents, including, without limitation, PHC's obligation to pay the principal and interest on the New Loan, as the same may hereafter be renewed, modified, amended or extended, and to pay all other indebtedness and other agreed charges and to perform all of the terms and conditions under the New Loan Documents, and (b) the Third Term Loan and the Third Term Loan Documents, including, without limitation, PHC's obligation to pay the principal and interest on the Third Term Loan, as the same may hereafter be renewed, modified, amended or extended, and to pay all other indebtedness and other agreed charges and to perform all of the terms and conditions under the Third Term Loan Documents

   4. Cross-Default. The Existing Loans, the Third Term Loan and the New Loan are hereby cross-defaulted with one another, and Borrowers agree that the occurrence of an Event of Default as defined in, and pursuant to any of the Loan Documents, which Event of Default is not cured within the applicable grace or curative periods, shall constitute an immediate Event of Default (without need of notice or the expiration of any additional cure period other than as specified in such Loan Documents) under all other Loan Documents.

    5.Miscellaneous.

            (a) This Agreement will be recorded in the Official Records of Macomb County, Michigan and the City of Salem, Virginia. Upon the filing of this Agreement, all necessary recording, intangible, or documentary stamp taxes will be duly paid by the Borrowers. THIS AGREEMENT IS BEING GIVEN AS ADDITIONAL COLLATERAL TO SECURE THE OBLIGATIONS OF THE RESPECTIVE BORROWERS UNDER THEIR RESPECTIVE LOAN DOCUMENTS.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

      6. Controlling Law. This Agreement shall be governed by the laws of the State of Maryland.

      7. WAIVER OF JURY TRIAL. BORROWERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS  AGREEMENT  OR THE LOANS,  OR
(B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDERS AND/OR BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWERS AGREE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWERS AND LENDERS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.



                         [SIGNATURES ON FOLLOWING PAGE]








H:\WP\LEGAL\CLIENTS\PHCINC\CrossCollCrossDel3 wpd

IN WITNESS WHEREOF, Borrowers have caused this Agreement to be properly executed on the date of the notaries acknowledgments below.

                                                BORROWERS:

WITNESS:                                        PHC, INC.
                                                a Massachusetts corporation
Grace E. Powell
Name

T. A. Bates                                     By:  /s/ Bruce A. Shear
Name                                                     President


WITNESS:                                        PHC, OF MICHIGAN, INC.
                                                a Massachusetts corporation
Grace E. Powell
Name

T. A. Bates                                     By:  /s/ Bruce A. Shear
Name                                                     President


WITNESS:                                        PHC,  OF UTAH, INC.
                                                a Massachusetts corporation

Grace E. Powell
Name

T. A. Bates                                     By:  /s/ Bruce A. Shear
Name                                                     President


WITNESS:                                        PHC,  OF VIRGINIA, INC.
                                                a Massachusetts corporation

Grace E. Powell
Name

T. A. Bates                                     By:  /s/ Bruce A. Shear
Name                                                     President



                             [SIGNATURES CONTINUED]


H:\WP\LEGAL\CLIENTS\PHCINC\CrossCollCrossDet3 wpd

WITNESS:                                    PHC,  OF RHODE ISLAND, INC.
                                            a Massachusetts corporation

Grace E. Powell
Name

T. A. Bates                                 By:  /s/ Bruce A. Shear
Name                                                 President


WITNESS:                                    PIONEER COUNSELING OF VIRGINIA, INC.
                                            a Massachusetts corporation


Grace E. Powell
Name

T. A. Bates                                  By:  /s/ Bruce A. Shear
Name                                               President


                                            HCFP:

WITNESS:                                    HCFP FUNDING, INC.
                                            a Delaware corporation
________________________________
Name:

________________________________            By:  ___________________________
Name:                                       Name:
                                            Title:


                                            HCFPII:

WITNESS:                                    HCFP FUNDING 11, INC. a Delaware
                                            corporation

________________________________
Name:

________________________________            By:  ___________________________
Name:                                       Name:
                                            Title:



H:\WP\LEGAL\CLIENTS\PHCINC\CrossCollCrossDel3 wpd

                              NOTARY ACKNOWLEDGMENT

STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC, INC., a Massachusetts corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998.



                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004




                              NOTARY ACKNOWLEDGMENT

STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC OF MICHIGAN, INC., a Massachusetts corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998

                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004


H:\WP\LEGAL\CLIENTS\PHCINC\CrossColtCrossDel3.wpd

                              NOTARY ACKNOWLEDGMENT
STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC OF UTAH, INC., a Massachusetts corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998



                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004



                              NOTARY ACKNOWLEDGMENT

STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC OF VIRGINIA, INC., a Virginia corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998.



                                           /s/  Stuart Kaufman
                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004


H:\WP\LEGAL\CLIENTSPHCINC\CrossColtCrossDel3.wpd

                              NOTARY ACKNOWLEDGMENT

STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PHC OF RHODE ISLAND, INC., a Massachusetts corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998.



                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004


                              NOTARY ACKNOWLEDGMENT

STATE OF Massachusetts

COUNTY OF Essex

             Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PIONEER COUNSELING OF VIRGINIA, INC., a Massachusetts corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this 13th day of July, 1998



                                           /s/  Stuart Kaufman

                        Stuart Kaufman
                        Notary Public
My Commission Expires:  February 26, 2004

H:\WP\LEGAL\CLIENTSPHCINC\CrossColtCrossDel3.wpd

                              NOTARY ACKNOWLEDGMENT

STATE OF _________________

COUNTY OF _______________

             Before me, a Notary Public in and for said County and State, on this day personally appeared __________ known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of HCFP FUNDING, INC., a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this _____ day of July, 1998



                                           _________________________________
                                             Notary Public


My Commission Expires: _____________________


                              NOTARY ACKNOWLEDGMENT

STATE OF _________________

COUNTY OF _______________

             Before me, a Notary Public in and for said County and State, on this day personally appeared __________ known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of HCFP FUNDING II, INC., a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability corporation.

             Given under my hand and seal this _____ day of July, 1998



                                           _________________________________
                                             Notary Public


My Commission Expires: _____________________


H:\WP\LEGAL\CLIENTSPHCINC\CrossColtCrossDel3.wpd

This Instrument prepared by, and upon recording should be returned to:

Stephen L. Burlingame, Esq.
Fraser Trebilcock Davis & Foster
1000 Michigan National Tower
Lansing, Michigan  48933








H:\WP\LEGAL\CLIENTSPHCINC\CrossColtCrossDel3.wpd

Exhibit 10.61



                    AMENDMENT NO. 1 TO SECURED BRIDGE NOTE


           THIS AMENDMENT NO. 1 TO SECURED BRIDGE NOTE (the "Amendment") is hereby entered into as of the 10th day of July. 1998. by and among PHC, INC., a Massachusetts corporation ("Borrower"), and HCFP FUNDING 11, INC., a Delaware corporation ("Lender").

      A. Borrower and Lender entered into that certain Secured Bridge Note (the "Note") dated March 10, 1998 in the principal sum of Three Hundred Fifty and 00/100 Dollars ($350,000.00).

      B. Borrower has requested that the Maturity Date of the Note be extended for an additional four (4) months, which extension of the Maturity Date is essential to Borrower in continuing to finance its operations.

      C. Lender has agreed to extend the Maturity Date upon the terms and conditions of this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1.    Capitalized   terms  used  and  not  otherwise   defined  in  this
Amendment shall have the meanings ascribed to them in the Note.

      2. Borrower and Lender hereby affirm and agree that the Maturity Date of the Note is hereby extended to November 10, 1998.

      3. Borrower acknowledges and agrees to pay on July 10, 1998 the Success Fee due and payable to Lender on that date.

      4. This Amendment may be executed in several counterparts, and each copy so executed shall be deemed an original.

      5. Except as expressly stated in this Amendment, the terms, conditions, and provisions of the Note, as amended by this Amendment, shall remain in full force and effect and shall not be modified or otherwise effected by the execution of this Amendment.



H:\WP\LEGAL\CLIENTS\PHCINC\SECNTAMD.WPD

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    LENDER:

                                    HCFP FUNDING 11, INC.
                                    a Delaware corporation

                                    By:  /s/  Michael G. Gardullo
                                    Title.    Vice President


                                    BORROWER:

                                    PHC, INC.
                                    a Massachusetts corporation


                                    By:  /s/  Bruce A. Shear
                                    Title:    President


H:\WP\LEGAL\CLIENTS\PHCINC\SECNTAMD.WPD

Exhibit 10.62

PROMISSORY NOTE


                                                Peabody, Massachusetts
$50,000.00
                                                May 28, 1998

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned PHC, Inc., a Massachusetts corporation having its principal offices at 200 Lake Street, Suite 102, Peabody, Massachusetts, ("Borrower"), promises to pay to the order of TOT CARE, INC. a Massachusetts Corporation with its principal offices at 483 Water Street, Wakefield, Massachusetts, ("Lender"), the principal sum of FIFTY THOUSAND ($50,000.00) DOLLARS.

     This Note shall bear interest on the unpaid principal at 12% annually, to be paid in arrears monthly; provided that in no event shall the amount payable by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

     Payment of principal shall be made upon demand of the Lender at any time after May 28, 1998. Demand shall be made in writing with thirty (30) days notice to Borrower.

     This Note may be prepaid, in whole or in part, at any time or from time to time without penalty to Borrower.

     This note shall be binding upon borrower and its successors and assigns, and shall inure to the benefit or Lender and its successors and assigns.

     Borrower shall not assign this Note without the express written consent of the Lender, except Borrower may assign this Note to an affiliate of Borrower without such consent.

     This Note shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

     Executed as a sealed instrument as of the date first written above.

BORROWER:                                       LENDER:
PHC, Inc.                                       TOT CARE, INC.
/s/  Paula C. Wurts                             /s/  Bruce A. Shear
     Ass't Treas                                     Treasurer

/s/ T. A. Bates                                /s/ T. A. Bates
    Witness                                        Witness

Exhibit 10.63


PROMISSORY NOTE


                                                Peabody, Massachusetts
$50,000.00
                                                June 9, 1998

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned PHC, Inc., a Massachusetts corporation having its principal offices at 200 Lake Street, Suite 102, Peabody, Massachusetts, ("Borrower"), promises to pay to the order of TOT CARE, INC. a Massachusetts Corporation with its principal offices at 483 Water Street, Wakefield, Massachusetts, ("Lender"), the principal sum of FIFTY THOUSAND ($50,000.00) DOLLARS.

     This Note shall bear interest on the unpaid principal at 12% annually, to be paid in arrears monthly; provided that in no event shall the amount payable by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

     Payment of principal shall be made upon demand of the Lender at any time after May 28, 1998. Demand shall be made in writing with thirty (30) days notice to Borrower.

     This Note may be prepaid, in whole or in part, at any time or from time to time without penalty to Borrower.

     This note shall be binding upon borrower and its successors and assigns, and shall inure to the benefit or Lender and its successors and assigns.

     Borrower shall not assign this Note without the express written consent of the Lender, except Borrower may assign this Note to an affiliate of Borrower without such consent.

     This Note shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

     Executed as a sealed instrument as of the date first written above.

BORROWER:                                       LENDER:
PHC, Inc.                                       TOT CARE, INC.

/s/  Paula C. Wurts                             /s/  Bruce A. Shear
     Ass't Treas                                     Treasurer


/s/ T. A. Bates                                /s/ T. A. Bates
    Witness                                        Witness